AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                       ON MARCH 21, 2002

                    Sec File No. 333-43512

   --------------------------------------------------------------

   --------------------------------------------------------------


             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549
   --------------------------------------------------------------

                       Amendment No. 6

                          FORM SB-2
                    REGISTRATION STATEMENT
                            UNDER
                  THE SECURITIES ACT OF 1933
   -------------------------------------------------------------

                       PVAXX CORPORATION
     (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


COLORADO                8731, 6794                   05-0499528

(STATE OR OTHER        (PRIMARY STANDARD            (I.R.S. EMPLOYER
JURISDICTION OF         INDUSTRIAL CLASSIFICATION   IDENTIFICATION NO.)
INCORPORATION OR        CODE NUMBER)
ORGANIZATION


                       PVAXX CORPORATION
                        237 Park Avenue
                      New York, NY 10017
                         212-551-1494

 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
    AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                     NADEAU & SIMMONS, P.C.
                         56 Pine Street
                 PROVIDENCE, RHODE ISLAND 02903
                          401-272-5800

   (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
          INCLUDING AREA CODE, OF AGENT FOR SERVICE)


              APPROXIMATE DATE OF COMMENCEMENT OF
                 PROPOSED SALE TO THE PUBLIC:

            As soon as practicable after approval.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.

                                                         [X]

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.

                                                         [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering.

                                                         [ ]
_______________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                                         [ ]
________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

                                                         [ ]
________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

                                                         [ ]
________________

The registrant hereby amends this registration statement and states that this registration statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

----------------------------------------------------------------
                CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------

Title of       Maximum        Maximum
Securities     Amount         Offering      Aggregate    Amount of
to be          to be          Price         Offering     Registration
Registered     Registered     Per Share     Price        Fee
-------------- -------------  ------------  -----------  ------------
Common Stock,  1,200,000(1)   $    10.00    $ 12,000,000 $ 4,137.93
No Par Value


Common Stock,  5,241,029 (2)  $    10.00    $ 52,410,290 $18,072.51
No Par Value

(1) Estimated solely for purposes of calculating registration fee. It is anticipated that the public offering price of the common stock will be approximately $10.00.

(2) Common stock owned by stockholders of the Company. The fee with respect to these shares has been calculated pursuant to Rules 457(f) and 457(c) under the Securities Act of 1933, as amended, and based upon the book value of our common stock on a date within five (5) days prior to the date of filing of this registration statement (since no quote is now published, it was assumed at $10.00 for purposes only of calculating the filing fee). The $10.00 price is also the fixed price at which, prior to quotation on the Over-the-Counter
Bulletin Board, Selling Shareholders will be able to sell their shares.

-----------------------------------------------------------------

                 INVESTING IN OUR COMMON STOCK
      INVOLVES CERTAIN RISKS. SEE RISK FACTORS ON PAGE 3.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY
   STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF
    THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY
                    OF THIS PROSPECTUS.

The information contained in this prospectus is subject to completion or amendment. The shares described in this prospectus may not be sold, nor may offers to buy be accepted, prior to the time this registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful, prior to registration under the securities laws of any such state.



       Subject to Completion Dated ______________, 2002


                    PVAXX CORPORATION

                     1,200,000 Shares
                     Common Stock and

                     5,241,029 Shares
                       Common Stock


This prospectus relates to the offer and sale of up to 1,200,000 shares of common stock, no par value of PVAXX
Corporation (the "Company"). We are selling the Shares on a self-underwritten, no minimum basis for a period of 360 days. There is no minimum purchase requirement.
We will not use an underwriter or securities dealer and there are no arrangements to place any funds in escrow, trust or similar account with regard to this offering.

Concurrently with the offering of 1,200,000 shares of Common Stock being made by the Company, the potential resale of 5,241,029 shares by certain Selling Shareholders is being registered on this registration statement.

                                TABLE OF CONTENTS

                                                                       Page
Prospectus Summary
Risk Factors
     Technological uncertainty and Lack of market acceptance
     Competition
     Dependence on Key Personnel
     Dependence on Patents, Trademarks and Proprietary Information
     Limited Operating History
     Potential Fluctuations in Quarterly Operating Results
     International distribution inexperience
     Foreign currency management inexperience
     Relationships with foreign producers
     Indemnification of Officers and Directors
     Possible Need for Additional Financing
     Possible impact of Demand Notes
     Control by Principal Shareholders, Officers and Directors
     Issuance of Preferred Stock
     Trading Market; Volatility of Stock Price
     Stock market regulation
Use of Proceeds
Determination of Offering Price
Dilution
Plan of Distribution
Legal Proceedings
Directors, Executive Officers, Promoters and Control Persons
Security Ownership of Certain Beneficial Owners and Management
Description of Securities
Interest of Named Experts and Counsel
Description of Commission Position of Indemnification for
 Securities Act Liabilities
Recent transactions in unregistered securities
Description of Business
Management's Discussion and Analysis of Financial Condition,
 Results and Plan of Operations
Description of Property
Certain Relationships and Related Transactions
Executive Compensation
Legal Matters, Experts and Changes In and Disagreements with
 Accountants on Accounting and Financial Disclosure
Financial Statements                                                   F-1
Selling Shareholders

                             PART I

        Narrative Information Required in Prospectus
         Inside Front and Outside Back Cover Pages
      See front and back cover pages of this prospectus.


                       PROSPECTUS SUMMARY

The following summary should be read in conjunction with the more detailed information and the financial statements. Concurrently with the offering of 1,200,000 shares of Common Stock being made by the Company, the potential resale of 5,241,029 shares by certain Selling Shareholders is being registered on this registration statement.

THE COMPANY

PVAXX Corporation (the "Company") is a commercial research and development company that develops BioCompostable(TM) (biodegradable and compostable) materials that are not toxic to the environment, to be used in manufacturing processes. The Company has developed, produced and sold PVAXX(R), a biodegradable and compostable polymer designed to be an "environmentally friendly" substitute for traditional plastics. The Company is a development stage company.


             ----------------------------------------

Our corporate headquarters are located at 237 Park Avenue, New York, NY 10017 (212) 551 1494. Our transfer agent is
Computershare Trust Company, 12039 West Alameda Parkway,
Suite Z-2, Lakewood CO 80228, telephone: (303)986-5400.


We are selling the Shares on a self-underwritten, no minimum basis for a period of 360 days. We will not use an underwriter or securities dealer. The Company cannot provide assurances that it will raise significant proceeds from this offering and may receive no or nominal proceeds, significantly restricting the Company's activities and plan of operations.


The Company believes that obtaining net proceeds of at least $1,000,000, together with cash generated from operations, will be sufficient to support the Company's anticipated growth, expansion and marketing efforts for at least 12 months following the completion of this Offering. There can be no assurances that the Company will be able to obtain at least $1,000,000 of net proceeds on a timely basis, or at all. In such event, the Company may be unable to complete its current plans for expansion. If the Company requires additional financing and is unable to obtain it, the Company's operations will be materially adversely effected.

                                  The Offering


Securities Offered by the Company .......1,200,000 shares of common stock.

Securities Outstanding Prior to the
  Offering..............................21,322,800 shares

Securities Potentially sold by Selling
  Shareholders...........................5,241,029 shares

Securities Outstanding Subsequent to
  the Offering..........................22,522,800 shares

Use of Proceeds.........................Research and Development,
                                        sales costs, production
                                        equipment, product
                                        marketing of PVAXX(R)
                                        and other BioCompostable(TM)
                                        materials, payment of
                                        salaries, repayment of debt,
                                        and for working capital
                                        purposes.

Risk Factors............................The common stock offered hereby involves a high
                                        degree of risk and
                                        immediate and substantial
                                        dilution. See "Risk Factors".

Proposed OTC Bulletin Board Symbol........Shares--"PVXX"

-------------------


                            RISK FACTORS

We provide the following risk factor disclosure in connection with our continuing effort to qualify our written and oral forward looking statements for the safe harbor protection of the Reform Act and any other similar safe harbor provisions. Important factors currently known to us that could cause actual results to differ materially from those in forward looking statements include the following disclosures:

The shares offered hereby are speculative and involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment.

Concurrently with the offering of 1,200,000 shares of Common
Stock being made by the Company, the potential resale of 5,241,029 shares by certain Selling Shareholders is being registered on this registration statement.

Technology Uncertainty and Lack of Market Acceptance

Although PVA-based polymers (like PVAXX(R)) and other polymers have been developed by various plastics manufacturing companies to replace conventional plastics, relatively limited research has been conducted in the expansion of PVA-based and other polymers to a wider range of products.

In 1999 and 2000, the Company commissioned market studies by PERA, Arthur Andersen and Thomson & Wilson. The purpose of these market studies was to assist the Company in pricing and evaluating potential markets for PVAXX(R). The results indicated that a significant market existed for a biodegradable polymer in PVAXX(R)'s price range. The Company has sold and shipped comparatively small orders to customers, who have the potential to buy significant quantities, for evaluation by those customers. However, there can be no guarantee that any of the customers currently evaluating PVAXX(R) will actually purchase any more PVAXX(R). Additionally, although Management believes that the Company has demonstrated in initial manufacturing trials that PVAXX(R) may be capable of being used to produce a broad range of products, PVA-based polymers are currently marketed for only a limited number of products.

PVAXX(R) (and other materials the Company may develop) is subject to the risks of failure inherent in the development and marketing of products based on innovative technologies. These risks include the possibilities that any or all of the proposed uses for PVAXX(R) may be found to be ineffective, or otherwise may fail to receive necessary regulatory clearances; that PVAXX(R), although effective, may be uneconomical to market; or that third parties may market superior or equivalent products. Currently, there is little acceptance of PVAXX(R) among manufacturers of plastics products for the production of large volumes. Consequently the Company does not expect to be able to realize significant revenues from the sale of PVAXX(R) in the short term. However as a result of successful trials in the production of film and controlled dosage products, the Company anticipates having significant sales contracts in place before the end of March 2002.

The market for polymers such as PVAXX(R) is currently supplied by companies which have significantly greater resources. They market products that are well-established and accepted which may make our Company unable to compete in the marketplace. The market for our product may also be affected by the development of environmental regulation

There are many manufacturers of plastic polymers whose products are currently being used by manufacturers of end-stage products. While PVAXX(R) will provide an alternative raw material with significant environmental benefits for the manufacture of end-stage products, the products of our competitors are well entrenched. Currently the Company sells small quantities of PVAXX(R) to manufacturers for their evaluation and testing. Our competitors may succeed in obtaining market acceptance for their products more rapidly. They may have significant volume manufacturing efficiency and marketing capabilities that represent areas where we have limited or no experience.

The primary source of competition for our PVAXX(R) product currently comes from suppliers to manufacturers of conventional non-degradable plastic products. The use of non-degradable products is well-established and accepted by both consumers and industry, many of which may be indifferent to the benefits offered by our products. Changes in political and consumer emphasis on environmental factors in waste disposal could significantly harm our competitive position relative to these established solutions as our products principal advantage is degradability. The likelihood of increased environmental regulation and/or the possibility of a reduction in environmental regulation in various countries could significantly impact market acceptance of our products.

In addition, many of our competitors have significantly greater financial, technical, and human resources than we do.


We are largely dependent on Henry Stevens, our President, and may not be able to continue to attract, retain and motivate highly skilled personnel.

Our success depends to a significant extent upon the continued service of Henry Stevens, our founder and President. Mr. Stevens has been intimately involved in the research and development of BioCompostable(TM) materials from the beginning. His loss of service to our Company could have a material adverse effect on our business or results of operations. Currently, Mr. Stevens is under contract with the Company through 2005.
The Company seeks to mitigate the potential financial loss caused by death by insuring Mr. Stevens life for
<pound-sterling>1,000,000 (about $1,400,000), however this
amount may not be sufficient to discharge the Company's liabilities in the event of death.

Our operations and financial condition could also be adversely affected if any of our key personnel become incapacitated or otherwise unable to continue in, or devote adequate time to, their present roles, or if we are unable to attract and retain other skilled management personnel.


There can be no assurance that we will secure, or be able to protect any patents, trademarks or other intellectual property.

On November 24,2000, the Company received an International Preliminary Examination Report regarding International application No. PCT/GB99/02822, originally filed August 26,1999 in respect of its patent applications to protect different grades of PVAXX(R). Reasoned statements under Article 35(2) with regard to novelty, inventive step and industrial applicability were confirmed favorably by the International Preliminary Examining Authority on all claims asserted (1-30) in connection with the application as follows:

     Novelty                    Yes:             Claims     1-30
                                 No:             Claims        -

     Inventive step (IS)        Yes:             Claims     1-30
                                 No:             Claims        -

     Industrial applicability   Yes:             Claims     1-30
                                 No:             Claims        -

The Company through its wholly-owned subsidiary, PVAXX Technologies Ltd. was granted a UK patent (number GB2320456) on September 5,2001 for its "Polymer processing method and tablet-forming apparatus". The patent runs for 20 years from December 18,1996, the original application date. The Company is also the holder of the rights to patents published under International Publication Numbers
WO 98/26911 on June 25,1998 for its "Polymer processing method and tablet-forming apparatus", and WO 00/12615 on March 9,2000, for its different grades of PVAXX(R). Under reference number 0105092.1 for the UK and reference number PCT/GB01/00931 internationally, the Company has applied for protection for the patent of its "Capsule and capsule-forming method and apparatus" throughout the world.

The Company has received trademark protection for the name PVAXX(R) effective from July 20,2000, under reference number 2240024 in the United Kingdom and internationally, under the Madrid Agreement and Protocol of the Patent Co-operation Treaty, under reference number 750609.

There can be no assurance that existing or future patents or trademarks, if any, will adequately protect the Company. Also, there can be no assurances that any patent or trademark applications will result in issued patents or trademarks. In addition, there can be no assurances that the Company's patents or trademarks will be upheld, if challenged. The Company also faces the risk that competitors will develop similar or superior methods or products outside the protection of any patent issued to the Company. Although the Company believes that its current European patents and trademarks, potential United States patent and trademarks, as well as the Company's products, do not and will not infringe patents or trademarks or violate the proprietary rights of others, it is possible that the Company's existing patent or trademark rights may not be valid or that infringement of existing or future patents, trademarks or proprietary rights may occur. Failure to do any of the foregoing could have a material adverse effect upon the Company.

In addition, there can be no assurance that the Company will have the financial or other resources necessary to enforce or defend a patent or trademark infringement or proprietary rights violation action that may be brought against it. Moreover, if the Company's products infringe patents, trademarks or proprietary rights of others, the Company could, under certain circumstances, become liable for damages, which also could have a material adverse effect on the Company.


We have experienced losses since inception, expect future losses and may not become profitable.

To date, we have experienced no significant revenues from the sale of our product and our plans to have significant sales contracts in place before the end of March 2002 may not materialize. Although we have yet to realize significant revenues from our planned operations, sales of small quantities of product, for trialing and testing purposes, have resulted in revenues of $5,010 being received by the Company for the 6 months ended December 31, 2001 ($15,108 since inception). Despite these small revenues, we may not become profitable. If we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis.


Our early development stage may lead to potential fluctuations in quarterly operating results that could have a material adverse effect on business, prospects, financial condition and results of operations.

Our business and prospects must be considered along with the risks, expenses and difficulties frequently encountered by polymer manufacturing companies in their early stages of development. The risks we face include, but are not limited to:
(a) our product's performance;
(b) general economic conditions and economic conditions specific to the biodegradable plastics industry;
(c) our ability to manage rapid growth;
(d) our ability to anticipate and adapt to a developing market and unforeseen changes;
(e) developments in our strategic partners' activities and direction;
(f) our ability to retain and attract customers;
(g) the level of competition in the biodegradable plastics industry;
(h) our ability to upgrade and develop our product and infrastructure and attract new personnel in a timely and effective manner;

(i) the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations infrastructure; and
(j) governmental regulation.

To address these risks, we must, among other things:
(a) implement and successfully execute our business strategy;
(b) continue to develop and upgrade our products and technology;
(c) provide superior customer service;
(d) respond to competitive developments;
(e) attract, retain and motivate qualified personnel; and
(f) meet the expectations of our strategic partners.

There can be no assurance that we will be successful in addressing such risks, and the failure to do so could have a material adverse effect on our business, prospects, financial condition and results of operations.


Our Company does not have significant experience in international Distribution that may negatively impact our alternative plan of operation and Selling strategies.

Our Company intends to sell licenses for the formula for PVAXX(R) to PVA manufacturers. Currently, Management intends to pursue the license model for, at least, the next 12 months. However, should conditions change such that Management believes the license plan is not feasible within that 12 month period, (and that it would be in the best interests of the Company's shareholders to change the Company's business plan), Management will shift the Company's focus to a manufacturing model. In this event, our Company will seek to increase its production facilities by endeavouring to obtain asset financing, produce PVAXX(R) ourselves, and sell PVAXX(R) through an international distribution strategy. Our Company is currently utilizing Mitsui Plastics, an experienced international distribution company, as its sales agent to investigate potential market opportunities for PVAXX(R) in the U.S.A. Mitsui is paid through commissions from sales generated through Mitsui's efforts. While Mitsui is currently working for the Company in this capacity, Mitsui and the Company are currently in the process of finalizing a definitive written agreement. Should our Company's license model fail, our Company would attempt to distribute PVAXX(R) through Mitsui Plastics. While our Company believes it would be able to utilize Mitsui Plastics as a distributor of PVAXX(R), there can be no guarantees that the Company will be able to secure their services or those of any other suitable distributor on terms favorable to the Company. Failure to secure a relationship with an international distributor could have an adverse affect on the Company's ability to successfully market PVAXX(R) and, ultimately, the Company's operations if the Company follows this alternative plan.

Our Company does not have significant experience in foreign currency and foreign exchange regulation that may adversely affect our results of operations.

Our Company intends, although there can be no assurance, to license the formula for PVAXX(R) throughout the world. We may be required to accomplish such transactions through the use of foreign currencies, directly or indirectly. We do not currently engage in currency exchange rate hedging transactions. To the extent, however, that our Company may engage in any such hedging transactions in the future, there can be no assurance that any currency hedging policies implemented by the Company in the future will be successful.
As a result, fluctuations in exchange rates of the U.S. dollar, the Euro or British pound against foreign currencies could adversely affect our results of operations.


Our Company may experience significant risks relating to the use of foreign producers

The Company intends, although there can be no assurance, to arrange for the manufacture of PVAXX(R) by licensing the formula of PVAXX(R) to PVA manufacturers who may produce the product overseas. Alternatively, if the Company develops its own production facilities, these may be located in other countries. Such overseas manufacturing will be dependent upon foreign suppliers. The Company may not have contractual agreements with suppliers. Prices for and supply of those products may be adversely affected by changing economic conditions internationally. Without a contract setting a specific price or price range, fluctuations in price could reduce the Company's profit margin resulting in adverse effects to the Company's operations.

Our Company may also be subject to other risks associated with its international relationships, including tariff regulations and requirements for export licenses, unexpected changes in regulatory requirements, potentially adverse tax consequences, economic and political instability, restrictions on repatriation of earnings and the burdens of complying with a wide variety of foreign laws. In addition, the laws of certain countries may not protect our products and intellectual property rights to the same extent as the laws of the United States or the United Kingdom. There can be no assurance that such factors will not have a material adverse effect on our Company's future sales or licenses and, consequently, on the Company's business, prospects, results of operations or financial condition as a whole.


Our Company's indemnification of officers and directors may result in substantial expenditures by the Company

Our Articles of Incorporation provide for the indemnification of directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of the Company. We will also bear the expenses of such litigation for any directors, officers, employees, or agents, upon such person's promise to repay the Company therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by the Company that it will be unable to recoup.


We may require additional capital in the future that may not be available.

Our future capital requirements will depend on many factors, including:
-   the cost of manufacturing scale-up;
-   the scope of market acceptance of our products
-   the timing of market acceptance of our products;
-   competing technological and market developments; and
- the costs involved in filing, prosecuting and enforcing patent claims.
There is uncertainty as to our future profitability that may make it Difficult for us to secure additional financing on acceptable terms, if we are able to secure additional financing at all. Insufficient funds may require us to delay, scale back or eliminate some or all of our activities or to obtain funds through arrangements with third parties that may require us to relinquish rights to some or all of our technologies, product candidates or products that we would otherwise seek to develop or commercialize ourselves.

Demand notes between the Company and affiliates may have an adverse impact on our financial condition.

The Company's Principal shareholder, Jumik Investments, Inc. ("Jumik"), holds an unsecured note, with interest accruing at 8%, obligating the Company to repay, upon demand, loans made by Jumik to the Company. As of December 31, 2001, the balance on this note was approximately $2,025,000. While Jumik does not currently intend to call the note due, there can be no assurances that it will not demand the note. A demand could have an adverse effect on the Company's financial condition. In addition, the plant & equipment used for the Company's research & development activities are leased from Jumik.

The Company's President, Henry Stevens, holds a non-interest bearing, unsecured demand note obligating the Company to pay, upon demand, his deferred salary. The current balance of this note, as of December 31, 2001, was $1,050,000. While Mr. Stevens does not currently intend to call the note due, there can be no assurances that he will not demand the note. A demand could have an adverse effect on the Company's financial condition.


The control of the Company by principal shareholders, officers and directors could impede its shareholders from having any ability to direct affairs and business.

Our principal shareholders, officers and directors will beneficially own approximately seventy-five percent (75%) of our Company's common stock. As a result, such persons will have the ability to control our Company and direct its affairs and business. Such concentration of ownership may also have the effect of delaying, deferring or preventing change in control of our Company.

Jumik Investments' ownership and Henry Stevens' control of preferred stock may adversely affect holders of common stock or delay or prevent corporate takeovers.

Our Articles of Incorporation provide that we may, from time to time, issue preferred stock in one or more series. The Articles of Incorporation authorize our Board of Directors to determine the rights, preferences, privileges and restrictions granted to and imposed upon any wholly unissued series of preferred stock and the designation of any such shares, without any vote or action by our shareholders. The Board of Directors may authorize and issue Preferred stock with voting power or other rights that could adversely affect the voting power or other rights of the holders of common stock.

Presently, Jumik Investments Inc ("Jumik") owns all of the issued and outstanding preferred stock. Mr. Stevens, the Company's President, holds a controlling interest in Jumik and, as such, controls the preferred stock. Mr. Stevens control of the preferred stock could delay, defer or prevent a change in control of the Company, because the terms of preferred stock could potentially prohibit the Company's consummation of any merger, reorganization, sale of substantially all of its assets, liquidation or other extraordinary corporate transaction without the approval of the holders of the outstanding shares of the preferred stock.

Our stock price will be potentially volatile and may impede our ability to secure equity financing or complete business combination transactions on terms favorable to the Company.

There has been no public market for our common stock. There can be no assurance that an active trading market will develop or be sustained. At a future date, provided a public market for the stock does develop, the market price of the shares of common stock is likely to be highly volatile and may be significantly affected by factors such as fluctuations in the Company's operating results, announcements of technological innovations or new products and/or services by the Company or its competitors, governmental regulatory action, developments with respect to patents or proprietary rights and general market conditions.

In addition, the stock market has, from time to time, experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. Significant fluctuations may impede our ability to secure equity financing or complete business combination transactions on favorable terms to the Company.

Required regulatory disclosure relating to low-priced stocks may negatively impact liquidity in our common stock.

While the initial offering price is approximately $10.00, there may be downward pressure due to lack of demand for the Company's stock or from the Selling Shareholders.
Should the trading price of the common stock drop to less than US$5.00 per share, trading in the common stock in the US secondary market would be subject to certain rules promulgated under the Securities Exchange Act of 1934, which rules require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a "penny stock" (generally, any non-NASDAQ equity security that has a market price of less than US$5.00 per share, subject to certain exceptions).

Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transactions prior to sale.

The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market liquidity and the ability of stockholders to sell the common stock in the US secondary market.


Current prospectus and state blue sky requirements may impede our ability to offer common stock in certain jurisdictions.

Currently, our stock is not registered for sale in any state. Upon approval from a state securities authority to commence trading in a specific state, the Company will file a post-effective amendment to its Prospectus in accordance with its obligations under applicable securities law. We will be able to issue shares of its common stock only if there is then a current prospectus relating to such common stock and only if such common stock is qualified for sale or exempt from qualification under applicable state securities laws of the jurisdictions in which the various holders of the common stock reside. We have undertaken and intend to file and keep current a prospectus that will permit the purchase and sale of the common stock, but there can be no assurance that we will be able to do so.

Although we intend to seek to qualify for sale the shares of common stock in those states in which the securities are to be offered, no assurance can be given that such qualification will occur. The common stock may be deprived of any value and the market for such shares may be limited if a current prospectus covering the common stock is not kept effective or if such common stock is not qualified or exempt from qualification in the jurisdictions in which the holders then reside.

                         USE OF PROCEEDS


The net proceeds to the Company from the sale of the 1,200,000 shares of common stock offered hereby, are estimated to be approximately $11,725,000. We are selling the Shares on a self-underwritten, no minimum basis for a period of 360 days. The Company cannot provide assurances that it will raise significant proceeds from this offering and may receive no or nominal proceeds, significantly restricting the Company's activities and plan of operations. This offering will be sold on a first come, first served basis.

Provided subscriptions exceed 1,200,000 shares, all excess subscriptions will be promptly returned to such subscriber, without interest, and without deduction for commissions or expenses. We will not use an underwriter or securities dealer.

There can be no assurances that any amount of the offering will be sold. In that event, there is a substantial risk to us that failure to receive proceeds from this offering may significantly restrict our business operations.

The Company will not receive any proceeds from the sale of securities by the Selling Shareholders.

The Company will scale its planned operations in relation to the funds raised. The Company intends to utilize any proceeds, net of expenses, approximately as follows (the below chart is set forth in the Use of Proceeds' order of importance):

                     $1,000,000     $5,000,000     $10,000,000   $12,000,000
                     Amount of      Amount of      Amount of     Amount of
                     Proceeds       Proceeds       Proceeds      Proceeds
                     Raised         Raised         Raised        Raised
                     (Note A)       (Note B)
Development
Research and
Engineering costs       500,000       500,000         500,000       500,000

Selling, General &
Administrative costs    400,000       400,000         400,000       400,000

Marketing               100,000       100,000         255,000       300,000

Production equipment        -0-     3,600,000       5,200,000     7,200,000

Professional and            -0-           -0-         250,000       250,000
Consulting Fees

Officers' Accrued
Salaries                    -0-           -0-       1,200,000     1,200,000
(Note D)

Reduction of Debt           -0-           -0-       2,025,000     2,025,000
(Note C)

Working Capital             -0-       400,000         170,000       125,000
(Note E)


A: The Company believes that it needs at least $1,000,000 to fund operations until it reaches a level of sales revenue sufficient to enable it to become self-funding. The $1 million represents:

- $500,000 (for payroll, property expenses, and materials) required to continue its research & development activities;
- $400,000 (for payroll and office expenses) required to continue its selling, general and administrative activities;
- $100,000 for increased marketing activities.

B: Raising $5 million will enable the Company to start developing its own production facilities (equipment, payroll and property expenses) if necessary, such as those planned in Dubai. The equipment required is for the polymer processing method and tablet-forming apparatus, together with that for the capsule and capsule-forming method and apparatus. Discussions are currently taking place with equipment manufacturers to manufacture the Company's equipment under license.

C: Debt Reduction:  Based on the Jumik debt equaling
$2,025,000 to be paid after $8,000,000 is raised. The loan is due on demand and interest is accruing at 8%.

D: Officers' Salaries - The President has not been paid his salary entitlement. Assuming at least $8 million is raised, the Company plans to pay the $1,050,000 owed to the President as at December 31, ,2001. In addition, the President's salary is currently being deferred. It is assumed that it will remained deferred until March 31, 2002. Once $8 million is raised the Company also plans to pay the President the further amount accrued to March 31,2002 ($150,000), and regularly thereafter in accordance with his contract.

E Working Capital - Represents expenditure for general corporate purposes including accounts payable, payroll, purchase of materials for purchase orders, overhead, administrative expenses and general corporate purposes.

-------------------------------
The foregoing represents the Company's best estimate of its allocation of the net proceeds of this offering based upon the current state of its business, operations and plans, current business conditions and the Company's evaluation of its industry. Future events, including problems, delays, expenses and complications that may be encountered, changes in economic or competitive conditions and the results of the Company's sales and marketing activities may make shifts in the allocation of funds necessary or desirable. Management will have broad discretion to determine the use of proceeds.

We have wide discretion in the use of our proceeds. We reserve the right to use the funds obtained from this offering for other purposes not presently contemplated which we deem to be in our best interest and the best interest of our shareholders. As a result, our success will be substantially dependent upon the discretion and judgment of our management. The application and allocation of the net proceeds of the offering are determined by discretion and judgment of our management.

Reports to Stockholders

We plan to furnish our stockholders with an annual report for each fiscal year containing financial statements audited by our independent certified public accountants. Additionally, we may, in our sole discretion, issue unaudited quarterly or other interim reports to our stockholders when we deem appropriate, issue Company newsletters and update our website at www.pvaxx.com. We intend to comply with the periodic reporting requirements of the Securities Exchange Act of 1934 for so long as the Company is subject to those requirements.


                   DETERMINATION OF OFFERING PRICE

Prior to this Offering, there has been no public market for the Securities. The initial public offering price for the common stock has been determined by the Company. Among the factors considered were the market price of the Company's common stock, an analysis of the areas of activity in which the company is engaged, the present state of the Company's business, the Company's financial condition, the Company's prospects, an assessment of management, and the general condition of the securities market at the time of this Offering. The public offering price of the common stock does not necessarily bear any relationship to assets, earnings, book value or other criteria of value applicable to the Company.

The Company anticipates that the common stock will be submitted for quotation on the Over-the-Counter Bulletin
Board ("OTC:BB") under the symbol "PVXX", but there can be no assurances that an active trading market will develop, even if the securities are accepted for quotation.

                         CAPITALIZATION

The following is the capitalization of our company as of December 31, 2001.

                                                     AMOUNT TO BE
                   AMOUNT            AMOUNT          OUTSTAND. UPON
TITLE OF CLASS     AUTHORIZ.         OUTSTAND.       ISSUANCE OF ALL SHARES
----------------   ----------------  --------------  -----------------------
Common Stock,
No par value       40,000,000        21,322,800      22,522,800

Preferred Stock    10,000,000        10,000,000      10,000,000

The following table sets forth the capitalization of the Company as of December 31,2001. This table should be read in conjunction with the financial statements and notes thereto included elsewhere in this Prospectus.

Actual
-------------
Loan payable - related entity                         $    2,025,500
Capital lease obligations - related entity                   384,890
                                                          ----------
                                                     $     2,410,390
                                                          ----------
Stockholders' equity:

Common stock (no par value)                                  204,200
40,000,000 shares authorized; 21,322,800
shares issued and outstanding (actual)

Preferred Stock, 10,000,000 shares
authorized;
Series A Convertible                                         100,000

Additional paid-in capital                                   659,556
Deficit accumulated during the development stage          (3,772,159)
                                                        ------------
Total stockholders' equity                                (2,808,403)
                                                        ------------
Total capitalization                                  $     (398,013)
                                                        ------------
-------------------------------------------------

                                   DILUTION

At December 31,2001, the net tangible book value of the Company was $(2,971,384) or $(0.139) per share. Net tangible book value per share is determined by dividing the net tangible book value of the Company (total tangible assets less total liabilities) by the number of outstanding shares of Common Stock. Assuming the sale of the Securities offered hereby of 1,200,000 shares (less estimated expenses of this Offering) the net tangible book value of the Company at December 31, 2001 would have been $8,753,616 or $0.389 per share, representing an immediate increase in net tangible book value of $0.528 per share to the existing stockholders and an immediate dilution of $9.611 per share (or 96% ) to new investors.


The following table illustrates this per share dilution:

Initial offering price per share of common stock         $     10.000

Net tangible book value per share of
common stock before the offering                         $     (0.139)

Increase attributable to new investors                   $      0.528

Pro-forma net tangible book value after the offering     $ (1)  0.389

Dilution to new investors                                $     (9.611)/share

Percentage of dilution to new investors                            96%

(1)If less than 1.2 million shares are sold, pro forma book value will be less and, therefore, dilution to new shareholders will increase.

The following table summarizes the number of shares of common stock purchased from PVAXX, the total cash consideration paid and the average price per share paid by our existing shareholders at December 31,2001 and new investors purchasing shares of common stock in this offering, before deducting the estimated offering expenses.

The table, with respect to new investors, gives effect to the 21,322,800 shares issued on our formation and through December 31, 2001 in connection with various private placements, debenture and bridge financing.

                Shares           Purchased    Consideration     Paid         Avg.
                Number           Percentage   Amount            Percentage   Price Per
                                                                             Share
                --------------   ------------ ------------      ----------   -----------
Existing
Shareholders    21,322,800       94.67%       $   955,142        7.37%      $ 0.04

New Investors    1,200,000        5.33%       $12,000,000       92.63%      $10.00

Total           22,522,800      100.00%       $12,955,142      100.00%      $ 0.57



                              PLAN OF DISTRIBUTION

Conduct of the Offering

We hereby offer the right to subscribe for 1,200,000 shares at $10.00 per share on a self-underwritten, no minimum basis for a period of 360 days. We will not use an underwriter or securities dealer. The Company cannot provide assurances that it will raise significant proceeds from this offering and may receive no or nominal proceeds, significantly restricting the Company's activities and plan of operations. We will not compensate any person in connection with the offer and sale of the shares.

The Company believes that obtaining net proceeds of at least $1,000,000, together with the cash generated from operations, will be sufficient to support the Company's anticipated growth, expansion and marketing efforts for at least 12 months following the completion of this Offering. There can be no assurances that the Company will be able to obtain at least $1,000,000 of net proceeds on a timely basis, or at all. In such event, the Company may be unable to complete its current plans for expansion. If the Company requires additional financing and is unable to obtain it, the Company's operations will be materially adversely effected.

The registration statement of which this prospectus forms a part also relates to the potential resale of 5,241,029 shares of Common Stock that were issued to certain Selling Shareholders in connection with the Company's completed business combination on July 11, 2000. Such shares represent approximately 81% of the total shares being offered hereby and may be sold at the prevailing market prices that may undercut the fixed price that the 1,200,000 shares are being offered in the primary offering. The sale of shares by Selling Shareholders may have a continuing depressive effect on the primary offering as there will be no arrangement to address the price of the Company's stock provided it moves below the price of shares to be sold in the primary offering.

Our board members, Henry Stevens, Bryan Wade and Jim Halliday, or additional officers as they are appointed, shall distribute prospectuses related to the offering. We estimate that they will distribute a limited number of prospectuses to acquaintances, colleagues and sophisticated and/or accredited investors here in the United States, as well as in England and Switzerland. Provided additional officers are appointed, they will be identified by way of an amendment to this filing.

Henry Stevens, Bryan Wade, and Jim Halliday shall conduct the offering of the shares. Although Mr. Stevens, Mr. Wade and Mr. Halliday are an "associated person" as that term is defined in Rule 3a4-1 under the Securities Exchange Act, they will not be deemed to be a broker because:

     - they will not be subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Securities Exchange Act at the time of the sale of our securities;

     - they will not be compensated in connection with the sale of our shares;

     - they will not be an associated person of a broker or dealer at the time of their participation in the sale of our securities; and

     - they shall restrict their participation to the following activities:
(i) preparing written communications or delivering them through the mails or other means that does not involve their oral solicitation of a potential purchaser;

(ii) responding to inquiries of potential purchasers in communications initiated by potential purchasers, provided however, that the content of each response is limited to information contained in the registration statement; or

(iii) performing ministerial and clerical work involved in effecting any transaction.

As of the date of the prospectus, we have not retained a broker in connection with the sale of the shares. In the event we retain a broker who may be deemed an underwriter, we will file an amendment to the registration statement with the Commission. However, we have no present intention of using a broker.

No member of our management, no promoter or anyone acting at their direction will recommend, encourage or advise investors to open brokerage accounts with any broker-dealer that makes a market in the shares. Our investors shall make their own decisions regarding whether to hold or sell their securities. We shall not exercise any influence over investors decisions.

Regulation M Restrictions

            Rule 101 -- Activities by Distribution Participants


(1) Unlawful Activity. In connection with a distribution of securities, it shall be unlawful for a distribution participant or an affiliated purchaser of such person, directly or indirectly, to bid for, purchase, or attempt to induce any person to bid for or purchase, a covered security during the applicable restricted period; Provided, however, that if a distribution participant or affiliated purchaser is the issuer or selling security holder of the securities subject to the distribution, such person shall be subject to the provisions of Rule 102, rather than this section.

(2) Excepted Activity. The following activities shall not be prohibited by paragraph (a) of this section:

      a. Research. The publication or dissemination of any information, opinion, or recommendation, if the conditions of Rule 138 or Rule 139 of this chapter are met; or

      b.  Transactions complying with certain other sections.
          Transactions complying with Rule 103 or Rule 104; or

      c. Odd-lot transactions. Transactions in odd-lots; or transactions to offset odd-lots in connection with an odd-lot tender offer conducted pursuant to Rule 13E-4(H)(5) of this chapter; or

      d. Exercises of securities. The exercise of any option, warrant, right, or any conversion privilege set forth in the instrument governing a security; or

      e. Unsolicited transactions. Unsolicited brokerage transactions; or unsolicited purchases that are not effected from or through a broker or dealer, on a securities exchange, or through an inter-dealer quotation system or electronic communications network; or

      f.  Basket transactions.

            i. Bids or purchases, in the ordinary course of business, in connection with a basket of 20 or more securities in which a covered security does not comprise more than 5% of the value of the basket purchased; or

            ii. Adjustments to such a basket in the ordinary
                course of business as a result of a change in the composition of a standardized index; or

      g. De minimis transactions. Purchases during the restricted period, other than by a passive market maker, that total less than 2% of the ADTV of the security being purchased, or unaccepted bids; Provided, however, That the person making such bid or purchase has maintained and enforces written policies and procedures reasonably designed to achieve compliance with the other provisions of this section; or

      h.  Transactions in connection with a distribution.
          Transactions among distribution participants in connection with a distribution, and purchases of securities from an issuer or selling security holder in connection with a distribution, that are not effected on a securities exchange, or through an inter-dealer quotation system or electronic communications network; or

      i. Offers to sell or the solicitation of offers to buy. Offers to sell or the solicitation of offers to buy the securities being distributed (including securities acquired in stabilizing), or securities offered as principal by the person making such offer or solicitation; or

      j. Transactions in Rule 144A securities. Transactions in securities eligible for resale under Rule 144A(D)(3) of this chapter, or any reference security, if the Rule 144A securities are offered or sold in the United States solely to:

          i. Qualified institutional buyers, as defined in Rule 144A(A)(1) of this chapter, or to offerees or purchasers that the seller and any person acting on behalf of the seller reasonably believes are qualified institutional buyers, in transactions exempt from registration under
                Section 4(2) of the Securities Act or Rule 144A or Rule 501 through Rule 508 of this chapter; or

          ii. Persons not deemed to be "U.S. persons" for purposes of Rule 902(O)(2) or Rule 902(O)(7) of this chapter, during a distribution qualifying under paragraph (b)(10)(i) of this section.

(3) Excepted Securities. The provisions of this section shall not apply to any of the following securities:

               a. Actively-traded securities. Securities that
                  have an ADTV value of at least $1 million and are issued by an issuer whose common equity securities have a public float value of at least $150 million; Provided, however, That such securities are not issued by the distribution participant or an affiliate of the distribution participant; or

               b. Investment grade nonconvertible and
                  asset-backed securities. Nonconvertible debt securities, nonconvertible preferred securities, and asset-backed securities, that are rated by at least one nationally recognized statistical rating organization, as that term is used in Rule 15C3-1 of this chapter, in one of its generic rating categories that signifies investment grade; or

               c. Exempted securities. "Exempted securities"
                  as defined in Section 3(A)(12) of the
                  Exchange Act; or

               d. Face-amount certificates or securities
                  issued by an open-end management investment company or unit investment trust. Face-amount certificates issued by a face-amount certificate company, or redeemable securities issued by an open-end management investment company or a unit investment trust. Any terms used in this paragraph (c)(4) that are defined in the Investment Company Act of 1940 shall have the meanings specified in such Act.

(4) Exemptive Authority. Upon written application or upon its own motion, the Commission may grant an exemption from the provisions of this section, either unconditionally or on specified terms and conditions, to any transaction or class of transactions, or to any security or class of securities.

  Rule 102 -- Activities by Issuers and Selling Security
              Holders During a Distribution


(1) Unlawful Activity. In connection with a distribution of securities effected by or on behalf of an issuer or selling security holder, it shall be unlawful for such person, or any affiliated purchaser of such person, directly or indirectly, to bid for, purchase, or attempt to induce any person to bid for or purchase, a covered security during the applicable restricted period; Except That if an affiliated purchaser is a distribution participant, such affiliated purchaser may comply with Rule 101, rather than this section.

(2) Excepted Activity. The following activities shall not be prohibited by paragraph (a) of this section:

        a. Odd-lot transactions. Transactions in odd-lots, or transactions to offset odd-lots in connection with an odd-lot tender offer conducted pursuant to Rule 13E-4(H)(5) of this chapter; or

        b.  Transactions by closed-end investment companies.


            i. Transactions complying with Rule 23C-3 of this chapter; or

            ii. Periodic tender offers of securities, at net asset value, conducted pursuant to Rule 13E-4 of this chapter by a closed-end investment company that engages in a continuous offering of its securities pursuant to Rule 415 of this chapter; Provided, however, That such securities are not traded on a securities exchange or through an inter-dealer quotation system or electronic communications network; or

        c. Redemptions by commodity pools or limited partnerships. Redemptions by commodity pools or limited partnerships, at a price based on net asset value, which are effected in accordance with the terms and conditions of the instruments governing the securities; Provided, however, That such securities are not traded on a securities exchange, or through an inter-dealer quotation system or electronic communications network; or

        d. Exercises of securities. The exercise of any option, warrant, right, or any conversion privilege set forth in the instrument governing a security; or

e. Offers to sell or the solicitation of offers to buy. Offers to sell or the solicitation of offers to buy the securities being distributed; or

        f. Unsolicited purchases. Unsolicited purchases that are not effected from or through a broker or dealer, on a securities exchange, or through an inter-dealer quotation system or electronic communications network; or

        g. Transactions in Rule 144A securities. Transactions in securities eligible for resale under Rule 144A(D)(3) of this chapter, or any reference security, if the Rule 144A securities are offered or sold in the United States solely to:

i. Qualified institutional buyers, as defined in Rule 144A(A)(1) of this chapter, or to offerees or purchasers that the seller and any person acting on behalf of the seller reasonably believes are qualified institutional buyers, in transactions exempt from registration under
   Section 4(2) of the Securities Act or Rule 144A or Rule 501 through Rule 508 of this chapter;
               or

           ii. Persons not deemed to be "U.S. persons" for purposes of Rule 902(O)(2) or Rule 902(O)(7) of this chapter, during a distribution qualifying under paragraph (b)(7)(i) of this section.

(3)       Plans.--

a. Paragraph (a) of this section shall not apply to distributions of securities pursuant to a plan, which are made:

             i. Solely to employees or security holders of an issuer or its subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons; or

ii. To persons other than employees or security holders, if bids for or purchases of securities pursuant to the plan are effected solely by an agent independent of the issuer and the securities are from a source other than the issuer or an affiliated purchaser of the issuer.

          b. Bids for or purchases of any security made or effected by or for a plan shall be deemed to be a purchase by the issuer unless the bid is made, or the purchase is effected, by an agent independent of the issuer.

(4) Excepted Securities. The provisions of this section shall not apply to any of the following securities:

a. Actively-traded reference securities. Reference securities with an ADTV value of at least
$1 million that are issued by an issuer whose common equity securities have a public float value of at least $150 million; Provided, however, That such securities are not issued by the issuer, or any affiliate of the issuer, of the security in distribution.

          b. Investment grade nonconvertible and asset-backed securities. Non-convertible debt securities, non-convertible preferred securities, and asset-backed securities, that are rated by at least one nationally recognized statistical rating organization, as that term is used in Rule 15C3-1 of this chapter, in one of its generic rating categories that signifies investment grade; or

c. Exempted securities. "Exempted securities" as defined in Section 3(A)(12) of the Exchange
Act; or

          d. Face-amount certificates or securities issued by an open-end management investment company or unit investment trust. Face-amount certificates issued by a face-amount certificate company, or redeemable securities issued by an open-end management investment company or a unit investment trust. Any terms used in this paragraph (d)(4) that are defined in the Investment Company Act of 1940 shall have the meanings specified in such Act.


(5) Exemptive Authority. Upon written application or upon its own motion, the Commission may grant an exemption from the provisions of this section, either unconditionally or on specified terms and conditions, to any transaction or class of transactions, or to any security or class of securities.

       Rule 105 -- Short Selling in Connection with a Public
       Offering

(1) Unlawful Activity. In connection with an offering of securities for cash pursuant to a registration statement or a notification on Form 1-A filed under the Securities Act, it shall be unlawful for any person to cover a short sale with offered securities purchased from an underwriter or broker or dealer participating in the offering, if such short sale occurred during the shorter of:

       a. The period beginning five business days before the pricing of the offered securities and ending with such pricing; or

       b. The period beginning with the initial filing of such registration statement or notification on Form 1-A and ending with the pricing.

(2) Excepted Offerings. This section shall not apply to offerings filed under Rule 415 of this chapter or to offerings that are not conducted on a firm commitment basis.

(3) Exemptive Authority. Upon written application or upon its own motion, the Commission may grant an exemption from the provisions of this section, either unconditionally or on specified terms and conditions, to any transaction or class of transactions, or to any security or class of securities, by the Commission.

Method of subscribing

Persons may subscribe for shares by filling in and signing the subscription agreement and delivering it to us prior to the expiration date. Subscribers must pay $10.00 per share in cash or by check, bank draft or postal express money order payable in United States dollars to "PVAXX
Corporation". Provided subscriptions exceed 1,200,000 shares, all excess subscriptions will be promptly returned to such subscriber, without interest, and without deduction for commissions or expenses. We will not use an underwriter or securities dealer.

Our officers, directors, principal stockholders and any of their affiliates or associates individually may purchase up to 5% of the shares. Such Purchases may be made in order to obtain at least $1,000,000 of net proceeds in this offering. Shares purchased by our officers, directors and principal stockholders will be acquired for investment purposes and not with a view toward distribution.

Expiration date

The offering will end the earlier of the receipt of subscriptions for 1,200,000 shares or 360 days from the date of the prospectus.

Limited State Jurisdictions Where Securities Are to be
Offered

The common stock offered hereby may be eligible for sale only in certain states, and, in some of those states, may be offered or sold only to "institutional investors", as defined under applicable state securities law. No sales or distributions, other than as described herein, may be effected after this Prospectus shall have been appropriately amended or supplemented. Under the securities laws of certain states, the shares may be sold in those states only through registered or licensed broker-dealers or pursuant to available exemptions from such requirements. In addition, in certain states the shares may not be sold therein unless the shares have been registered or qualified for sale in such state or an exemption from such requirement is available and is complied with.

Currently, our stock is not registered for sale in any state. The Company, at least initially, intends to sell securities overseas in England and Switzerland in full compliance with any applicable securities laws in those countries. Upon declaration of effectiveness of this registration statement by the United States Securities Exchange Commission, the Company does intend to seek approval, either through registration or an exemption from registration, to sell its stock in at least the states listed below.

Florida  Washington, D.C. Colorado  New York

Upon approval from a state securities authority to commence trading in a specific state, the Company will file a post-effective amendment to its Prospectus in accordance with its obligations under applicable securities law.

Only residents of those states in which the shares have been approved for sale under applicable securities or Blue Sky laws may purchase shares in this Offering. Each potential investor will be required to execute an investment representation and subscription agreement that, among other things, requires the potential investor to certify his or her state of residence. A potential investor who is a resident of a state other than a state in which the shares have been qualified for sale may request that the Company register the shares in the state in which such investor resides. However, the Company is under no obligation to do so, and may refuse any such request. In addition, the Company intends to sell securities in England and Switzerland.

Investor Relations Arrangements

Our Company may enter into an investor relations agreement. Under the agreement, an investor relations firm is engaged to provide investor relations, corporate communications and related support services to our Company, specifically including, among other duties, the development of a comprehensive plan for the dissemination of our information to shareholders as well as brokers, analysts and potential investors; advising our Company regarding trends and changes in the Over-the-Counter Bulletin Board brokerage and investment community, as well as changes in share ownership of our shares, all in the context of providing appropriate investor relations communications; coordinating investor and shareholder contacts with our counsel to ensure compliance with applicable securities laws and exchange listing requirements; and assisting us with on-site investor relations meetings and with the design, preparation and dissemination of investor relations materials. No specific firm has been targeted by the Company and there can be no assurance that one will ever be engaged, or will be willing to be engaged by the Company on favorable terms.


                      LEGAL PROCEEDINGS

Neither our Company nor any of our affiliates are a party, nor is any of their property subject, to material pending legal proceedings or material proceedings known to be contemplated by governmental authorities.

    DIRECTORS, EXECUTIVE OFFICERS AND SENIOR MANAGEMENT

Management

Members of Management will devote their full time and attention to the operations of the Company.

The following table sets forth the ages of and positions and offices Presently held by each Director of the Company.


                               Date First
                               Became            Positions and Offices
Name                   Age     Director          With the Company
------------------     ----    --------------    ----------------------
Henry Stevens (1)      38      June 26, 2000     President and Director

Bryan Wade(1)          55      June 26, 2000     Vice President, Secretary
                                                   and Director
Jim Halliday(1)        53      July 31, 2001     Chief Financial Officer,
                                                   Treasurer and Director
------------------------------------------------------

(1)  The persons listed are the sole directors of the Company.

The board plans to adopt stock option plans and incentive-based restricted stock plans for officers, directors and employees of the Company although terms and conditions have not been established or agreed upon. Otherwise, management has no plans to issue any additional securities to management, promoters or their affiliates or associates and will do so only if such issuance is in the best interests of shareholders of the Company and complies with all applicable federal and state securities rules and regulations.

Although the Company has a very large amount of authorized but unissued common and preferred stock that may be issued without further shareholder approval or notice, it is the intention of the Company to avoid inhibiting certain transactions with prospective acquisition or merger candidates, based upon the perception by such candidate that the biodegradable plastics industry is rapidly expanding and may not afford the opportunity to proxy shareholders each time our management needs to authorize additional shares.

Personal Biographies and Summary of Experience

HENRY STEVENS, President and Director

From 1979 to 1986, Mr. Stevens was the Agricultural Manager in Bisley, UK. From there, Mr. Stevens was a design consultant in packaging development at Deranged Design from 1987 to 1993. It was there that Mr. Stevens first became involved with polymers made of poly-vinyl alcohol ("PVA"). He was Managing Director at Churchill Technology (IOM) Ltd., which is a PVA Technology company. He then served as Managing Director of FIP Holdings, Ltd., which is a PVA development company until

1997. In 1998, Mr. Stevens began serving as Managing Director of PVAXX Group. His experience with PVA materials, particularly in young companies, will certainly be a valuable tool in PVAXX's development.

Mr. Stevens is a director and shareholder of Jumik
Investments, Inc., an investment holding company that he controls and manages as well as an advisor to NIDICUS
FOUNDATION, a trust, conceived by Mr. Stevens, and set up for the benefit of the environment and environmental technology development.

BRYAN WADE, Vice President, Secretary and Director

Mr. Wade has extensive sales and marketing experience, beginning in 1985, when he served as Director of Multi-National Sales and Marketing at CFS. Mr. Wade held similar positions in Weststar Marketing and SAS Marketing Ltd. In 1995, Mr. Wade was sent to America to establish the US arm of SAS Ltd. SAS Inc. started trading in February of 1996, selling a US made product into the motor industry in Florida. By the following year, SAS Inc. had achieved the position as the number one distributor for this product throughout the United States.

Early in 2000, Mr. Wade joined PVAXX as a Vice President, overseeing all sales and marketing for the company. Still acting as the President of SAS Inc., his role to the Company is more on an advisory basis with regard to sales and administration.

JIM HALLIDAY, Chief Financial Officer, Treasurer and Director

Mr. Halliday has substantial financial and accounting experience gained in large and small companies in both industry & commerce and the accounting profession. After qualifying as a Chartered Accountant with a small public accounting firm, he went on to become a manager with, what is now, Ernst & Young, where he spent 6 years.

In 1980 Mr. Halliday was invited to join Conoco, which became the oil & gas business of the Du Pont company. Mr. Halliday spent 14 years with the company in various roles in the UK and Scandinavia and was involved in all financial and administrative aspects of the company and its businesses ranging from research
& development to the manufacture, marketing and distribution of chemical and oil products. During this time he had notable achievements, helping to turn around an under-performing subsidiary, successfully managing currency risk, as well as award-winning accounting and tax matters.

From 1995 to the summer of 2000, Mr. Halliday was Director of Financial Operations for Independent Energy, a business start-up in the energy industry (subsequently sold to National Power) which grew to <pound-sterling>1,000 million annualised revenue. His initial concentration was in creating the systems, controls, policies and procedures for the successful core business, before turning to focus on fund raising (equity of
<pound-sterling>230 million and bank finance of <pound-sterling>210 million), and attaining investment grade credit rating, to support continued growth and expansion, whilst also managing acquisitions and joint ventures.

Prior to joining the company, Mr. Halliday had been working for Aquila Energy helping to integrate an acquisition.

---------------------------------------------------------

Management Loans and Borrowing

Other than approximately $2,025,000 in loans from related parties to the Company supported by a Demand Promissory Note, the Company's executive officers and directors do not plan to negotiate formal loan agreements, nor do they have understandings between the Company and third parties to borrow funds. Jumik Investments, Inc. (related party), as well as certain other Company officers and shareholders have verbally agreed that they will advance to the Company some additional funds that the Company needs for operating capital. Mr. Stevens has agreed to defer his salary for the time being $1,050,000 as at December 31, 2001. The Company does not currently plan to borrow any funds from anyone other than its current shareholders for the purpose of repaying advances made by the shareholders. The Company will not borrow any funds to make any payments to the Company's promoters, affiliates or associates of management.

Consultants

The Company is a development stage company and currently has 18 employees. Management of the Company expects to retain attorneys and accountants as necessary. The need for additional employees and their availability will be addressed with the decision whether or not to expand operations or to commence certain business objectives.

Company management has no current plans to use any outside consultants or advisors and has not yet adopted policies regarding their use. Ultimately, the policies to be used in selecting consultants or advisors will include examining the services to be provided, the term of service and the total amount of fees that may be paid.

Board of Directors

Colorado provides that a corporation's board of directors may be divided into various classes with staggered terms of office.
Our directors are elected for a term of three years and until their successors are elected and qualified.

Number of Directors

Our board of directors currently consists of three directors.
The number of directors on our board may only be changed by a vote of a majority of our directors, subject to the rights of the holders of any outstanding series of our Company's preferred stock to elect additional directors.

Removal of Directors

Our directors, or the entire board, may be removed for cause by the affirmative vote of the holders of at least 50% of the outstanding shares of common stock entitled to vote in the election of directors, voting as a single class and subject to the rights of the holders of any outstanding series of our Company's preferred stock.

Filling Vacancies on the Board of Directors

Any newly created directorships in our board of directors, resulting from any increase in the number of authorized directors or any vacancies, may be filled by a majority of the remaining members of such board of directors, even though less than a quorum, or in the case of our Company, by a sole remaining director, subject to the rights of holders of any outstanding series of preferred stock.
Newly created directorships or decreases in directorships in our board of directors are to be apportioned among the classes of directors so as to make all classes as nearly equal in number as practicable, provided that no decreases in the number of directors in our board of directors may shorten the term of any director then in office.

To the extent reasonably possible, any newly created directorship will be added to the class of directors whose term of office is to expire at the latest date following the creation of that directorship, unless otherwise provided for by resolution of the majority of the directors then in office.

Any newly eliminated directorship will be subtracted from the class whose office is to expire at the earliest date following the elimination of the directorship, unless otherwise provided for by resolution of the majority of the directors then in office.

Ability to Call Special Meetings

Special meetings of our Company's stockholders may be called by our board of directors, by affirmative vote of a majority of the total number of authorized directors at that time, regardless of any vacancies, or by the Chief Executive Officer.

Advance Notice Provisions for Stockholder Nominations and Proposals

Our bylaws allow stockholders to nominate candidates for election to the board of directors at any annual or any special stockholder meeting at which the board of directors has determined that directors will be elected.
In addition, the bylaws allow stockholders to propose business to be brought before any annual stockholder meeting. However, nominations and proposals may only be made by a stockholder who has given timely written notice to the Secretary of our Company before the annual or special stockholder meeting.

Under our Company's bylaws, to be timely, notice of stockholder nominations or proposals to be made at an annual stockholder meeting must be received by the Secretary of our Company no less than 60 days nor more than 90 days before the first anniversary of the preceding year's annual stockholder meeting. If the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary of the preceding year's annual stockholder meeting, notice will also be timely if delivered within 10 days of the date on which public announcement of the meeting was first made by our Company.

In addition, if the number of directors to be elected is increased and no public announcement is made by us naming all of the nominees or specifying the size of the increased board of directors at least 70 days before the first anniversary of the preceding year's annual meeting, or, if the date of the annual meeting is more than 30 days before or 60 days after the anniversary of the preceding year's annual meeting, at least 70 days before the annual meeting, a stockholder's notice will be considered timely, with respect to the nominees for any new positions created by the increase, if it is delivered to the Secretary of our Company within 10 days of the date on which public announcement of the meeting was first made by us.

Under our bylaws, to be timely, notice of a stockholder nomination to be made at a special stockholder meeting must be received no less than 60 days, nor more than 90 days, before a special meeting at which directors are to be elected or within 10 days of the date on which public announcement of the special meeting was first made by our Company.

A stockholder's notice to us must set forth all of the following:

- all information required to be disclosed in solicitations of proxies for election of directors, or information otherwise required by applicable law, relating to any person that the stockholder proposes to nominate for election or re-election as a director, including that person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected

- a brief description of the business the stockholder proposes to bring before the meeting, the reasons for conducting that business at that meeting and any material interest of the stockholder in the business proposed

- the stockholder's name and address as they appear on our books and the class and number of shares which are beneficially owned by the stockholder

- The chairman of our stockholder meeting will have the power to determine whether the nomination or proposal was made by the stockholder in accordance with the advance notice procedures set forth in our bylaws.

- If the chairman determines that the nomination or proposal is not in compliance with advance notice procedures, the chairman may declare that the defective proposal or nomination will be disregarded.

Director Compensation

The directors of our Company, who are all executive officers as well, are not compensated for serving.

Limitation of Liability and Indemnification

Our Articles of Incorporation provide that a director of our Company shall not be personally liable to the Company or any of its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

(i) for any breach of the director's duty of loyalty to the Company or its shareholders,

(ii) for acts or omissions not in good faith or which involve gross negligence, intentional misconduct or a knowing violation of law,

(iii) for any unlawful distribution as set forth in the Colorado Model Business Corporation Act of Colorado; or

(iv) for any transaction from which the director derived an improper personal benefit. These provisions may have the effect in certain circumstances of reducing the likelihood of derivative litigation against directors. While these provisions may eliminate the right to recover monetary damages from directors in various circumstances, rights to seek injunctive or other non-monetary relief is not eliminated.


                       SECURITY OWNERSHIP OF
            CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our outstanding common stock on March 15,2002 by (i)each director and executive officer of our Company, (ii) all directors and executive officers of our Company as a group, and (iii) each shareholder who was known by us to be the beneficial owner of more than five percent (5%) of our outstanding shares:


                               ------------------------------------------------

                                COMMON STOCK
                               ------------------------------------------------

Name and address               # of                 % of
of beneficial owner            shares               Class             Options
-------------------------------------------------------------------------------

Jumik Investments, Inc.        10,000,000           46.90%               -
Henry Stevens, Majority
and Controlling Shareholder
c/o Henry Stevens
Kemble Business Park
Malmesbury
ENGLAND
SN169SH

Henry Stevens                   5,378,312           25.22%               -
Kemble Business Park
Malmesbury
ENGLAND
SN169SH

Oak Leaf Trust                    600,000            2.81%               -
Bryan Wade, Majority Beneficiary
Rue de Rhone 118
Geneva 3
SWITZERLAND

Bryan Wade                         48,000            0.23%               -
237 Park Avenue
New York
NY 10017

Jim Halliday                       10,459            0.05%               -
Kemble Business Park
Malmesbury
ENGLAND
SN169SH

All Officers and
Directors as a Group           16,036,771           75.21%               -

NIDICUS Foundation(1)           2,000,000            9.38%               -
Office 791,
2 Old Brompton Road,
London SW7 3DQ
ENGLAND

                                PREFERRED STOCK
                               ------------------------------------------------

Jumik Investments, Inc.       10,000,000           100.0000%             -
Henry Stevens, Majority
and Controlling Shareholder
c/o Henry Stevens
Kemble Business Park
Malmesbury
ENGLAND
SN169SH

 (1) Henry Stevens established the NIDICUS Foundation as a a Trust for the benefit of environmental projects and environmental technology. He is not a Trustee and, as such, exercises no control over NIDICUS. Mr. Stevens does serve as an advisor to the Trust, but has no power to exercise any control over the shares of the Company's Stock or make decisions about NIDICUS' activities.

The beneficial owners have sole voting and investment power with respect to the ownership and potential disposition of their securities.

Our management has advised that they may acquire additional shares of our common stock from time to time in the open market at prices prevailing at the time of such purchases.

Our Company's key personnel bring a broad range of private and public management, corporate finance and technical skills to the Company.

                DESCRIPTION OF CAPITAL STOCK

As of the date hereof, the authorized share capital of our Company consists of forty million (40,000,000) common shares of which 21,322,800 common shares are issued and outstanding, and ten million (10,000,000) preferred shares 10,000,000 of which is designated as series A preferred stock of which 10,000,000 series A convertible shares are issued and outstanding.

The following is a summary of the principal attributes of the share capital of our Company.

Common Shares

The rights, privileges, restrictions and conditions attached to the common shares are as follows:

Voting

Holders of our common shares shall be entitled to receive notice of and to attend and vote at all meetings of shareholders of our Company, except meetings of holders of another class of shares. Each common share shall entitle the holder thereof to one vote.

Dividends

Subject to the preferences accorded to holders of series A shares and any other shares of the Company ranking senior to the common shares from time to time with respect to the payment of dividends, holders of common shares shall be entitled to receive, if, as and when declared by the board of directors, such dividends as may be declared thereon by the board of directors from time to time.

Liquidation, Dissolution or Winding-Up

In the event of the voluntary or involuntary liquidation, dissolution or winding-up of our Company, or any other distribution of its assets among its shareholders for the purpose of winding-up its affairs, such event referred to herein as a "Distribution", holders of common shares shall be entitled, subject to the preferences accorded to holders of the series A shares and any other shares of the Company ranking senior to the common shares from time to time with respect to payment on a Distribution, to share equally, share for share, in the remaining property of the Company.

Preferred Shares

Our articles of incorporation provide that the board of directors is authorized to provide for the issuance of shares of undesignated preferred stock in one or more series, and to fix the designations, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions thereof.

The number of authorized shares of our Company undesignated preferred stock may be increased by the affirmative vote of the holders of a majority of our Company's common stock, without a vote of the holders of preferred stock, unless their vote is required pursuant to the terms of any preferred stock then outstanding. The number of authorized shares of undesignated preferred stock of our Company may be reduced or eliminated by the affirmative vote of the holders of 80% of the outstanding capital stock entitled to vote in the election of directors, voting together as a single class.

Attributes

Subject to the filing of Articles of Amendment in accordance with the Act, the board of directors may from time to time fix, before issuance, the designation, rights, privileges, restrictions and conditions attached to each series of preferred shares including, without limiting the generality of the foregoing, the amount, if any, specified as being payable preferentially to such series on a Distribution; the extent, if any, of further participation on a Distribution; voting rights, if any; and dividend rights (including whether such dividends be preferential, cumulative or non-cumulative), if any.

Liquidation

In the event of a Distribution, holders of each series of preferred shares shall be entitled, in priority to holders of common shares and any other shares of our Company ranking junior to the preferred shares from time to time with respect to payment on a Distribution, to be paid ratably with holders of each other series of preferred shares the amount, if any, specified as being payable preferentially to the holders of such series on a Distribution.

Dividends

The holders of each series of preferred shares shall not be entitled to dividends. Our Company has never paid any dividends on its common shares and intends to retain its earnings to finance the growth and development of our business and does not expect to pay dividends in the near future. The board of directors of our Company will review this policy from time to time having regard to our financing requirements, financial condition and other factors considered relevant.

Restrictions on Transfer

Affiliates of our Company under the Securities Act of 1933, as amended are persons who generally include individuals or entities that control, are controlled by, or are under common control with the Company and may include certain officers and directors of the Company as well as principal stockholders of the Company. Persons who are affiliates of the Company will be permitted to sell their shares of the Company only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such exemptions afforded by Section 4(1) or 4(2) of the Securities Act or Rule 144 thereunder.

Certain Protective Provisions

General

The articles and bylaws of our Company and the Colorado revised statutes contain certain provisions designed to enhance the ability of the board of directors to deal with attempts to acquire control of our Company. These provisions may be deemed to have an anti-takeover effect and may discourage takeover attempts that have not been approved by the board of directors (including potential takeovers which certain shareholders may deem to be in their best interest) and may adversely effect the price that a potential purchaser would be willing to pay for our stock. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even though such transaction may be favorable to the interests of shareholders, and could potentially adversely effect the price of our common stock.

The following briefly summarizes protective provisions contained in the articles, the bylaws and the Colorado revised statutes. This summary is necessarily general and is not intended to be a complete description of all the features and consequences of these provisions, and is qualified in its entirety by reference to our articles, bylaws and the provisions of the Colorado revised statutes.

Our Company has one class of common stock issued and outstanding. Holders of our Company's common stock are each entitled to one vote for each share held.

Amendment of Articles of Incorporation

Under Colorado law, articles of incorporation of a Colorado corporation may be amended by approval of the board of directors of the corporation and the affirmative vote of the holders of a majority of the outstanding shares entitled to vote for the amendment, unless a higher vote is required by the corporation's articles of incorporation.

Our articles of incorporation provides that the affirmative vote of the holders of at least 50% of the outstanding shares of capital stock of our Company entitled to vote in the election of directors, voting together as a single class, will be required to reduce or eliminate the number of authorized shares of common stock or preferred stock, or to amend, repeal or adopt any provision inconsistent with the provisions of the articles of incorporation which deal with the following:

- undesignated preferred stock

- matters relating to the board of directors, including number of members, board classification, vacancies and removal

- the powers and authority expressly conferred upon the board of directors

- the manner in which stockholder action may be effected

- amendments to bylaws

- business combinations with interested stockholders of our Company

- indemnification of officers and directors of our Company

- the personal liability of directors to our Company or its stockholders for breaches of fiduciary duty

- the amendment of our Company's articles of incorporation

Amendment of Bylaws

Under Colorado law, stockholders entitled to vote have the power to adopt, amend or repeal bylaws. In addition, a corporation may, in its articles of incorporation, confer such power upon the board of directors. The stockholders always have the power to adopt, amend or repeal bylaws, even though the board may also be delegated such power.

Our board of directors is expressly authorized to adopt, amend and repeal the bylaws by an affirmative vote of a majority of the total number of authorized directors at that time, regardless of any vacancies.

Our bylaws may also be adopted, amended and repealed by the affirmative vote of the holders of at least 50% of the outstanding shares of capital stock entitled to vote in the election of directors, voting together as a single class.

Limitation of Liability of Directors

The Colorado revised statutes permits a corporation to include a provision in its articles of incorporation eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for damages for a breach of the director's fiduciary duty, subject to certain limitations. Our articles of incorporation include such a provision to the maximum extent permitted by law.

While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate that duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his duty of care.

Indemnification of Directors and Officers

The Colorado revised statutes permit a corporation to indemnify officers and directors for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. Our articles of incorporation and bylaws provide that any person who was or is a party or is threatened to be a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, because that person is or was a director or officer, or is or was serving at the request of either of us as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, will be indemnified against expenses, including attorney's fees, and held harmless by each of us to the fullest extent permitted by the Colorado revised statutes. The indemnification rights conferred by each of us are not exclusive of any other right to which persons seeking indemnification may be entitled under any statute, our articles of incorporation or bylaws, any agreement, vote of stockholders or disinterested directors or otherwise. In addition, each of us is authorized to purchase and maintain insurance on behalf of its directors and officers.

Additionally, each of us may pay expenses incurred by our directors or officers in defending a civil or criminal action, suit or proceeding because that person is a director or officer, in advance of the final disposition of that action, suit or proceeding. However, such payment will be made only if we receive an undertaking by or on behalf of that director or officer to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by us, as authorized by our articles of incorporation and bylaws.

                REGISTRAR AND TRANSFER AGENT

Our transfer agent is Computershare Trust Company, 12039 West
Alameda Parkway, Suite Z-2, Lakewood CO 80228, telephone:
(303) 986-5400.


           INTEREST OF NAMED EXPERTS AND COUNSEL
                 IN REGISTRATION STATEMENT

No expert named in this prospectus was paid on a contingent basis or had a material interest in our Company or any of its subsidiaries or was connected with our company or any of its subsidiaries as a promoter, underwriter, voting trustee, director, officer or employee.

    DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
              FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that a director shall not be personally liable to any of its shareholders for monetary damages for breach of fiduciary duty as a director, except liability for the following:

(a) any breach of the director's duty of loyalty to our Company or its shareholders;
(b) acts or omissions not in good faith or which involve gross negligence intentional misconduct or a knowing violation of law;
(c) any unlawful distribution as set forth in the General Corporation Law of the State of Colorado; or
(d) any transaction from which the director derived an improper personal benefit.

These provisions may have the effect in certain circumstances of reducing the likelihood of derivative litigation against directors. While these provisions may eliminate the right to recover monetary damages from directors in various circumstances, rights to seek injunctive or other non-monetary relief are not eliminated.

Our By-laws provide for indemnification of our Company's directors to the fullest extent permitted by law. The bylaws also permit our Company, through action of the board of directors, to indemnify the officers or employees to the fullest extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by our Company of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, our Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Rule 144 and Shares Eligible for Future Sale

Upon the consummation of this Offering, the Company will have 22,522,800 shares of common stock outstanding. Only those sold in this Offering (1,200,000 shares of common stock) and shares registered for the accounts of certain Selling Shareholders 5,241,029 will be freely tradable without restriction or further registration under the Securities
Act, as amended, except for any shares purchased by an affiliate of the Company (in general, a person who has a control relationship with the Company) which will be subject to the limitations of Rule 144 adopted under the Securities Act, as amended. All of the remaining 16,081,771 shares are deemed to be restricted securities, as that term is defined under Rule 144 promulgated under the Securities Act, as amended, in that such shares were issued and sold by the Company in private transactions not involving a public offering, all of which are subject to lock-up restrictions described below.

One million two hundred thousand (1,200,000) shares of common stock are held by certain shareholders of the Company, issued pursuant to Rule 701. However, recent correspondence directed from the Commission to the NASD suggests that Rule 144 sales by founding affiliates or their successors/assigns will generally not be afforded an opportunity to rely on Rule 144 for "safe harbor" re-selling under such rule and will most likely only be able to transfer such securities pursuant to an effective registration statement filed under the Securities Act of 1933.

In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or other persons whose shares are aggregated), who has owned restricted shares of Common Stock beneficially for at least one year is entitled to sell, within any three month period, a number of shares that does not exceed the greater of one percent of the total number of outstanding shares of the same class or the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned shares of Common Stock for at least two years is entitled to sell such shares under Rule
144 without regard to any of the limitations described above.

Prior to this Offering, there has been no market for the common stock and no prediction can be made as to the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market may adversely affect prevailing market prices for the common stock and could impair the Company's ability to raise capital through the sale of its equity securities.

Redistributions-Rule 144

Rule 144 of the Securities Act lists criteria under which restricted securities and securities held by affiliates or control persons may be resold without registration. The rule prevents the creation of public markets in securities when the issuers have not made adequate current information available to the public. Preliminary Note to Securities Act Rule 144. The requirements of Rule 144(b) through (i) include provisions that:

1) current public information be available regarding the issuer of the securities;

2) at least one year elapse between the time the securities are acquired from an issuer or affiliate and the date the securities are resold under the rule;

3) the amount of securities able to be sold is limited, depending on whether the sale is by an affiliate or not;

4) the securities be sold in brokers' transactions or with a market maker;

5) Commission Form 144 be filed depending on the size of the transaction; and

6) the person filing the form has a bona fide intention to sell the securities within a reasonable time.

Secondary Trading Exemptions:

The National Securities Markets Improvement Act of 1996 provides for exemptive provisions applicable to the status of secondary trading in the securities following subsequent distributions to additional shareholders as follows:

Section 18(b) of the Securities Act of 1933, i.e., Subsection 18(b)(1), 18(b)(2), 18(b)(3) and 18(b)4 defines a covered security or federal covered security. Exempt from state regulation are (1) investment companies registered under the Investment Company Act of 1940; (2) certain securities listed on nationally-recognized stock exchanges; (3) offers or sales made to qualified purchasers; (4) certain transactions exempt from registration under the Securities Act of 1933;
(5) investment advisers with assets over $25,000,000; and
(6) Rule 506 offerings. States are still allowed to regulate smaller offerings, penny stocks, intrastate offerings, and certain limited offerings. Except for certain exchange-listed securities, the states may still require notice filings and have the power to require registration or suspend offerings for which notices have not been filed.

In particular, Section 18(b)(4)(A) provides that a security is a covered security with respect to a transaction that is exempt from registration pursuant to paragraph (1) or (3) of Section 4, and the issuer of such security files reports with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Section 4(1) of the Act exempts transactions by any person other than an issuer, underwriter, or dealer.

Section 4(3) of the Act exempts transactions by a dealer
(including an underwriter no longer acting as an underwriter in respect of the security involved in such transaction), except--

(A) transactions taking place prior to the expiration of 40 days after the first date upon which the security was bona fide offered to the public by the issuer or by or through an underwriter;

(B) transactions in a security as to which a registration statement has been filed taking place prior to the expiration of 40 days.

Based upon the foregoing, we believe that secondary trading opportunities may exist pursuant to Sections 18(b)(4)(A), 4(1), 4(3) or 4(4) of the Act, in the states referenced above, provided that the Company continues to timely files reports required under Section 13 or 15(d) of the Exchange
Act and effectuate any filings that may be required in each respective state listed above, if any.

Although the above information may provide secondary trading exemptions for shareholders, provided they sell in full compliance with Rule 144 of the Act, nonetheless, the Company must still timely file the reports required to be filed as prescribed by Section 13 or 15(d) of the Exchange Act and must file any required material with each respective state authority:

       RECENT TRANSACTIONS IN UNREGISTERED SECURITIES

Unregistered Securities Issued or Sold Within One Year--
Recent Sales of Unregistered Securities.

The following transactions reflect the issuance during the previous two years of securities not registered under the Securities Act.

On July 11, 2000, the Company completed a business combination with its predecessor as follows:

A Plan and Agreement of Share Exchange was executed on May 19, 2000, by and among Oak Brook Capital IV, Inc. and the Company, who joined in the execution of the Agreement for the purpose of making certain covenants regarding the transactions contemplated therein. Oak Brook was a shell corporation duly organized and validly existing under the laws of the state of Colorado.

At the Closing, each of the shareholders of the Company who were United States citizens executed and delivered to Oak Brook an investment representation letter statement. Oak Brook subsequently issued, on a share-for-share basis, shares of its common stock to each and every shareholder of the Company. Effectively, a change of control occurred with the Company assuming control of Oak Brook.

All such securities were issued to the shareholders of the Company with no broker-dealer or underwriter involved and no commissions paid to any person in respect thereto.

All such sales were made in reliance on Section 4(2), 4(6) and/or Regulation D the Securities Act as transactions not involving a public offering. With regard to the reliance by the Company upon the exemption from registration provided under Section 4(2), 4(6) or Regulation D-Rule 506 of the
Securities Act for the sales of securities disclosed above, inquiries were made by the Company to establish that such sales were qualified for exemption from the registration requirements.

Section 4(2) Sales

In particular, the Company confirmed that with respect to any exemption claimed under section 4(2) of the Securities
Act:

(i) Each purchaser referred to gave written assurance of investment intent and certificates for the shares sold to each purchaser bear a legend consistent with such investment intent and restricting transfer;

(ii) Sales within any offering were made to a limited number of United States citizens. No general solicitation to the public was made in connection with such sales;

(iii) Each purchaser represented in writing that they (or in the case of corporate investors) that their management are sophisticated investors;

(iv) Neither the Company nor any person acting on our behalf offered or sold the shares by means of any form of general solicitation or general advertising;

(v) No services were performed by any purchaser as consideration for the shares issued; and

(vii) The purchasers represented in writing that they acquired the shares for their own accounts.

The Company will continue to take the following action to ensure that a public re-distribution of the shares does not take place:

(i) a restrictive legend will be placed on each stock certificate issued in connection with the founder transactions;

(ii) stop transfer order instructions will be placed on each stock certificate issued in connection with the founder transactions; and

(iii) shareholders have been placed on notice that their securities will need to be sold in compliance with Rule
      144 of the Act, and may not be transferred otherwise.


                          BUSINESS

--------------------------------------------------------------
               IMPORTANT FACTORS RELATED TO
     FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS
--------------------------------------------------------------

The statements contained in this registration statement that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company's expectations, hopes, intentions or strategies regarding the future. All forward-looking statements included in this document are based on Information available to the Company on this date, and the Company assumes no obligation to update any such forward-looking statements. It is important to note that the Company's actual results could differ materially from those in such forward-looking statements. Among the factors that could cause actual results to differ materially are the risk factors that may be listed from time to time in the Company's reports on Form 10-QSB, 10-KSB and registration statements filed under the Securities Act.

Forward-looking statements encompass the following:

-  expectation that the Company can secure additional capital;

- continued expansion of the Company's operations through joint ventures and acquisitions;

- success of existing and new marketing initiatives undertaken by the Company; and

- success in controlling the cost of services provided and general administrative expenses as a percentage of revenues.

The forward-looking statements included in this document are based on current expectations that involve a number of risks and uncertainties. These forward-looking statements were based on assumptions that:

-  the Company would continue to expand;

- capital will be available to fund the Company's growth at a reasonable cost;

- competitive conditions within the industry would not change materially or adversely;

-  demand for the Company's product would remain strong;

- there would be no material adverse change in the Company's operations or business; and

- changes in laws and regulations or court decisions will not adversely or significantly alter the operations of the Company.

Assumptions relating to the above statements involve judgments with respect to future economic, competitive, regulatory and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the forward-looking information will prove to be accurate.

In light of the significant uncertainties inherent in the forward-looking information included in this document, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives or plans of the Company will be achieved.

                           BUSINESS DESCRIPTION

Nature of Activities

PVAXX Corporation (the "Company") is a commercial research and development company that develops BioCompostable(TM) (biodegradable and compostable) materials that are not toxic to the environment to be used in manufacturing processes. The Company has developed, produced and sold PVAXX(R), a biodegradable and compostable polymer designed to be an "environmentally friendly" substitute for traditional plastics. The Company is currently developing another new product which is seen as a replacement for potentially harmful gelatine which is used to make capsules for the dispensation of drugs and food supplements. The Company is committed to developing new materials and processes to enable manufacturers to produce their products in a cost-effective manner, yet which are environmentally neutral. The Company is a development stage company.

The Company's commercial strategy is to engage in two activities:

(1) to appoint a number of PVA manufacturing companies to produce PVAXX(R)and have those companies license the formula for PVAXX(R) from the Company; and

(2) to continue research and development of other products with the intent of licensing the formula for any products developed to production companies (similar to its intentions with PVAXX(R)).

Similarly, it is the Company's intent that its patented equipment will be manufactured and distributed under license by specialist equipment companies.

     --------------------------------------------------

The Company, like many governments, is greatly concerned with the widespread use and disposal of plastics. The global plastics industry is very large and growing. According to the U.S. government's International Trade Data System, the United States is the largest consumer, producer, and exporter of plastics in the world, with shipments of plastics totaling close to $300 billion in 1999 (approximately 200 million tons), an increase of 55% since 1991. The vast majority of plastic ends up in landfills around the world where, due to the fact that plastic does not readily biodegrade, it will likely remain for hundreds of years. In looking at the situation, the Company's founder, Henry Stevens, saw a need, and great potential for, a competitively priced, biodegradable plastics substitute. After conducting market studies of the size of the potential market, the Company researched and developed PVAXX(R), a biodegradable and compostable polymer which can be used by manufacturers of many plastics-based products.

PVAXX(R) is made, in part, from poly-vinyl alcohol (PVA) and other additives, which have been used in consumer markets for over 25 years. Thus its properties, both physical and toxicological, as well as its environmental impact from its biodegradation on disposal, have been studied in depth. PVAXX(R), is a stable, flexible polymer similar to other everyday polymers such as polyethylene & polypropylene. It is available in various grades suitable for most product areas. PVAXX(R) production requires a very low level of energy. No external heat is introduced, creating potentially greater environmental advantages. PVAXX(R) is significantly less expensive than other biodegradable polymers currently in the market. PVAXX(R) is compostable as well as biodegradable. PVAXX(R) polymers have the Japanese "GreenPla" accreditation for compostability as a result of meeting international standards ISO 14851 and ISO 14855. Management believes it will soon obtain the full German compostability certification DIN 54900 (it currently meets the requirements of Part I). The International Biodegradable Products Institute of the United States has announced that it is working with the Japanese and German certifying organizations which will eventually result in these certifications for biodegradable and compostable plastics being recognized in the U.S.A.

PVAXX(R) is capable of being used by manufacturers to make plastics-based products. The Company makes samples of such products, for example the film from which plastic bags are made, to demonstrate that it is possible to manufacture fully biodegradable and compostable products on industry-familiar machines at costs that support mass-market volumes. The main advantage PVAXX(R) has when compared with conventional plastic is biodegradability and compostability. Biodegradability is the ability of a substance to be broken down into harmless components through the action of living organisms (such as bacteria). Composting is biodegradation within a specified timeframe as a result of direct microbial interaction and/or their enzymes with various organic substances.

Management believes there is growing concern among many Governments throughout the world over plastics waste in landfills. Several Governments, the Irish Government for example, have taken steps to address this concern including taxing conventional plastics products and encouraging the development of biodegradable alternatives. The Company believes that PVAXX(R) can be used by manufacturers looking to avoid the taxation of conventional plastics products, as well as present manufacturers with the ability to market themselves as providing "environmentally friendly" products. While there are other PVA products produced by other companies, PVAXX(R) is superior in that it is capable of use in a variety of manufacturing methods and can be produced at lower cost, thus sold at significantly lower prices. Market research conducted by PERA (a company specializing in innovation strategy) indicates that the quantity of our polymer that could be sold in these markets is 30 million tons per annum.

PVAXX(R) is produced as a hard, compressed pellet, which can be extruded, injection molded or blown to make film, allowing manufacturers to produce a variety of products currently manufactured using plastics. The Company has successfully engineered and patented machinery to produce these pellets. PVAXX(R) can be considered as one of the few truly compostable, extrudable polymers with a carbon backbone. In the past, other biodegradable polymers and PVA products have had problems with:
- conventional PVA: thermal degradation;
- high temperature cross linking;
- poor physical characteristics;
- high wastage; and
- limited application.

The Company's research has indicated that PVAXX(R) product does not suffer from the above-listed difficulties normally associated with biodegradable polymers and PVA products. Since inception the Company has spent approximately $1,311,000 on research and development activities and acquired equipment and other assets costing approximately $850,000 for this purpose.

--------------------------

The pharmaceutical industry uses three types of forms for controlled dosages: a) soft capsules for liquids; b) hard capsules for powder; and c) tablets. Capsules are predominantly made from gelatine. The primary concern about gelatine is whether it is safe to use in the human food chain. This concern is caused by gelatine originating from animals. Bovine animals are susceptible to diseases which could be transmitted to humans. Gelatine is also sourced from pork animals which causes concern on religious grounds. Because of the concerns on religious grounds, the market for capsules amongst Muslims (1.2 billion people) and similar religions, is relatively undeveloped.

The current market for gelatine capsules is believed to be about 60,000 tons.

The Company is currently developing a new product from which capsules can be made. Management believes that this product has the potential both to replace gelatine and also enable the expansion of the market for this method of drug and food supplement delivery. Components of this product have received EU and FDA approval for human consumption via pharmaceuticals and food contact use. Being made of inactive components, management believes that it meets US Food & Drugs Administration requirements under Title 21 of the US Code of Federal Regulations. The application for a Drug Master File
(DMF) number from the US Food & Drug Administration is currently in process. The Company has developed the "SoftCap" system, a process to produce capsules made from this new material. Due to its control mechanisms, the "SoftCap" process provides significant cost savings compared to machinery currently used. The issues surrounding the use of gelatine positively affect the PVAXX "SoftCap" system.

------------------------------

PVAXX Corporation, a Colorado Corporation formed in May 1998, is the parent company of the PVAXX Group of companies. The
PVAXX Group was formed in March 2000. The Group is currently comprised of:

- PVAXX Technologies Ltd ("PVAXX Technologies") a UK company for holding all the group patents and intellectual property.

  -  PVAXX Research & Development Ltd ("PVAXX Research") a
     UK company undertaking all ongoing trials and developments and employing a research team of 12 people in Kemble, Wiltshire.

   - PVAXX (Europe) Ltd ("PVAXX Europe") a UK company, currently dormant.

The technology on which the Company was founded was the conclusion of development work started in the 1980's in biodegradable polymer development and developed with the input of the Polymer Development Centre in Ireland, PERA in the UK, the University of Leeds and the University of North London, together with many individuals and consultants. The product was test marketed by a UK distributor, British Traders & Shippers Ltd, in 1998/99. All feed back was acted upon and the products and process refined during 1999/2000 to produce the PVAXX(R) product we have today.

The Company holds rights to patents published for its "Polymer processing method and tablet-forming apparatus" and its different grades of PVAXX(R). The Company has also applied for a patent for its "Capsule and capsule-forming method and apparatus".

The Company has trademark protection for the name "PVAXX(R)"

The markets for PVAXX(R), the competition and the initial marketing strategy were reviewed by PERA, Arthur Andersen and Thompson & Wilson during late 1999, early 2000, thus allowing us to identify the correct pricing for our products being at a level below all other biodegradable polymers and therefore being the first biodegradable polymer to move away from being a low volume niche product into the mainstream, high volume markets. The information received during these phases identified the extremely high demand for biodegradable products at a low cost. The United States Feed and Grain Commission ("USFGC") estimates
1.5 million tons of demand per annum in the US alone for a product with a market price of less than $1.50 per kg, a criteria which, at this time, Management believes only PVAXX(R) can meet. For this reason it was decided that it would be advantageous to the Company to seek penetration into the US market as we believe this will be our largest market in the long term.

To achieve this goal the companies were restructured into the PVAXX Business Group and the Company opened a US office in Florida. The Company also moved the PVAXX(R) research into a new facility at Kemble in the UK, and started evaluating potential locations for the large scale manufacturing. The Company is currently in discussions with a number of companies to manufacture its equipment under license.

To ensure the Company had the correct level of management the founder proceeded to build a management team, beginning in 2000 with Bryan Wade in Business Development, Sales and Marketing roles. In March 2001 Jim Halliday was appointed as CFO. Other individuals have been placed in middle management roles including sales & marketing, research & development, and engineering & production. The appointment of experienced individuals to strengthen the Board is expected to be made in the near future.

Management feels that BioCompostable(TM) products like PVAXX(R) will be a significant contributor to the reduction of negative environmental and ecological impacts of plastics worldwide. Management believes PVAXX(R) offers the potential of practical solutions to worldwide waste disposal problems, as all products manufactured from PVAXX(R) biodegrade into non-toxic elements when disposed of through composting on dedicated sites, water immersion, or in landfill.


Production and Shipping of PVAXX(R)

General--

PVAXX(R) is produced and distributed as follows:

  1. The raw materials (i.e. minerals, organic substances, lubricants and additives) are mixed in a mixer;
  2. Mixed materials feed through a PVAXX(R) patented pelletizer;
  3. Pellets are dried through a dryer;
  4. Pellets are shipped to customers in containers of various sizes

An example of the Company's current operation is as follows:

Corporation A, which produces plastic water bottles, contacts, or is contacted by, representatives of the Company and indicates that Corporation A is interested in determining whether it is possible for Corporation A to manufacture its water bottles from PVAXX(R) rather than conventional plastic.

Corporation A informs the Company how it manufactures its water bottles and the specifications thereof. Corporation A orders a small amount of PVAXX(R), and pays the market price charged by the Company. The Company, based on the specifications of Corporation A, produces a sample water bottle made of PVAXX(R), which it ships to Corporation A for evaluation, along with its order of PVAXX(R). Corporation A will then run its own trials using PVAXX(R) in its manufacturing process.

If suitable, PVAXX(R) may then be used by Corporation A to produce its products. The Company is attempting to have manufacturers operating throughout industries such as film, sheet, wrapping and packaging materials, fibers and moldings adopt PVAXX(R) as one of its base materials. Doing so would allow products to be sold and distributed with no toxic effects on the environment at an affordable cost.

The Company is currently focused on its involvement with about
25 companies. As a result, 2 of these companies have invited the Company to submit price tenders for the supply of about 2,250 tons initially. The Company is currently discussing a contract for the production of PVAXX(R) with a major PVA manufacturer, and has been invited to discuss its proposals with 2 others.

The Company believes that its strength is the invention of new products to replace existing materials which may be harmful to humans and their environment, and the processes to produce them. Market research indicates that demand for its first product, PVAXX(R), could be 30 million tons per annum. Currently, the Company does not have the resources to produce large quantities of this product. The company's current facilities are capable of producing about 8,000 tons per annum. The Company considers that the best way to develop its business is to focus on new materials and processes and arrange for the manufacture of large quantities of these products by third parties. The Company's idea is to license its patents to third party companies to allow them to produce their own-label BioCompostable(TM) products.

PVAXX(R) is supplied to end-product manufacturers in pellets. The Company has invented a processing method and apparatus to form the PVAXX(R) polymer into pellets. The Company plans to arrange for third party companies to manufacture this equipment under license.
In the case of PVAXX(R), the Company considers that suppliers of PVA, the principal ingredient (in volume terms) of the polymer should be interested in producing a more valuable product. The Company has suggested this idea to one of its suppliers. This supplier has stated that they would like to work with the Company on this proposal. An engineering company has declared its interest in making the pelletizer equipment.

The research center is currently capable of producing up to one
(1) ton per hour of PVAXX(R) pellets (about 8,000 tons per annum). Management plans to increase production in line with the volumes indicated by the "memorandums of understanding" obtained from customers. To satisfy these potential orders, and others which the Company anticipates, the Company is arranging for a PVA producer to install the required number of pelletisers alongside their PVA manufacturing facilities. The Company will then license the PVAXX(R) formula to such companies to enable them to make their own biodegradable polymer. In the event that the Company is unable to successfully conclude such arrangements then the Company plans to expand its own production facilities to meet anticipated demand. The Company has planned to use its current facilities initially, if necessary.

The various technologies that make up PVAXX(R) were either acquired by or developed within the Company. Development was undertaken within the Irish Government's Research and Development Department, PERA, universities and within our own facilities both in England and in the Isle of Man. These entities have a wide range of experience in the development of laboratory led research and testing of polymers and plastic processes and products. More than a decade of associated research and over five years of laboratory and industrial assessment has gone into the development of PVAXX(R). This includes full industrial, scientific and technical assessment throughout its development.

PVAXX(R) offers biodegradability and compostability at a cost that is competitive when compared with other conventional plastics. Alternative products based on starch additives, fragment, but may not decompose. Those polymers that do biodegrade are generally expensive and can be difficult to process.

Key Product Areas Where PVAXX(R) Polymers Can Be Used By Our
Customers

PVAXX(R) is a competitively priced material that allows the customer to manufacture basic and premium plastic-based products. These include, but are not limited to, the following areas listed together with some consumption examples:

     -    Agricultural
          Agro-chem sachets, Mulch films and Plant pots;

     -    Household
          Bags, Diapers, Drinking straws, Femcare products,
          Hangers, Incontinence pads, Sachets and Six pack rings;

     -    Industrial
          Chemical sachets, Disposable clothing, Expanded foams and Gloves;

     -    Leisure
          Film canisters, Golf tees and Shotgun cartridges; and

     -    Medical
          Bedpans, Bowls, Cotton buds, Hospital curtains,
          One-use sterile products and capsules.

PVAXX(R) has been test marketed using British Traders and Shippers Ltd., a UK chemical/polymer distributor. This relationship has enabled the Company to refine such things as packaging, grades and pricing.

Sales and Marketing

Markets--

Eight percent of US household waste, over 13 million tons per year, and growing, is made up of plastics and is consigned to landfill. This is repeated throughout the developed world. Mr. Reg. McCabe, Director of the Plastics Industries Association of Ireland, has reported that "Only twenty percent (20%) of plastic waste could be recycled...in the light of growing public concern about additional landfill sites.....business called on government to help out with 136,000 tons of plastic packaging waste which are produced each year". PERA has completed a detailed market study for the Company showing an immediate market of thirty (30) million tons in areas where PVAXX(R) is cheaper or has other attributes that make it immediately superior to current polymers being used on the market today.

Environmental attributes of PVAXX(R) such as complete biodegradability are regularly sought after by industry and policy makers. Governments are looking to find solutions to the high volumes of plastic waste accumulating in their landfills, the toxicity problems of plastic residue in soil, groundwater or via leaching directly into foodstuffs, and to the dioxin emissions when plastics are burned. These issues have led to interim solutions such as recycling and take back policies. However, many policy makers believe that the ultimate solution remains in the complete biodegradability of plastics.

Marketing Strategy--

Press, Public Relations, Mail shots, and Lobbying--

As part of its marketing strategy, the Company intends to convince governmental regulatory bodies to encourage the use of biodegradable plastics. This will be in addition to the obvious marketing of PVAXX(R)'s environmental benefits directly to its customers and potential customers, who can in turn market these benefits directly to the end-consumer. In order to properly inform policy makers of the existence and benefits of PVAXX(R), Management intends to employ a two-tiered approach as follows:

     (i) First, all relevant people at the senior government level will be personally informed of the environmental attributes of PVAXX(R). As the debate on plastic products and waste develops, PVAXX(R) must be seen developing in a pro-active industry producing a new, environmentally safe product;

          Provided the Company convinces officials through sound research, development and environmental proof, new legislation adopted in its favor will likely be forthcoming, so long as the informing process has been conducted in a professional and diplomatic manner; and

     (ii) Second, local and state governments and local authorities must also be approached.

Throughout the entire informational process, new elements or developments must be integrated into the strategy and used to influence each person. In addition, we hope to forge alliances with parties also interested in changing national legislation to benefit cleaner plastics. These parties could be industry federations or representatives as well as respected non-governmental organizations.

Given the range of applications in all kinds of sectors in many parts of the world, Management feels the public relations potential for PVAXX(R) and products made from PVAXX(R) is significant. The Company is beginning to create a multi-language media relations program embracing both trade and technical media, together with national newspapers and magazines in appropriate sectors, such as food, fashion, agriculture and pharmaceuticals.

Recent production of samples of items made from PVAXX(R) (for example, film, coat hangers, golf tees) has presented the opportunity for targeted mail shots to manufacturers and users of plastic products. Media events in which we can effectively demonstrate the biodegradability of PVAXX(R) are also planned.

Interactive Website--

A live website, initially cast in 5 languages, with an active inquiry office and updateable news section, is currently available and is an integral part of our marketing strategy. The eventual selling of PVAXX(R) via the Internet, supported by our technical center at www.pvaxx.com, will provide 24-hour access to sales and technical information. There is no advertising on our web site, nor are we entertaining potential advertising at this time. Accordingly, the Company has not been involved in the negotiation of preliminary agreements or understandings with any advertisers.

Distribution Agents--

The Company is currently working with Mitsui Plastics, a distribution agent, to evaluate opportunities in the U.S.A. which is seen by management as a market with enormous, and
rapidly growing, potential.   Mitsui is paid via commissions
on sales generated through its efforts. While Mitsui is currently working with the Company in this capacity, Mitsui and the Company are finalizing a definitive agreement. The Company plans to use the distribution partners of PVA manufacturing companies as a means of further exploiting potential worldwide demand for BioCompostable(TM) polymers.

Advertising--

Through advertising, the Company has an opportunity to gain exposure both to potential purchasers and those who can influence purchases. Media coverage of the Company will provide useful additional advertising for the product. We intend to place announcements of our product development in the Financial Times, the Wall Street Journal, Paris Match and other respected national and international newspapers together with product advertisements in magazines in sectors such as food and drink, pharmaceuticals and agriculture.

Advertising Expenditure--

We have budgeted approximately $100,000 for advertising with a possible growth from earnings to $300,000. We hope to have good exposure that will enable us to put BioCompostable(TM) materials, like PVAXX(R), forward as a visible global brand. Of course, there can be no assurances that such an advertising budget can be generated through the offering, internal operations or growth from earnings.

Competitive and Environmental Issues

General--

The biodegradable plastics industry in which the Company operates is highly competitive. Some of the company's principal competitors in certain business lines are substantially larger and better capitalized than the Company. Because of these resources, these companies may be better able than The Company to obtain new customers and to pursue new business opportunities Or to survive periods of industry consolidation. However, Management believes that licensing the formula for PVAXX(R) to PVA manufacturers for production will allow the Company to concentrate on development of other BioCompostable(TM) materials, and successfully exploit the earnings potential of its intellectual property.

Plastics have considerable utility but also result in significant amounts of waste both during manufacture and following their use as products. Unfortunately this waste has a highly visible profile which, when combined with its indefinite lifespan, does not allow the problem to diminish. As environmental issues become increasingly voiced around the World, the use and disposal of traditional plastic materials (which currently are non biodegradable,) are becoming a cause for concern. Public opinion, i.e. regarding the threat to the environment, has caused the European Union to outline quality standards for products, production standards and pollution levels that will enable countries within the EU to tighten their legislation.

Legislation and Government Reactions--

The EU is already pushing to limit landfill growth.  Council
Directive 1999/31/EC sets new targets.

- UNITED KINGDOM:- Within the UK around twenty-eight million (28,000,000) tonnes of municipal waste are produced each year. New government targets under the May 2000 "National Strategy" have been set which direct that by 2005 this waste which goes to landfill must not exceed 60% (about seventeen million (17,000,000) tonnes), 55% by 2010 (about fifteen million (15,000,000) tonnes), and 33% by 2015 (about nine million (9,000,000) tonnes). The UK will have to find fast economic alternative solutions to reduce the existing levels.

- FRANCE:- has established a number of voluntary agreements between industry and governments to set targets for recycling plastics.

- GERMANY:- new Waste Avoidance and Management Act increasingly requires manufacturers to be responsible for the waste they produce.

- ITALY:- passed an act to introduce new legislation that expounds laws which ban the sale of cotton bud sticks, disposable kitchenware, expanded filler for packaging, and refuse sacks.

- DENMARK:- statutory order 397, states that beer and soft drinks may only be sold in refillable packaging, ruling out
PET and PVC bottles. There is a tax on all landfill or incinerated waste in order to encourage waste minimisation and recycling.

- GREECE:- Strong pressure from the socialist political parties and environmentalist to ban PVC bottles in a bid to reduce the level of toxins in uncontrolled waste-dump fires which plague the country.

- IRELAND:- Irish Government Statement Announced By Noel
Dempsey TD, Minister for the Environment and Local
Government:

"It is the policy of this Government to tax plastic bags as a means of discouraging their use", the Minister said. "Over 1.2 billion plastic bags are handed out, free of charge, every year to customers in about 19,000 shops and other retail outlets throughout this country. Most end up in landfill. Too many end up in the environment as litter. They are an eyesore on our streets and roadsides, and in hedges and trees throughout the countryside. In addition, plastic bag pollution is a threat to our ecosystems, natural habitats and wildlife."

In response, the Irish Government appraised two mechanisms for introducing a levy. The point of sale approach, where the polluter pays, was considered, but was compromised by administrative complexity. The supply based levy was considered the most appropriate, as it directly targets manufacturers and wholesalers and was administratively much simpler, though it recognized that this may not have an effect on plastic bag consumption, as the system offers suppliers or shops the opportunity to absorb some of the levy to maintain bag sales.

The final sum implemented per unit was 15 Euro cents ($0.17) for domestic or imported product. A levy on plastic bags is considered be compatible with the general policy direction of the European Commission which, in principle, supports the use of market based instruments as a means of achieving higher standards of environmental protection. However, this view is contingent on there being more quantitative evidence on the contribution of plastic bags to the environmental problems of litter.

Nonetheless, Minister Dempsey responded that "While many of the options considered in the study presuppose the continued use of plastic bags, it is clear that if we are to eradicate plastic bag pollution once and for all, we need firm and progressive measures with a real capacity to reduce the use of these bags". The study concluded that some form of levy or tax offers the most appropriate means of reducing consumption of plastic shopping bags and thereby reducing consequent environmental problems.

USA:- Many States have laws requiring the 4 and 6 pack hi-cone rings (per the US Grains Council) and fast food packaging should be manufactured from degradable materials and banning non-degradable refuse sacks from landfill.

SOUTH AFRICA:- Has passed a prohibition on the supply of plastic carry bags, which states that no person may supply carry bags of a thickness of less than 30 microns, increasing as of June 1 2001, to a thickness of less than 80 microns. The act provides for significant financial penalties for any violations.

Competitive Alternatives to PVAXX(R)--

A.  Incineration

Apart from requiring considerable amounts of energy, incineration will also produce vast quantities of gases, contributing to the 'greenhouse effect'. PVC, one of the most common pollutants, produces hydrogen chloride when combusted, requiring expensive materials in the construction of incinerators along with downstream acid gas scrubbing equipment. Overall, incineration is expensive and creates further pollution.

B.  Landfill

Landfill sites are expensive in terms of construction and management and tie up valuable land for indefinite periods.
They are filling up and closing at a high rate, thus reducing the number of available sites.

C.  Recycling

Recycling requires the physical separation on each waste site of all plastic from non-plastic material. This process then has to be followed by the attempted sorting and segregation of different types of plastic from each other, without the benefit of chemical analysis. Next, the waste is transported to the recycling site for treating and re-analyzing before re-inclusion into a manufacturing process.

Recycling is a time consuming and expensive task that is open to accidental miss-sorting and subsequent abortive processing. To quote the British Plastics Federation Statistics Handbook:-
"the problem for industry is that reprocess feedstocks are often of inconsistent quality and there remain concerns about incorporating reclaimed material into food or technical applications."

D.  Other Degradable Polymers

Many plastics are now being marketed, at least partially, on their environmental merits. The following is a list of some degradable polymer manufacturers divided by the type of polymer:

    (i)   Starch materials
     - Novamont, Italy - 'Mater-Bi'(TM)
       Current applications include: composting bags;
       shopping bags; diaper backsheets; film wrapping;
        cutlery; straws; cups; plates; soluble cotton swabs;
        and soluble loose fillers

    (ii)  Lactic acid materials
     - Cargill Dow, USA - 'NatureWorks'(TM)
       Current applications include: carpet; shirts; bottles;
       cups; films; wraps

    (iii) Other materials
     - Du Pont, USA - 'Biomax'(R)
       Current applications include: domestic wipes; yard waste bags; top and back sheets of disposable diapers;
       blister packs; disposable eating utensils; agricultural films; seed mats; plant pots; food packaging

    (iv) Additive-Based (standard plastics with a starch additive)
- There are many companies in this category. However, as only the starch additive biodegrades, and the starch loaded derivatives do not fully biodegrade, they leave small particles of undegraded polyethylene, or other polymer and cause ecological dangers which have been under investigation and study.

Management believes that PVAXX(R)'s ability to degrade and compost is superior to all of the above competitive alternatives.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF
    FINANCIAL CONDITION, RESULTS, AND PLAN OF OPERATIONS

           =====================================
              PERIOD ENDING DECEMBER 31, 2001
           =====================================

Except for historical information, the discussion in this Form SB-2 contains forward-looking statements that involve risks and uncertainties. These statements may refer to the Company's future plans, objectives, expectations and intentions. These statements may be identified by the use of words such as "expect", "anticipate", "believe", "intend", "plan" and similar expressions.

The Company's actual results could differ materially from those anticipated in such forward-looking statements. Factors that could contribute to these differences include, but are not limited to, the risks discussed in the section titled "Market Risks and other Business Factors" later in this Form SB-2.

Operations

The Company produces PVAXX(R), a polymer that may be used by various manufacturers in producing agricultural, household, industrial, leisure and medical market products. In addition, the Company is researching and developing other environmentally neutral products for use in manufacturing processes.

The Company and its President have spent the past several years developing PVAXX(R) and related technology and the Company is now selling small quantities of PVAXX(R) for evaluation by customers who could potentially order significant quantities, operating in the following industries:
- Pharmaceutical;
- Industrial;
- Retail;
- Household;
- Agricultural;
- Leisure.

At present, the Company does not intend to acquire or invest in any complimentary businesses.

Period from inception to December 31, 2001.

The Company has accomplished the following during the period from inception on March 16,2000 to December 31,2001:
- has opened a new research & development facility and European HQ in Kemble,UK;
- has sold small quantities of product to customers that could potentially order significant amounts of PVAXX(R) for use in manufacturing various plastic products in the industries listed above;
- has commenced a marketing program;
- has appointed several members of a management team for sales & marketing; production & engineering; and a Chief Financial Officer;
- has appointed PKF, Nottingham, England, as auditors;
- has appointed Nadeau & Simmons as corporate legal advisors; and
- has registered the Company to do business in Dubai, United
  Arab Emirates, where it presently has an option to establish a manufacturing facility.

During this period of time, the company has been financed, by loan and lease facilities, by its principal shareholder.

The next twelve months

The Company plans to develop its business model in order to maximize its earnings potential. The Company's business model is based on its belief that its strength is the invention of new products and processes to produce materials which are not harmful to humans and their environment. Currently the Company does not have the resources to manufacture large quantities of its products. The Company believes that the best way to make large quantities of its materials is to arrange for third party companies, with the resources, such as the manufacturers of PVA, the bulk component of PVAXX(R), to manufacture their own-label BioCompostable(TM) products, under license from the Company. Similarly, the Company plans to have its patented process equipment manufactured under license from the Company.

A number of companies, both existing and potential customers, have expressed an interest in using PVAXX(R) to make products that currently utilize plastic materials. In order to plan operations more effectively, the Company is currently endeavouring to obtain "memorandums of understanding" ("MOU"s) so as to indicate both the timing of orders and the quantities envisaged. The Company has been invited to tender for the supply of 2,250 tons per annum of PVAXX(R) to produce water soluble products. The Company is using these potential orders in its discussions with PVA manufacturing companies. One such company has expressed their interest in producing PVAXX(R) pellets. Similarly, a number of engineering companies have expressed an interest in making the Company's tablet forming and pelletizing equipment. The Company has commenced the construction of its first commercial production pelletizer as a result of these levels of interest.

The principal objective for the next twelve months is to have signed sales contracts in place - the Company plans to have a number of these in place before the end of March
2002 - and commence production of large volumes of its products.

If the Company is unsuccessful in persuading specialist manufacturing companies to undertake large scale production, then the Company plans to increase its own production facilities.

During the last 21 months, since inception, we have focused on the uses and disposal of plastic. We have completed the necessary research and development to establish several grades of our product which are suitable for the manufacture of plastic film, extruded and molded plastic products. The company makes samples of finished products that potential customers can manufacture using PVAXX(R). The company provides such product samples along with technical specifications of PVAXX(R) to potential customers. Small quantities of PVAXX(R) polymers are being shipped in pellet form in 50 Kilo drums to various customers who have the potential to order significant quantities. These shipments are purchased by the customer at market prices, but are primarily used by the buyers to evaluate the functionality and durability of PVAXX(R). Prospective customers are responsible for completing their own trials and tests to determine whether PVAXX(R) will be suitable for the manufacture of their products. However the company offers the technical expertise of its officers and staff to customers to ensure proper evaluation. These trials and tests take a number of months to complete particularly if the customer wishes to ensure the life expectancy of the product, its biodegradability and compostability. If suitable for the customer's process, PVAXX(R) may be used to enable customers in a range of industries to make products such as film, sheet, wrapping and packaging materials, fibers and moldings that will have no toxic effects on the environment at an affordable cost. This approach is expected to lead to the completion of "memorandums of understanding" with major customers to indicate likely volumes and the timing of these requirements.

The company has successfully engineered and patented machinery to produce pellets of PVAXX(R). The company has taken an option to acquire land in Dubai, United Arab Emirates, which could enable the company to construct additional facilities to produce approximately 100,000 tons per annum. As investment will be required to install facilities to enable production from this site, a decision on whether to go ahead or not will depend on the outcome of the Company's offering and discussions of other options, such as arranging for PVA manufacturers to produce the Company's BioCompostable(TM) materials.

Independent research has indicated that the potential market size for our products could be 30 million tons per annum. Interest in our products from around the world has been created by our marketing programme and indicates a global demand which may become significant.

In order to exploit this opportunity as soon as possible, the Company's management believes that it should consider licensing the production of its polymers. Consequently negotiations are currently taking place with a number of PVA manufacturers to produce biodegradable polymers from the patented compositions of ingredients that the company would sell licenses to them. These companies should also be able to utilize their own world-wide distribution partners to provide the geographical reach and market knowledge necessary to ensure maximum exposure.

The company is currently working with Mitsui Plastics, a major international distributor, evaluating opportunities for its products in the U.S.A., which is seen by Management as a significant potential market. Mitsui is paid via commissions on sales generated through its efforts. While Mitsui is currently working with the Company in this capacity, Mitsui and the Company are finalizing a definitive agreement. If substantial contracts could be obtained, this would provide a greater incentive to PVA manufacturers to commence production.

We anticipate a proportion of the initial sales to customers will be to the Italian market, where new legislation to ban a number of plastic applications is currently in the implementation phase. We are currently working with a development partner in this market for whom we have successfully made a water-soluble stick for their use in making a healthcare product. Working with a development partner in each market sector (i.e. pharmaceuticals, agriculture, etc.) is viewed as another way to exploit our products potential as soon as possible. The company is currently working with a number of potential customers who could receive products produced from the first large deliveries of PVAXX(R). The pharmaceutical sector is being developed over the mid-term and will offer higher-margin opportunities.

In addition the Company is considering the manufacture of its patented pellet-forming machinery under license by specialist engineering companies in order that greater quantities of our products could be produced more quickly.
The Company is currently in discussions with a company for this purpose.

Overhead and Operating Expenses

Currently we do not expect our present levels of selling, general and administration expense (about $400,000 per quarter), nor our research and development activities (which cost about
$250,000 per quarter) to increase significantly. Further increases in costs will be determined by increasing production activities.

Liquidity and Capital Resources

The Company remains in the development stage and, since inception, has experienced no significant change in liquidity or capital resources or stockholder's equity. The Company's balance sheet as of December 31, 2001, reflects a current asset value of $414,641 and a total asset value of $1,184,493 in the form of cash; property, plant and equipment (primarily leased); and costs of applying for patent protection. Prior to achieving greater levels of sales, the majority shareholder has provided additional loan finance to the Company and may contribute additional funds, or the Company may be successful in raising capital through the sale of equity. The Company is hereby registering for the sale of equity in connection with the sale of 1,200,000 shares at approximately $10.00/share. The Company does not have any underwriting commitments for such sale of equity and cannot provide assurances that it will raise significant proceeds from this offering and may receive no or nominal proceeds, significantly restricting the Company's activities and plan of operations.

Notwithstanding the steps taken by us to raise additional capital, our immediate cash requirements are significant. We cannot be sure that we will be able to successfully realize cash flow from operations or that such cash flow will be sufficient. However, we believe that our existing and anticipated capital resources will enable us to fund our planned operations through fiscal 2002.

In addition, our annual and quarterly operating results may be affected by a number of factors, including the following:
- our ability to manage inventories, shortages of components or labor;
- the degree of automation used in the assembly process;
- fluctuations in material costs and the mix of material costs versus labor;
- manufacturing and overhead costs;
- price competition;
- the inability to pass on excess costs to customers;
- the timing of expenditures in anticipation of increased sales; and
- customer product delivery requirements.

Any one of these factors, or a combination thereof, could adversely affect us.

The Company believes that obtaining $1,000,000 of net proceeds from this offering together with cash generated from planned operations will permit it to continue meeting its working capital obligations and fund the further development of its business for at least the next 12 months. There can be no assurance that any additional financing will be available to the Company on acceptable terms, or at all. If adequate funds are not available, the Company may be required to delay, scale back or eliminate its research, engineering and development or manufacturing programs or obtain funds through arrangements with partners or others that may require the Company to relinquish rights to certain of its technologies or potential products or other assets. Accordingly, the inability to obtain such financing could have a material adverse effect on the Company's business, financial condition and results of operations.

Evolving Industry Standards; Rapid Technological Changes

The Company's success in its business will depend in part upon its continued ability to enhance its existing products, to introduce new products quickly and cost effectively to meet evolving customer needs, to achieve market acceptance for new product offerings and to respond to emerging industry standards and other technological changes. There can be no assurance that the Company will be able to respond effectively to technological changes or new industry standards. Moreover, there can be no assurance that competitors of the Company will not develop competitive products, or that any such competitive products will not have an adverse effect upon the Company's operating results.

There can also be no assurance that the Company will be successful in refining, enhancing and developing its operating strategies and products going forward, that the costs associated with refining, enhancing and developing such strategies and products will not increase significantly in future periods or that the Company's existing technology will not become obsolete as a result of ongoing technological developments in the marketplace.

Volatility of Stock Price

The Company believes factors such as the Company's liquidity and financial resources, quarter to quarter and year-to-year variations in financial results could cause the market price of the Company's common stock to fluctuate substantially. Any adverse announcement with respect to such matters or any shortfall in revenue or earnings from levels expected by management could have an immediate and material adverse effect on the trading price of the Company's common stock in any given period. As a result, the market for the Company's common stock may experience material adverse price and volume fluctuations and an investment in the Company's common stock is not suitable for any investor who is unwilling to assume the risk associated with any such price and volume fluctuations. As a consequence this may inhibit the Company's ability to raise additional finance, if required.

Sufficiency of Cash Flows

The Company believes that current cash balances and any cash generated from operations and from available debt or equity financing will be sufficient to meet its cash needs for working capital and capital expenditures for at least the next twelve months provided at least $1,000,000 is raised in this offering. Thereafter, if cash generated from operations is insufficient to satisfy the Company's liquidity requirements, management may seek to sell additional equity or obtain credit facilities. The sale of additional equity could result in additional dilution to the Company's shareholders.

Results of Operations

Although we have yet to realize significant revenues from our planned operations, sales of small quantities of product, for trialing and testing purposes, have resulted in revenues of $5,010 being received by the Company for the 6 months ended December 31, 2001 ($15,108 since inception).

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109,
"Accounting for Income Taxes" issued by the Financial
Accounting Standards Board, under which deferred tax assets and liabilities are provided on differences between the carrying amounts for financial reporting and the tax basis of assets and liabilities for income tax purposes using the enacted tax rates. Under SFAS 109, deferred tax assets may be recognized for temporary differences that will result in deductible amounts in future periods. A valuation allowance is recognized if on the weight of available evidence it is more likely than not that some portion or the entire deferred tax asset will not be realized. Consequently the Company has not recorded an asset on its balance sheet to recognize the tax benefit of its losses since inception.


MARKET RISKS AND OTHER BUSINESS FACTORS

In passing the Private Securities Litigation Reform Act of
1995 (the "Reform Act"), Congress encouraged public companies to make "forward looking statements" by creating a safe harbor to protect companies from securities law liability in connection with forward looking statements. We intend to qualify both our written and oral forward looking statements for protection under the Reform Act and any other similar safe harbor provisions.

Generally, forward looking statements include expressed expectations of future events and the assumptions on which the expressed expectations are based. All forward looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected.

Due to those uncertainties and risks, the investment community is urged not to place undue reliance on our written or oral forward looking statements. We undertake no obligation to update or revise our for forward looking statements to reflect future developments. In addition, we undertake no obligation to update or revise forward looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

                            DESCRIPTION OF PROPERTY

Our corporate headquarters are located at 237 Park Avenue, New York, NY 10017, (212) 551-1494.

The Company executed a 3-Year Lease Agreement on May 23, 2000 for an office property in Fort Myers, Florida, U.S.A. with S.W. Enterprise Associates, Inc. This was the Company's initial corporate headquarter location. The Lease Agreement expires on May 31, 2003 and contains the following payment terms:

Monthly
Year 1 - 1st qtr: $3,670.25; 2nd qtr: $3,670.25;
3rd qtr: $4,095.13; 4th qtr: $4,165.33
Year 2            $  4,589.55
Year 3            $  4,773.25
This property is currently sub-let to an unrelated third party through June 2002.

The Company's UK research & development facilities are based at Kemble Business Park, Nr. Malmesbury, Wiltshire SN16 9SH, U.K. The Company executed a Lease Agreement on July 20, 2000, with Harving Limited for a period of 20 years from March 25, 2000, with a break clause at the end of the 10{th} year (Exhibit 10.4). The rent payable, currently
<pound-sterling> 40,000 (about $58,000) per annum, is to be
reviewed every 5 years. In addition to the rental payments, the company is obliged, at its own cost, to insure and maintain the property.


        CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company's Principal Shareholder, Jumik Investments, Inc. ("Jumik"), holds an unsecured, demand note, on which interest accrues at 8%, obligating the Company to pay Jumik, upon demand, approximately $2,025,000 owed to Jumik for loans made to the Company. While Jumik does not currently intend to call this note due, there can be no assurances that it will not demand the note. A demand could have an adverse effect on the Company's financial condition.

The Company's President, Henry Stevens has deferred receipt of a salary in an effort to help the Company to continue and grow. Should the Company's financial condition improve, the Company has verbally committed to pay Mr. Stevens for his services to the Company.

Other than their employment agreements and various loans set forth above, no material transactions involving the directors, senior officers or principal holders of the Company's securities have occurred since the Company was incorporated.

The Company intends to indemnify its officers and directors to the full extent permitted by Colorado law. Under Colorado law, a corporation may indemnify its agents for expenses and amounts paid in third party actions and, upon court approval in derivative actions, if the agents acted in good faith and with reasonable care. A majority vote of the Board of Directors, approval of the stockholder or court approval is required to effectuate indemnification.

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to officers, directors or persons controlling the Company, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by an officer, director or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

Transactions between the Company and its officers, directors, employees and affiliates will be on terms no less favorable to the Company than can be obtained from unaffiliated parties. Any such transactions will be subject to the approval of a majority of the disinterested members of the Board of Directors.


                             EXECUTIVE COMPENSATION

The following executive compensation was paid for the year ended June 30, 2001, to our company's directors, officers or affiliates or other persons who were executive officers of the company as at June 30, 2001.


               Annual Compensation               Long Term Compensation
                                                 -------------------------------
                                                 Compensation Awards
                                                 -------------------------------
                                                     Securities
Name and          Principal        Other Annual      Underlying     All Other
Position          Salary           Compensation      Options/(1)/   Compensation
                  ($)              ($)               (#)            ($)
--------------    ------------     ---------------   -------------  ------------
Henry Stevens        -0- (1)
237 Park Avenue          (2)
New York
NY 10017


President and
Director

Bryan Wade       $72,000 (1)
237 Park Avenue          (2)
New York
NY 10017
Vice President and
Secretary


____________________________

(1) Originally, Mr. Stevens was to receive a $600,000 per year in salary. Mr. Stevens has not drawn a salary in an effort to help the Company to continue and grow, however the $600,000 entitlement for the year ended June 30, 2001, has been accrued in the financial statements. Should the Company's financial condition improve, the Company has verbally committed to pay Mr. Stevens for his services to the Company.

Originally, Mr. Wade was to receive $135,000 for the year ended June 30, 2001 Mr. Wade drew only $72,000 during the year in an effort to help the Company continue and grow, however the $135,000 entitlement has been accrued in the financial statements. Should the Company's financial condition improve, the Company has verbally committed to pay Mr. Wade the balance of his entitlement.

(2) Mr. Stevens, as of March 20, 2000, has executed a five-year employment agreement whereby he will be paid
$600,000 per annum. Mr. Wade, as of March 20, 2000, has also executed a three-year employment agreement whereby he will be paid $120,000 the first year and $180,000 per annum thereafter.

Additional Compensation

Mr. Stevens' employment agreement provides that Mr. Stevens is entitled to have the company pay for the rental of a house and rental of a car when he is in Florida. Mr. Stevens does not utilize either of these perks and has no intent to do so.

Mr. Wade's employment agreement provides that Mr. Wade is entitled to have the company pay for the rental of a car for company business. Mr. Wade does not currently utilize this perk and has no intent to do so.

Mr Jim Halliday, Chief Financial Officer, was appointed a
Director of the Company on July 31,2001 at an initial salary of <pound-sterling> 72,000 (about $100,000) per annum.

The Company currently has no retirement, pension or profit sharing program for the benefit of its directors, officers or other employees. The Board of Directors may recommend one or more such programs for adoption in the future.

Director Compensation

Our Company has not reimbursed directors for expenses incurred, if any, in attending meetings of the board of directors and does not pay director fees to directors for their service on the board.

Stock Option Plans and Compensatory Plans

Under the terms of our present consulting and advisory services plan, our Company is authorized to issue a maximum of 2,105,200 common shares from time to time, for the benefit of directors, officers, full time employees, consultants and advisors of our Company or its subsidiaries and companies wholly owned by these individuals.

We are contemplating the implementation of a new stock option and award-based plan designed to provide incentives to directors, executive officers and employees of our Company or its subsidiaries and companies wholly owned by these individuals in order to permit those persons to participate in the growth and success of our Company.

Any options so granted will be exercisable at the exercise price and for such period of time as may be determined by the board of directors and approved pursuant to the requirements of the applicable stock exchange, or if our securities are not listed on a stock exchange, then in accordance with the conditions established by the board of directors.

Any stock options will be non-transferable and terminate on the earlier of the expiration date or the 30th day following the day on which the director, officer or employee, as the case may be, ceases to be either a director, officer or employee of our company or any of its subsidiaries.

Indebtedness of Directors and Senior Officers and Promoters

No director, senior officer, promoter or other member of management or their respective associates or affiliates have been indebted to our Company at any time during the period ended December 31, 2001 or since that date.

                     LEGAL MATTERS

The validity of our common stock offered hereby has been passed upon for us by Nadeau & Simmons, P.C., 56 Pine Street,
Providence, Rhode Island.



                       EXPERTS

The financial statements of the Company as of June 30,2001 and June 30, 2000 and for the year ended June 30, 2001, the period March 16,2000 (inception) to June 30,2000 and for the cumulative totals for development stage operations from March 16, 2000 (inception) to June 30, 2001 which appear in this Prospectus and Registration Statement have been audited by PKF, Nottingham, England, independent public accountants, as set forth in their report thereon also appearing elsewhere herein and in the Registration
Statement, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

With respect to the unaudited condensed consolidated financial information as of December 31,2001 and for the three and six month periods ended December 31,2001 and December 31,2000 and for the cumulative totals for development stage operations from March 16, 2000 (inception) to December 31, 2001, included herein in this prospectus, PKF, Nottingham, England has reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report included herein states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The independent certified public accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the "Act") for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the public certified accountants within the meaning of Sections 7 and 11 of the Act.

On June 15,2001, the Board of Directors dismissed Dennis W.
Bersch, C.P.A. and decided to engage PKF, Nottingham, England to act as the Company's independent certified public accountants for the period from March 16,2000 (inception) through June 30,2000, and annually thereafter.

The auditors report for the period ended June 30,2000 previously issued by Dennis W. Bersch, C.P.A. did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. However, his report did include an explanatory paragraph stating substantial doubt about the Company's ability to continue as a going concern. There were no disagreements with Dennis W. Bersch, C.P.A. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The letter from Dennis W. Bersch, C.P.A., confirming these statements has been filed with the SEC.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements.
---------------------------------


PVAXX CORPORATION
(A Development Stage Company)
FINANCIAL STATEMENTS
June 30, 2001




Index to Financial Statements                              F-1
Report of Independent Auditor                              F-2
Consolidated Balance Sheet                                 F-3
Consolidated Statement of Operations                       F-4
Consolidated Statement of Changes in Stockholders' Equity  F-5
Consolidated Cash Flow Statement                           F-6
Notes to Financial Statements                              F-7

Independent Auditor's Report


To the Board of Directors and Stockholders of PVAXX Corporation

We have audited the accompanying balance sheet of PVAXX Corporation (a development stage company) as of June 30, 2001 and June 30,2000, the related statements of operations, changes in stockholders' equity, and cash flows for the year ended
June 30, 2001, for the period March 16,2000 (inception) to
June 30, 2000, and the cumulative totals for development stage operations from March 16, 2000 (inception) to June 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at June 30, 2001 and June 30,2000, and the results of its operations and cash flows for the year ended June 30,2001, for the period March 16, 2000
(inception) to June 30,2000, and the cumulative totals for development stage operations from March 16,2000 (inception) to June 30, 2001 in conformity with accounting principles generally accepted in the United States of America.

These financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note #1 to the financial statements, the Company and all of its subsidiaries are in a development stage, and have yet to realize any substantial revenue. This raises substantial doubt about the company's ability to continue as a going concern. Management's plan in regard to these matters is discussed in Note #1. The accompanying financial statements do not include any adjustments to the financial statements that might be necessary should the Company be unable to continue as a going concern.


PKF
Nottingham, UK
December 7, 2001

PVAXX CORPORATION
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS

                                  ASSETS
                                  ------
                                                                       June 30,2001  June 30,2000
CURRENT ASSETS:
     Cash and cash equivalents                                          $     6,019      118,631
     Restricted cash and cash equivalents (Note 5 )                         299,970      299,970
     Accounts receivable                                                      2,266            -
     VAT (tax) refund receivable                                             28,219       22,988
     Inventories                                                             22,109            -
     Prepaid expenses                                                        43,714       46,659
                                                                          ---------    ----------
            Total current assets                                        $   402,297   $  488,248
PROPERTY, PLANT and EQUIPMENT: (Note 9)
     Leasehold property improvements                                    $    35,206            -
     Machinery and equipment                                                680,336      601,148
     Office furniture and equipment                                          62,683       55,521
     Motor vehicles                                                          12,775       12,775
     Less: Accumulated depreciation                                        (174,741)     (20,216)
                                                                          ---------     ---------
            Net property, plant and equipment                           $   616,259   $  649,228
INTANGIBLE ASSETS: (Notes 1 and 2)
     Patents and trademarks                                             $   146,653   $   68,018
OTHER ASSETS:
     Deposits                                                           $     4,349   $    4,349
                                                                          ---------     ---------
     Total assets                                                       $ 1,169,558   $1,209,843
                                                                          ---------     ---------
                   LIABILITIES AND SHAREHOLDERS' EQUITY
                   ------------------------------------
CURRENT LIABILITIES:
     Accounts Payable                                                   $   185,215      107,942
     Capital lease obligations (Note 8)                                       2,726        2,937
     Capital lease obligations to related
             parties (Note 8)                                               124,059      133,655
     Loans payable to related parties                                     1,498,047      173,088
     Accrued interest - related parties                                      69,321            -
     Accrued wages - officers                                               840,039      180,000
     Other accrued liabilities                                               91,289       19,163
                                                                          ---------     ---------
          Total current liabilities                                     $ 2,810,696   $  616,785
LONG TERM LIABILITIES:
     Capital lease obligations(Note 8)                                  $     1,136        4,160
     Capital lease obligations to related
             parties (Note 8)                                               314,842      472,849
                                                                          ---------     ---------
          Total long term liabilities                                   $   315,978   $  477,009
                                                                         ---------     ---------
     Total liabilities                                                  $ 3,126,674   $1,093,794
SHAREHOLDERS' EQUITY:
     Preferred stock - no par value, 0%,
      Non-cumulative, non-participating, convertible
      10,000,000 shares authorized,
      issued and outstanding                                            $   100,000   $  100,000
     Common stock - no par value,
      40,000,000 shares authorized
      21,322,800 shares issued and outstanding
      of which 90,000 shares are in escrow (Note 5)                         204,200      204,200
     Additional Paid-in Capital                                             239,724      160,956
     Deficit accumulated during the development stage                    (2,501,040)    (349,107)
                                                                         ----------     ---------
     Total equity                                                       $(1,957,116)  $  116,049
                                                                         ----------     ---------
     Total liabilities and equity                                       $ 1,169,558   $ 1,209,843
                                                                         ----------     ---------


The accompanying notes are an integral part of these financial statements.

PVAXX CORPORATION
(A Development Stage Company)
CONSOLIDATED STATEMENTS of OPERATIONS

                                                   2001           2000  From Inception
                                             Year ended       March 16 (March 16,2000)
                                                June 30     (inception)  thru' June 30
                                                            to June 30            2001

SALES                                      $     10,098   $          -   $     10,098
                                            -----------    -----------    -----------
   Cost of Goods Sold and
        Other Operating Charges            $          -    $         -   $          -
   Research and  Development Costs              765,911        135,622        901,533
   Selling, General and
        Administrative Costs                  1,234,737        200,414      1,435,151
   Depreciation and  Amortisation               154,525         19,151        173,676
                                           ------------   ------------    -----------
      Total Costs                          $  2,155,173   $    355,187   $  2,510,360
                                            -----------   ------------    -----------

Operating (loss)                           $ (2,145,075)  $   (355,187)    (2,500,262)
OTHER INCOME / (EXPENSE)
   Interest                                     (88,729)        (3,003)       (91,732)
   Currency re-measurement                       81,871          9,083         90,954
                                             -----------   ------------    -----------
Net (Loss)                                 $ (2,151,933)  $   (349,107)   $(2,501,040)

INCOME TAXES                                          -              -              -
                                             -----------    -----------    -----------
Net loss accumulated during the
 development stage                         $ (2,151,933)  $   (349,107)   $(2,501,040)
                                             -----------    -----------    -----------
PER SHARE INFORMATION (Note 7)
  Weighted average number of
  common shares outstanding                  21,322,800     20,605,111     21,175,822
                                             ----------     ----------     ----------
Basic and   Diluted (loss) per share        $     (0.10)  $      (0.02)   $     (0.12)
                                             ----------     ----------     ----------

  The accompanying notes are an integral part of these financial statements.

PVAXX CORPORATION
(A Development Stage Company)
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS EQUITY

                        Shares Issued
                    ----------------------
                                                                     Additional   Retained
                    Common      Preferred    Common      Preferred   Paid-in      Earnings
                    Stock       Stock        Stock       Stock       Capital                  Equity
                    ----------  -----------  ----------- ----------  ----------   --------    ---------
Acquisition of
subsidiary
corporations by
PVAXX Issuance of
stock to founder
 (March 29,2000)    20,000,000  10,000,000   $  200,000  $  100,000  $ (291,386)  $      -    $   8,614

Buy back of common
stock to facilitate
private placements
(Note 2)              (134,832)          -       (1,348)          -       1,348          -            -

Issuance of common
stock for cash
restricted by
investor
(April 4,2000)          90,000           -          900           -     299,070          -      299,970

Reverse acquisition
of Oak Brook
Capital IV
(May 19,2000)        1,322,800           -        4,200           -      (4,200)         -            -

Issuance of common
stock to various
persons for cash
(May 30,2000)           44,832           -          448           -     156,124          -      156,572

Net loss for the
period                       -           -            -           -           -   (349,107)    (349,107)
                    ----------  ----------    ---------     -------     -------    --------    ---------
Balance
June 30,2000        21,322,800  10,000,000      204,200     100,000     160,956   (349,107)     116,049

Buy back of common
stock to facilitate
private placements
(Note 2)               (12,945)          -         (129)          -         129          -            -

Issuance of common
stock to various
persons for cash        12,945           -          129           -      78,639          -       78,768

Net loss for the
year ended
June 30,2001                 -           -            -           -           - (2,151,933)  (2,151,933)
                    ----------  ----------    ---------   ---------   --------- -----------  -----------
Balance
June 30,2001       21,322,800  10,000,000   $  204,200   $  100,000   $ 239,724$(2,501,040) $(1,957,116)
                   ----------  ----------    ---------    ---------    --------- ----------  -----------

The accompanying notes are an integral part of these financial statements.

PVAXX CORPORATION
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                             2001           2000  From Inception
                                                        Year ended       March 16 (March 16,2000)
                                                                       (inception) thru' June 30
                                                           June 30     to June 30           2001
CASH (USED) IN OPERATING ACTIVITIES:
  Net Loss                                            $ (2,151,933)   $  (349,107)  $ (2,501,040)
  Adjustments to reconcile net loss to net cash
   provided by / (used in) operating activities:
    Depreciation and  amortization                    $    154,525    $    19,151   $    173,676
    Currency re-measurement adjustment on capital
    lease obligations                                      (40,366)        (4,764)       (45,130)
    (Increase) in accounts receivable                       (2,266)             -         (2,266)
    Decrease/(Increase) in VAT taxes receivable             (5,231)       (21,685)       (26,916)
    (Increase)/Decrease in inventories                     (22,109)             -        (22,109)
    Decrease/(Increase) in prepaid expenses                  2,945        (46,659)       (43,714)
    (Increase) in other assets                                   -         (4,349)        (4,349)
    Increase/(Decrease) in accounts payable                 77,273        107,942        185,215
    Increase/(Decrease) in accrued interest                 69,321              -         69,321
    Increase /(Decrease) in accrued liabilities             72,126          4,109         76,235
    Increase in accrued officer wages                      660,039        180,000        840,039
                                                        ----------       ----------   -----------
 Net cash provided by/(used in) operating
  activities                                           $(1,185,676)   $  (115,362)  $ (1,301,038)

INVESTING ACTIVITIES:
    Purchase of equipment                                 (121,556)       (23,361)      (144,917)
    Acquisition of patents and   trademarks                (78,635)             -        (78,635)
                                                        ----------       ----------   -----------
 Cash (used in) investing activities                   $  (200,191)   $   (23,361)  $   (223,552)

CASH PROVIDED BY FINANCING ACTIVITIES:
    Proceeds from sale of common stock                      78,768        456,542        535,310
    Cash restricted by investor                                  -       (299,970)      (299,970)
    Increase in loans by related party                   1,324,959        123,958      1,448,917
    Capital element of capital lease payments             (130,472)       (23,176)      (153,648)
                                                        ----------       ----------   -----------
 Cash provided by financing activities                 $ 1,273,255    $   257,354   $  1,530,609
                                                        ----------       ----------   -----------

Increase/(Decrease) in Cash and Cash Equivalents          (112,612)       118,631          6,019
Cash and Cash Equivalents at beginning of period           118,631              0              0
                                                        ----------       ---------    -----------
Cash and Cash Equivalents at end of period             $     6,019    $   118,631   $      6,019
                                                        ----------       ---------    -----------

Supplemental information:
    Interest paid                                      $    19,408    $    3,003    $     22,411
    Income tax paid                                              -             -               -

Non-cash transactions
  Acquisition of plant and equipment on capital leases $         -    $ (646,083)   $   (646,083)
  Acquisition of patents for stock                     $         -    $  (68,018)   $    (68,018)
  Capital equipment leases                             $         -    $  641,541    $    641,541


The accompanying notes are an integral part of these financial statements.

PVAXX CORPORATION
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
AS OF JUNE 30,2001

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT
ACCOUNTING POLICIES

History of the Reporting Entity

PVAXX Corporation, formed in Florida on March 16, 2000, is the parent corporation of PVAXX Technologies Ltd., PVAXX Research and Development Ltd. and PVAXX (Europe) Ltd. PVAXX Corporation acquired the net business assets of PVAXX Technologies Ltd. and PVAXX Research and Development Ltd. in exchange for 10,000,000 shares of its Preferred and 20,000,000 shares of its Common stock. The net business assets consisted of the costs of two patent applications described below, current liabilities, and a leased vehicle. This transaction was accounted for as a combination of entities under common control and was recorded at the historical cost of the assets and liabilities. The PVAXX companies were owned and controlled by a company owned and controlled by the acquiring Company's President and Chairman of the Board of Directors. The only activities of any of these companies to date have been development stage activities.

The role of each of the subsidiary companies is as follows:

* PVAXX Technologies Ltd. is the holder of unlimited rights
* to manufacture, process, and sell poly vinyl alcohol products governed by patents issued under International Publication Numbers WO 98/26911 on June 25,1998, WO 00/12615 on March 9, 2000, and WO 01/64421 on September 7, 2001.
* PVAXX Research and Development Ltd. performs research into product improvements and applications. Doing business as PVAXX Engineering, it produces machines forming the product into pellets, which are then sold to converters. Under the trade style PVAXX "SoftCap" Systems it manufactures and sells capsule making machinery.
* PVAXX (Europe) Ltd. is a dormant company.

Oak Brook Capital IV, (Oakbrook IV) was formed in May 1998
in Colorado, with 40,000,000 shares of common and 10,000,000 shares of preferred stock authorized. It was registered with the Securities and Exchange Commission as one of a series of blank check companies seeking a business combination with an operating company. On May 19,2000, Oakbrook IV entered into a share exchange agreement with PVAXX Corporation, a development stage company. The transaction is reported herein as a reverse acquisition with PVAXX as the accounting acquirer and Oakbrook IV as the legal survivor. At the time of the acquisition Oakbrook IV had 1,322,800 shares outstanding, had no assets, had recognized no revenue, and had incurred expenses of $4,200.

In conjunction with the reverse acquisition, Oakbrook IV changed its name to PVAXX Corporation, and the newly named
PVAXX Corporation and all of the subsidiaries have changed their respective fiscal year-ends to June 30.

Basis of Presentation

These financial statements represent the historical operations of PVAXX from March 29, 2000, the date the Florida group was formed, and includes the reverse acquisition of the Colorado corporation, Oak Brook Capital IV.

The statements have been prepared on a going concern basis. The ability of the Company to emerge from the development stage and to develop into a going concern is dependent on the success of the Company in negotiating long-term revenue contracts and acquiring additional equity capital. However, there can be no assurance that the Company will be successful in accomplishing its objectives. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

The Company is addressing the substantial doubt about its ability to continue as a going concern through the deferral of cash payments to the principal shareholders, through the negotiation of anticipated private placements with additional investors, and by taking steps to register shares for sale on the public market, in order to generate additional working capital for the Company to expand its operations and to bring its product to market.

In addition, certain of the Company's officers and shareholders have agreed that they will advance to the Company some additional funds that the Company needs for operating capital. Although of the balance sheet date, June 30,2001, the Company had not entered into any significant revenue-producing contracts, several successful field tests of various products have been conducted, and management expects to have successfully negotiated several contracts before the end of March 2002.

Foreign Currency Translation and Transactions

The U.S. dollar is the "functional" currency of most of the Company's worldwide operations. The financial position and results of operations of the Company's foreign subsidiaries are determined using the U.S. dollar as the functional currency. Assets and liabilities of these subsidiaries are translated at the exchange rate in effect as of the balance sheet date with the exception of fixed assets, patents and inventories which are translated at the exchange applicable on the date of acquisition. Income statement accounts are translated at the average rate of exchange prevailing during the period. Exchange gains and losses arising from the re-measurement of foreign currency denominated monetary assets and liabilities are included in income in the period in which they occur.

Use of Estimates

The process of preparing financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reporting of amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash and Cash Equivalents

Highly liquid assets with a maturity date of three (3) months or less from the date of acquisition are treated as cash or cash equivalents.

Property, Plant and Equipment

Property, plant and equipment is stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Estimated useful lives of property, plant and equipment are as follows:

     Machinery and  equipment           3 to 7 years
     Office furniture and  equipment    3 to 5 years
     Motor vehicles                     4 years

The amortization of leasehold property improvements is based on the shorter of the primary lease term or the life of the improvement.

Betterments and large renewals, which extend the life of an asset, are capitalized whereas maintenance and repairs and small renewals are expensed as incurred.

Inventory

Inventories consist of raw materials and are stated at the lower of cost (first-in, first-out) or market value.

Value Added Tax (VAT)

The United Kingdom subsidiaries are required to receive a Value Added Tax from appropriate customers and are required to pay a Value Added Tax (VAT) on purchases made from certain vendors. The net amount of the tax is either payable to, or receivable from, the Government. The Company currently receives a tax refund for the VAT paid to various vendors.

Intangibles

The patents were acquired from a related party in exchange for stock in the PVAXX group of companies. Intangible assets such as patents or other intellectual property are recorded at cost. These costs are the fees and expenses of patent and trademark attorneys and agents incurred in applying for such protection. Such intangible assets are amortized over their estimated useful lives based on the nature of the item. The Company will begin amortizing its patents when it emerges from the development stage.

In accordance with Statement of Accounting Standards no. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", intangibles are evaluated for impairment when events or changes in circumstances indicate that the carrying amounts of the assets may not be recoverable through the estimated undiscounted future cash flows resulting from the use of these assets. When any such impairment exists, the related assets are written down to fair value.

The Company has generated a small amount of revenue relating to its patents due to the fact that its operations are in the development stage. Although there is substantial doubt about the Company's ability to continue as a going concern as described under "Basis of presentation" above, the Company has recently acquired the patents and it is actively engaged in promoting and developing this technology.

At this time there are no events and conditions that exist to indicate that the asset may be impaired. However, should the Company's efforts to negotiate long-term revenue contracts for its products be unsuccessful, the Company may realize an impairment loss on the write-down of the patent to its fair value.

Research and Development

Research and development expenditure is written off in the period in which the expenditure is incurred.

Income Taxes

The Company uses the asset and liability method as identified in Statement of Accounting Standards no. 109, "Accounting for Income Taxes". The consolidated Company has a net operating loss carry-forward (NOL) of $2,501,040 available to future periods due to losses generated since its inception through June 30, 2001 (2000: $349,107). The net operating losses and credits expire at various dates through 2020. This NOL would result in the recording of a tax asset based on application of appropriate UK and US tax rates if offsetting profits were anticipated. Because the Company and its subsidiaries are in the development stages, there is no assurance that future operations will generate a profit or income, therefore the Company recognizes a valuation adjustment which completely offsets the deferred tax asset related to the net operating loss carry-forward.

Convertible Preferred Stock

The Company issued convertible preferred stock relating to the formation transaction discussed above and in Note 2. The preferred stock does not have voting rights, and is non-cumulative, non-participating and has preference up to its par value upon liquidation. The stock may be converted
1 for 1 for common stock at the discretion of holder.

Revenue Recognition

The Company will recognize revenue when the earnings process is complete. This generally occurs when products are shipped to the customer in accordance with the terms of the agreement, title and risk of loss have transferred, collectibility is probable, and pricing is fixed and determinable.


NOTE 2 - RELATED PARTY TRANSACTIONS

As discussed in Note 1, the Company effectively acquired PVAXX Technologies Ltd. and PVAXX Research and Development Ltd. from a company owned and controlled by the President and Chairman of the Board of Directors of PVAXX Corporation. The ultimate consideration for the transaction is the 10,000,000 shares of Preferred stock and 20,000,000 shares of Common stock held by the majority shareholder and others whose PVAXX Florida corporation shares were exchanged.

The share exchange agreement between Oak Brook Capital IV and the PVAXX Florida corporation restricted the issue of further stock pending the effective date of completion. In order to allow private investors, who wished to invest in the Company, to purchase stock, the Company's majority shareholder agreed to surrender the number of shares required (147,777 since inception) to satisfy these demands. The Company did not pay the majority shareholder for these shares, therefore, the Company plans to issue new shares before March 31, 2002, to the majority shareholder for nil consideration, to compensate it for the shares that it surrendered for this purpose.

Through June 30,2001, the major shareholder has advanced
$1,498,047 (2000: $173,088) to the companies. The amounts
advanced are repayable on demand and an interest rate of 8% has been assumed. The Company has accrued interest of $69,321 (2000: $Nil) relating to these advances.

The patent rights owned by PVAXX Technologies Ltd., were developed by and acquired from a company owned by the President and majority shareholder and are carried at their original historical cost of $68,018 plus subsequent costs incurred together totaling $146,653 (2000: $68,018).

The Company entered into an Employment Agreement dated
March 20,2000 with its President and Chairman of the Board of Directors. The Agreement is for a term of five years and renewable by the Company. Under the Agreement, the Company agrees to pay the following amounts:

- a) $50,000 per month net of all taxes;
- b) Use of a motor vehicle at the choice of the employee;
- c) Use of residential facilities in the Fort Myers area at a rental not to exceed $36,000 per annum;
- d) The Company will establish a performance related share option program, under which the Company's board of directors will determine participation commensurate with the employee's position.

However, as of balance sheet date, the Company has not officially established a share option plan.

No payments have been made under the Agreement as of the date of the financial statements but the $750,000
(2000: $150,000) salary due has been accrued.

The Company entered into a three year equipment lease, dated May 1,2000, with the principal shareholder, the terms of which are discussed in Note 8.


NOTE 3 - RISKS AND UNCERTAINTIES

The Company's future operating results may be affected by a number of factors. The ability of the Company to raise the capital necessary to continue to develop and bring its products to market is not assured. The products being developed by PVAXX will be sold in a highly competitive global market in which it will need to demonstrate performance characteristics sought by customers, at a competitive price which will yield a profit after production and distribution costs. Estimates of the size of the market, and the Company's eventual market share may not be realized, and the effect of competition cannot be determined.

The Company seeks to protect its intellectual property rights by applying for patents and registering its trademarks throughout the world. However there can be no assurance that these will adequately protect the Company.

The Company is dependant on highly skilled personnel. The
Company cannot guarantee their continued service but seeks to mitigate the potential financial loss caused by death by insuring the lives of its inventors for the benefit of the Company.


NOTE 4 - COMMITMENTS AND CONTINGENT LIABILITIES (also see
Note 8)

Leased Facilities - Operating Leases

The Company has entered into a three (3) year operating lease for office space in the Fort Myers area, Florida, U.S.A., with an unrelated party. Under the terms of this lease, effective June 1, 2000 the Company is obligated for monthly base rental amounts plus sales tax and Common
Area Maintenance (CAM) charges. Under the terms of the lease, the Company is obligated to keep and maintain the leased premises, including fixtures and improvements, in good condition. The Company has sub-let the property, with effect from November 2000, through to the end of the lease in May 2003, and the sub-tenant is responsible for all costs until that time.

The Company's U.K. research and development facilities are based in a property leased from an unrelated party. The lease, completed July 20,2000, is for a period of 20 years from March 25,2000, with a break clause at the end of the 10th year. The rent payable is to be reviewed every 5 years. In addition to the rental payments, the Company is obliged, at its own cost, to insure and maintain the property.

Future minimum lease payments under non-cancelable operating leases are: $111,660; $108,906; $56,400; $56,400; $56,400 for the 12 months ended June 30,2002, 2003, 2004, 2005 and
2006 respectively, and $211,500 for subsequent years.

Rental expense under operating leases was $105,756 in the year ended June 30,2001 (2000: $18,970).

Employee Compensation

In addition to the employment contract with the President disclosed in Note 2, an arrangement with the Vice-president provides for a salary of $10,000 monthly for one year, and $15,000 thereafter.


NOTE 5 - RESTRICTED CASH

On April 4, 2000, the former PVAXX executed an agreement with an unrelated individual who transferred $299,970 to an escrow agent in exchange for a 90,000 share block of the 20,000,000 shares of common stock issued as discussed in Notes 1 and 2. Under the terms of the escrow agreement, updated and re-signed on April 24, 2001, the funds will be released to the Company when the exchanged shares of the new PVAXX Corporation are tradable on a U.S. national exchange at not less than $5.00 per share. If this is not achieved, the funds may be released to the investor on May 1, 2002, or such later date as the investor shall determine, upon return of the 90,000 shares which would then be held as treasury stock. As of balance sheet date the 90,000 shares of stock as well as the $299,970 remain in the custody of the escrow agent.


NOTE 6 - FAIR VALUES OF FINANCIAL INSTRUMENTS

The carrying amounts reported in the consolidated balance sheet for cash and cash equivalents, restricted cash, receivables, accounts payable, accrued expenses and other liabilities, approximate fair value because of immediate or short-term maturity of these financial instruments. The underlying carrying amount reported for long-term debt and capital leases approximates fair value because, in general, the interest on the underlying instruments fluctuates with market rates.


NOTE 7 - LOSS PER SHARE

Basic net loss per common share is based on the weighted average number of common shares outstanding during each period presented. Convertible securities are included as common stock equivalents only when dilutive. Potential common stock equivalents totaling 10,000,000 shares have been excluded from dilutive loss per share as the effects of such shares would have been anti-dilutive.

NOTE 8 - LONG TERM LIABILITIES AND CAPITAL LEASES

Long-term liabilities include a three-year capital lease dated May 1, 2000 with the majority shareholder, a company owned and controlled by the President and Chairman of the Board of Directors. The lease is for machinery, equipment, and office furniture. The terms of the lease require the Company to pay $11,630 per month as adjusted for foreign currency, including interest of 2.5% plus a balloon payment for the balance at the end of the term. At the end of the term, PVAXX will own the leased assets. The assets have been valued at an amount no greater than their adjusted historical cost. The lease does not require the Company to restrict its dividends, additional debt, or further leasing. These lease terms have been deemed to be comparable with similar arrangements with unrelated parties.

The automobile capital lease is with an unrelated party.
Depreciation expense for leased assets is included in depreciation expense for owned assets (see Note 9).

The gross amounts of assets recorded under capital leases are listed in Note 9 at currency rates in effect at the time of the transactions.

Minimum future lease payments and present values of the net minimum lease payments, at June 30,2001 exchange rates, are as follows:

                                                  Related Party    Third Party
12 months ended June 30
      2002                                        $ 139,564         $  3,462
      2003                                          327,763            1,443
                                                    -------          -------
Total minimum lease payments                        467,327            4,905
Less: Imputed interest                              (28,426)          (1,043)
                                                    -------          -------
Present value of net minimum lease payments       $ 438,901         $  3,862
                                                    -------          -------

Current                                             124,059            2,726
Long term                                           314,842            1,136
                                                    -------          -------
      Total                                       $ 438,901         $  3,862
                                                    -------          -------


PVAXX Corporation is the guarantor of these leases.


NOTE 9 - PROPERTY, PLANT and  EQUIPMENT

                                              Total        Leased   Purchased
June 30,2001
Leasehold property improvements              35,206        35,206          -
Machinery and  equipment                    680,336       594,637     85,699
Office furniture and  equipment              62,683        38,671     24,012
Motor vehicles                               12,775        12,775          -
                                            -------       -------     ------
Cost                                        791,000       681,289    109,711
Less: Accumulated depreciation             (174,741)     (157,381)   (17,360)
                                            -------       -------     ------
Net book value                            $ 616,259     $ 523,908   $ 92,351
                                            -------       -------     ------
June 30,2000
Machinery and  equipment                    601,148       587,485     13,663
Office furniture and  equipment              55,521        45,823      9,698
Motor vehicles                               12,775        12,775          -
                                            -------       -------     ------
Cost                                        669,444       646,083     23,361
Less: Accumulated depreciation              (20,216)      (19,524)      (692)
                                            -------       -------     ------
Net book value                            $ 649,228     $ 626,559   $ 22,669
                                            -------       -------     ------

NOTE 10 - INCOME TAXES

The estimated tax benefits of the net operating loss carried forward (sourced from both US and UK operations), and valuation allowance made, are as follows:
                                                                   Tax asset

June 30,2001
Net operating loss                                                 $ 869,000
Valuation allowance                                                 (869,000)
                                                                     -------
Balance at June 30,2001                                            $       -
                                                                     -------
June 30,2000
Net operating loss                                                 $ 134,000
Valuation allowance                                                 (134,000)
                                                                     -------
Balance at June 30,2000                                            $       -

PVAXX CORPORATION
(A Development Stage Company)
CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2001 (Unaudited)

Index to Financial Statements                                        F-1
Accountant's Review Report                                           F-2
Consolidated Balance Sheets                                          F-3
Consolidated Statements of Operations                                F-4
Consolidated Statements of Changes in Stockholders' Equity           F-5
Consolidated Statements of Cash Flows                                F-6
Notes to Financial Statements                                        F-7

    Accountant's Review Report


To the Board of Directors and Stockholders of PVAXX
Corporation

We have reviewed the accompanying consolidated balance sheet of PVAXX Corporation and Subsidiaries as of December 31, 2001, the related consolidated statements of operations for the three and six month periods ended December 31,2001 and December 31,2000 and the cumulative totals for development stage operations from March 16,2000 (inception) through December 31,2001, the consolidated statement of changes in stockholders' equity for the six month period ended
December 31, 2001 and the consolidated statement of cash flows for the six month periods ended December 31, 2001, and December 31,2000, and the cumulative totals for development stage operations from March 16,2000 (inception) through December 31,2001, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of management of PVAXX Corporation.

A review consists principally of inquiries of Company's personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with accounting principles generally accepted in the United
States of America.

As discussed in Note #1 to the financial statements, the Company and all of its subsidiaries are in a development stage, and have yet to realize any substantial revenue. This raises substantial doubt about the company's ability to continue as a going concern. Management's plan in regard to these matters is discussed in Note #1. The accompanying financial statements do not include any adjustments to the financial statements that might be necessary should the Company be unable to continue as a going concern.

PKF
Nottingham, UK
March 8,2002

PVAXX CORPORATION
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS

                                 ASSETS
                                  ------
                                                                 2001           2001
                                                          December 31        June 30
                                                           (Unaudited)      (Audited)
CURRENT ASSETS:
     Cash and cash equivalents                            $    11,023          6,019
     Restricted cash and cash equivalents (Note 5 )           299,970        299,970
     Accounts receivable                                        4,396          2,266
     VAT (tax) refund receivable                               26,206         28,219
     Inventories                                               42,157         22,109
     Prepaid expenses                                          30,889         43,714
                                                            ---------     ----------
            Total current assets                          $   414,641   $    402,297
PROPERTY, PLANT and EQUIPMENT: (Note 9)
     Leasehold property improvements                      $    38,147         35,206
     Machinery and  equipment                                 745,906        680,336
     Office furniture and  equipment                           62,971         62,683
     Motor vehicles                                            12,775         12,775
     Less: Accumulated depreciation                          (257,277)      (174,741)
                                                            ---------      ---------
            Net property, plant and  equipment            $   602,522    $   616,259
INTANGIBLE ASSETS: (Notes 1 and 2)
     Patents and  trademarks                              $   162,981    $   146,653
OTHER ASSETS:
     Deposits                                             $     4,349    $     4,349
                                                           ----------     ----------
     Total assets                                         $ 1,184,493    $ 1,169,558
                                                           ----------     ----------
                   LIABILITIES AND SHAREHOLDERS' EQUITY
                   ------------------------------------
CURRENT LIABILITIES:
     Accounts Payable                                     $   174,931        185,215
     Capital lease obligations (Note 8)                         2,552          2,726
     Capital lease obligations to related
             parties (Note 8)                                 126,699        124,059
     Loans payable to related parties                       2,025,500      1,498,047
     Accrued interest - related parties                       143,655         69,321
     Accrued wages - officers                               1,182,876        840,039
     Other accrued liabilities                                 78,492         91,289
                                                            ---------      ---------
          Total current liabilities                       $ 3,734,705    $ 2,810,696
LONG TERM LIABILITIES:
     Capital lease obligations(Note 8)                    $         -          1,136
     Capital lease obligations to related
           parties (Note 8)                                   258,191        314,842
                                                            ---------      ---------
          Total long term liabilities                     $   258,191    $   315,978
                                                            ---------      ---------
     Total liabilities                                    $ 3,992,896    $ 3,126,674
SHAREHOLDERS' EQUITY:
     Preferred stock - no par value, 0%,
      Non-cumulative, non-participating, convertible
      10,000,000 shares authorized,
      issued and outstanding                              $   100,000    $   100,000
     Common stock - no par value,
      40,000,000 shares authorized
      21,322,800 shares issued and outstanding
      of which 90,000 shares are in escrow (Note 5)           204,200        204,200
     Additional Paid-in Capital                               659,556        239,724
     Deficit accumulated during the development stage      (3,772,159)    (2,501,040)
                                                           ----------      ---------
     Total equity                                         $(2,808,403)   $(1,957,116)
                                                           ----------      ---------
     Total liabilities and equity                         $ 1,184,493    $ 1,169,558
                                                           ----------      ---------

The accompanying notes are an integral part of these financial statements.

PVAXX CORPORATION
(A Development Stage Company)
CONSOLIDATED STATEMENTS of OPERATIONS

                                            2001        2000          2001          2000  From Inception
                                        3 months    3 months      6 months      6 months  (March 16,2000)
                                           ended       ended         ended         ended    thru' Dec 31
                                          Dec 31      Dec 31        Dec 31        Dec 31            2001
                                                  Restated(1)                 Restated(1)
                                                     Note (2)                    Note (2)
                                      (Unaudited) (Unaudited)   (Unaudited)   (Unaudited)     (Unaudited)

SALES                                 $    1,919  $    2,403  $      5,010   $      2,442   $     15,108
                                       ---------   ---------   -----------    -----------    -----------
   Research and Development Costs     $  152,997  $  308,347  $    410,108   $    366,332   $  1,311,641
   Selling, General and
        Administrative Costs             388,563     503,230       661,500        843,860      2,096,651
   Depreciation and Amortisation          42,482      30,043        82,535        118,050        256,211
                                       ---------   ---------   -----------    -----------    -----------
      Total Costs                     $  584,042  $  841,620  $  1,154,143   $  1,328,242   $  3,664,503
                                       ---------   ---------   -----------    -----------    -----------

Operating (loss)                      $ (582,123) $ (839,217) $ (1,149,133)  $ (1,325,800)  $ (3,649,395)
OTHER INCOME / (EXPENSE)
   Interest                              (47,612)    (54,130)      (81,487)       (55,031)      (173,219)
   Currency re-measurement                46,179       3,384       (40,499)         3,500         50,455
                                       ---------   ---------   -----------    -----------    -----------
Net (Loss)                            $ (583,556) $ (889,963) $ (1,271,119)  $ (1,377,331)  $ (3,772,159)

INCOME TAXES                                   -           -             -              -              -
                                       ---------   ---------   -----------    -----------    -----------
Net loss accumulated during the
 development stage                    $ (583,556) $ (889,963) $ (1,271,119)  $ (1,377,331)  $ (3,772,159)
                                       ---------   ---------   -----------    -----------    -----------
PER SHARE INFORMATION (Note 7)
  Weighted average number of
  common shares outstanding           21,322,800  21,322,800    21,322,800     21,322,800     21,217,881
                                      ----------  ----------    ----------     ----------     ----------
Basic and  Diluted (loss) per share   $    (0.03) $    (0.04)   $    (0.06)    $    (0.06)    $    (0.18)
                                       ---------   ---------     ---------      ---------      ---------

(1) The statements for the three and six months ended
 December 31,2000 have been restated to disclose
 Depreciation and Amortisation, Interest, and
 Currency re-measurement effects. As a result
 Selling, General and Administrative costs as reported above are $30,043 and $118,050 respectively lower than previously reported. The $3,384 and $3,500 respectively, currency re-measurement effect was previously reported as Other Comprehensive Income.

(2) As a result of accounting errors, costs recorded in the statements for the three and six months ended
 December 31,2000 were overstated by about $392,000.
 Selling, General & Administration costs were over-accrued by about $344,000; Interest expense was over-accrued by about $23,000; Depreciation expense was overstated by about $25,000;


The accompanying notes are an integral part of these financial statements.

PVAXX CORPORATION
(A Development Stage Company)
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS EQUITY

                         Shares Issued
                    -----------------------
                                                                      Additional   Retained
                      Common     Preferred     Common     Preferred    Paid-in     Earnings
                       Stock       Stock        Stock       Stock      Capital                   Equity
                    ----------   ----------   ---------   ---------   ---------   ----------     ----------
Acquisition of subsidiary
corporations by PVAXX
Issuance of stock to
Founder
(March 29,2000)     20,000,000   10,000,000   $ 200,000   $ 100,000  $ (291,386) $         -    $     8,614

Buy-back of common stock
to facilitate private
placements
(Note 2)              (134,832)           -      (1,348)          -       1,348            -              -

Issuance of common stock
for cash restricted by
investor
(April 4,2000)          90,000            -         900           -     299,070            -        299,970

Reverse acquisition of
Oak Brook Capital IV
(May 19,2000)        1,322,800            -       4,200           -      (4,200)           -              -

Issuance of common stock
to various persons for
cash
(May 30,2000)           44,832            -         448           -     156,124            -        156,572

Net loss for the
period                       -            -           -           -           -     (349,107)      (349,107)
                    ----------   ----------    --------    --------    --------   ----------      ---------
Balance
June 30,2000        21,322,800   10,000,000     204,200     100,000     160,956     (349,107)       116,049

Buy back of common stock
to facilitate private
placements
(Note 2)               (12,945)           -        (129)          -         129            -              -

Issuance of common stock
to various persons for
cash                    12,945            -         129           -      78,639            -         78,768

Net loss for the year
 ended June 30,2001          -            -           -           -           -   (2,151,933)    (2,151,933)
                    ----------   ----------    --------    --------    --------   ----------     ----------
Balance
June 30,2001        21,322,800   10,000,000     204,200     100,000     239,724   (2,501,040)    (1,957,116)


Buy back of common stock
to facilitate private
placements
 (Note 2)              (41,585)           -        (416)          -         416            -              -

Issuance of common
stock to various
persons for cash        41,585            -         416           -     419,416            -        419,832

Net loss for the
period ended
December 31,2001             -            -           -           -           -   (1,271,119)    (1,271,119)
                    ----------   ----------    --------    --------    --------   ----------     ----------
Balance
December 31,2001
(Unaudited)         21,322,800   10,000,000   $ 204,200   $ 100,000   $ 659,556  $(3,772,159)   $(2,808,403)
                    ----------   ----------    --------    --------    --------   ----------     ----------


The accompanying notes are an integral part of these financial statements.

PVAXX CORPORATION
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                             2001           2000  From Inception
                                                         6 months       6 months  (March 16,2000)
                                                            ended          ended    thru' Dec 31
                                                           Dec 31         Dec 31            2001
                                                                     Restated (1)
                                                       (Unaudited)    (Unaudited)     (Unaudited)
CASH (USED) IN OPERATING ACTIVITIES:
  Net Loss                                           $ (1,271,119)  $ (1,377,331)  $  (3,772,159)
  Adjustments to reconcile net loss to net cash
   provided by / (used in) operating activities:
    Depreciation and amortization                    $     82,535   $    118,050   $     256,211
    Currency re-measurement adjustment on capital
    lease obligations                                       9,422              -         (35,708)
    Foreign currency adjustments                                -         (8,299)              -
    (Increase)/Decrease in accounts receivable             (2,130)             -          (4,396)
    (Increase)/Decrease in VAT taxes receivable             2,013           (144)        (24,903)
    (Increase)/Decrease in inventories                    (20,048)       (75,752)        (42,157)
    (Increase)/Decrease in prepaid expenses                12,825         15,000         (30,889)
    (Increase) in other assets                                  -              -          (4,349)
    Increase/(Decrease) in accounts payable               (10,284)        (1,253)        174,931
    Increase/(Decrease) in accrued interest                74,334        125,231         143,655
    Increase/(Decrease) in accrued liabilities            (12,797)         8,239          63,438
    Increase in accrued officer wages                     342,837        319,935       1,182,876
                                                       ----------     ----------     -----------
 Net cash provided by/(used in) operating
  activities                                          $  (792,412)  $   (876,324)  $  (2,093,450)

INVESTING ACTIVITIES:
    Purchase of equipment                                 (68,799)       (36,300)       (213,716)
    Acquisition of patents and  trademarks                (16,328)        (2,803)        (94,963)
                                                       ----------    -----------     -----------
 Cash (used in) investing activities                  $   (85,127)  $    (39,103)  $    (308,679)

CASH PROVIDED BY FINANCING ACTIVITIES:
    Proceeds from sale of common stock                    419,832              -         955,142
    Cash restricted by investor                                 -              -        (299,970)
    Increase in loans by related party                    527,453        806,250       1,976,370
    Capital element of capital lease payments             (64,741)        (1,036)       (218,389)
                                                       ----------     ----------     -----------
 Cash provided by financing activities                $   882,544    $   805,214   $   2,413,153
                                                       ----------     ----------     -----------

Increase/(Decrease) in Cash and Cash Equivalents            5,004       (110,213)         11,023
Cash and Cash Equivalents at beginning of period            6,019        118,573               0
                                                       ----------     ----------     -----------
Cash and Cash Equivalents at end of period            $    11,023    $     8,360   $      11,023
                                                       ----------     ----------     -----------

Supplemental information:
    Interest paid                                     $    29,162    $       903   $      51,573
    Income tax paid                                             -             -                -
Non-cash transactions
  Acquisition of plant and equipment on capital leases$         -    $        -    $    (646,083)
  Acquisition of patents for stock                    $         -    $        -    $     (68,018)
  Capital equipment leases                            $         -    $        -    $     641,541



(1) The statement for the six months ended December 31,2000 has been restated to re-present currency re-measurement effects.

The accompanying notes are an integral part of these financial statements.

PVAXX CORPORATION
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31,2001

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT
ACCOUNTING POLICIES

History of the Reporting Entity

PVAXX Corporation, formed in Florida on March 16, 2000, is the parent corporation of PVAXX Technologies Ltd., PVAXX Research and Development Ltd. and PVAXX (Europe) Ltd. PVAXX Corporation acquired the net business assets of PVAXX Technologies Ltd. and PVAXX Research and Development Ltd. in exchange for 10,000,000 shares of its Preferred and 20,000,000 shares of its Common stock. The net business assets consisted of the costs of two patent applications described below, current liabilities, and a leased vehicle. This transaction was accounted for as a combination of entities under common control and was recorded at the historical cost of the assets and liabilities. The PVAXX companies were owned and controlled by a company owned and controlled by the acquiring Company's President and Chairman of the Board of Directors. The only activities of any of these companies to date have been development stage activities.

The role of each of the subsidiary companies is as follows:
* PVAXX Technologies Ltd. is the holder of unlimited rights to manufacture, process, and sell poly vinyl alcohol products governed by patents issued under International Publication Numbers WO 98/26911 on June 25,1998, WO 00/12615 on March 9,2000,
and WO 01/64421 on September 7,2001.
* PVAXX Research and Development Ltd. performs research into product improvements and applications. Doing business as PVAXX Engineering, it produces machines forming the product into pellets, which are then sold to converters. Under the trade style PVAXX "SoftCap" Systems it manufactures and sells capsule making machinery.
* PVAXX (Europe) Ltd. is a dormant company.

Oak Brook Capital IV, (Oakbrook IV) was formed in May 1998 in Colorado, with 40,000,000 shares of common and 10,000,000 shares of preferred stock authorized. It was registered with the Securities and Exchange Commission as one of a series of blank check companies seeking a business combination with an operating company. On May 19,2000, Oakbrook IV entered into a share exchange agreement with PVAXX Corporation, a development stage company. The transaction is reported herein as a reverse acquisition with PVAXX as the accounting acquirer and Oakbrook IV as the legal survivor. At the time of the acquisition Oakbrook IV had 1,322,800 shares outstanding, had no assets, had recognized no revenue, and had incurred expenses of $4,200.

In conjunction with the reverse acquisition, Oakbrook IV changed its name to PVAXX Corporation, and the newly named PVAXX
Corporation and all of the subsidiaries have changed their respective fiscal year-ends to June 30.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and
Item 310(b) of Regulations SB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six months ended December 31,2001, are not necessarily indicative of the results that may be expected for the year ended
June 30,2002. The balance sheet at June 30,2001 and the statement of operations for the period March 16,2000
(inception) to June 30,2001, have been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. For further information, refer to the consolidated financial statements and footnotes thereto included in the PVAXX Corporation and subsidiaries annual report on Form 10-KSB for the year ended June 30,2001.

These financial statements represent the historical operations of PVAXX from March 29,2000, the date the Florida group was formed, and includes the reverse acquisition of the Colorado corporation, Oak Brook Capital IV.

The statements have been prepared on a going concern basis. The ability of the Company to emerge from the development stage and to develop into a going concern is dependent on the success of the Company in negotiating long-term revenue contracts and acquiring additional equity capital. However, there can be no assurance that the Company will be successful in accomplishing its objectives. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

The Company is addressing the substantial doubt about its ability to continue as a going concern through the deferral of cash payments to the principal shareholders, through the negotiation of anticipated private placements with additional investors, and by taking steps to register shares for sale on the public market, in order to generate additional working capital for the Company to expand its operations and to bring its product to market.

In addition, certain of the Company's officers and shareholders have agreed that they will advance to the Company some additional funds that the Company needs for operating capital. Although as of the balance sheet date, December 31, 2001, the Company had not entered into any significant revenue-producing contracts, several successful field tests of various products have been conducted, and management expects to have successfully negotiated several contracts before the end of March 2002.

Foreign Currency Translation and Transactions

The U.S. dollar is the "functional" currency of most of the Company's worldwide operations. The financial position and results of operations of the Company's foreign subsidiaries are determined using the U.S. dollar as the functional currency. Assets and liabilities of these subsidiaries are translated at the exchange rate in effect as of the balance sheet date with the exception of fixed assets, patents and inventories which are translated at the exchange applicable on the date of acquisition. Income statement accounts are translated at the average rate of exchange prevailing during the period. Exchange gains and losses arising from the re-measurement of foreign currency denominated monetary assets and liabilities are included in income in the period in which they occur.

Use of Estimates

The process of preparing financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reporting of amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. These interim financial statements include all adjustments which in the opinion of management are necessary in order to make the financial statements not misleading.

Cash and Cash Equivalents

Highly liquid assets with a maturity date of three (3) months or less from the date of acquisition are treated as cash or cash equivalents.

Property, Plant and Equipment

Property, plant and equipment is stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Estimated useful lives of property, plant and equipment are as follows:

     Machinery and  equipment                3 to 7 years
     Office furniture and equipment          3 to 5 years
     Motor vehicles                          4 years

The amortization of leasehold property improvements is based on the shorter of the primary lease term or the life of the improvement.

Betterments and large renewals, which extend the life of an asset, are capitalized whereas maintenance and repairs and small renewals are expensed as incurred.

Inventory

Inventories consist of raw materials and are stated at the lower of cost (first-in, first-out) or market value.

Value Added Tax (VAT)

The United Kingdom subsidiaries are required to receive a Value Added Tax from appropriate customers and are required to pay a Value Added Tax (VAT) on purchases made from certain vendors. The net amount of the tax is either payable to, or receivable from, the Government. The Company currently receives a tax refund for the VAT paid to various vendors.

Intangibles

The patents were acquired from a related party in exchange for stock in the PVAXX group of companies. Intangible assets such as patents or other intellectual property are recorded at cost. These costs are the fees and expenses of patent and trademark attorneys and agents incurred in applying for such protection. Such intangible assets are amortized over their estimated useful lives based on the nature of the item. The Company will begin amortizing its patents when it emerges from the development stage.

In accordance with Statement of Accounting Standards no. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", intangibles are evaluated for impairment when events or changes in circumstances indicate that the carrying amounts of the assets may not be recoverable through the estimated undiscounted future cash flows resulting from the use of these assets. When any such impairment exists, the related assets are written down to fair value.

The Company has generated a small amount of revenue relating to its patents due to the fact that its operations are in the development stage. Although there is substantial doubt about the Company's ability to continue as a going concern as described under "Basis of presentation" above, the Company has recently acquired the patents and it is actively engaged in promoting and developing this technology.

At this time there are no events and conditions that exist to indicate that the asset may be impaired. However, should the Company's efforts to negotiate long-term revenue contracts for its products be unsuccessful, the Company may realize an impairment loss on the write-down of the patent to its fair value.

Research and Development

Research and development expenditure is written off in the period in which the expenditure is incurred.

Income Taxes

The Company uses the asset and liability method as identified in Statement of Accounting Standards no. 109, "Accounting for Income Taxes". The consolidated Company has a net operating loss carry-forward (NOL) of $3,772,159 available to future periods due to losses generated since its inception through December 31, 2001 (2000: $1,850,325). The net operating losses and credits expire at various dates through 2020. This NOL would result in the recording of a tax asset based on application of appropriate UK and US tax rates if offsetting profits were anticipated. Because the Company and its subsidiaries are in the development stages, there is no assurance that future operations will generate a profit or income, therefore the Company recognizes a valuation adjustment which completely offsets the deferred tax asset related to the net operating loss carry-forward.

Convertible Preferred Stock

The Company issued convertible preferred stock relating to the formation transaction discussed above and in Note 2. The preferred stock does not have voting rights, and is non-cumulative, non-participating and has preference up to its par value upon liquidation. The stock may be converted
1 for 1 for common stock at the discretion of holder.

Revenue Recognition

The Company will recognize revenue when the earnings process is complete. This generally occurs when products are shipped to the customer in accordance with the terms of the agreement, title and risk of loss have transferred, collectibility is probable, and pricing is fixed and determinable.


NOTE 2 - RELATED PARTY TRANSACTIONS

As discussed in Note 1, the Company effectively acquired PVAXX Technologies Ltd. and PVAXX Research and Development Ltd. from a company owned and controlled by the President and Chairman of the Board of Directors of PVAXX Corporation. The ultimate consideration for the transaction is the 10,000,000 shares of Preferred stock and 20,000,000 shares of Common stock held by the majority shareholder and others whose PVAXX Florida corporation shares were exchanged. The share exchange agreement between Oak Brook Capital IV and the PVAXX Florida corporation restricted the issue of further stock pending the effective date of completion. In order to allow private investors, who wished to invest in the Company, to purchase stock, the Company's majority shareholder agreed to surrender the number of shares required (189,362 since inception) to satisfy these demands. The Company did not pay the majority shareholder for these shares, therefore, the Company plans to issue new shares before March 31,2002, to the majority shareholder for no consideration, to compensate it for the shares that it surrendered for this purpose.

Through December 31,2001, the major shareholder has advanced $2,025,500 (2000: $971,728) to the companies. The amounts advanced are repayable on demand and an interest rate of 8% has been assumed. The Company has accrued interest of $143,655 (2000: $133,574) relating to these advances.

The patent rights owned by PVAXX Technologies Ltd., were developed by and acquired from a company owned by the President and majority shareholder and are carried at their original historical cost of $68,018 plus subsequent costs incurred together totaling $162,981 (2000: $66,400).

The Company entered into an Employment Agreement dated
March 20,2000 with its President and Chairman of the Board of Directors. The Agreement is for a term of five years and renewable by the Company. Under the Agreement, the Company agrees to pay the following amounts:
- a) $50,000 per month net of all taxes;
- b) Use of a motor vehicle at the choice of the employee;
- c) Use of residential facilities in the Fort Myers area at a rental not to exceed $36,000 per annum;
- d) The Company will establish a performance related share option program, under which the Company's board of directors will determine participation commensurate with the employee's position. However, as of balance sheet date, the Company has not officially established a share option plan.

No payments have been made under the Agreement as of the date of the financial statements but the $1,050,000 (2000: $450,000) salary due has been accrued.

The Company entered into a three year equipment lease, dated
May 1,2000, with the principal shareholder, the terms of which are discussed in Note 8.


NOTE 3 - RISKS AND UNCERTAINTIES

The Company's future operating results may be affected by a number of factors. The ability of the Company to raise the capital necessary to continue to develop and bring its products to market is not assured. The products being developed by PVAXX will be sold in a highly competitive global market in which it will need to demonstrate performance characteristics sought by customers, at a competitive price which will yield a profit after production and distribution costs. Estimates of the size of the market, and the Company's eventual market share may not be realized, and the effect of competition cannot be determined.

The Company seeks to protect its intellectual property rights by applying for patents and registering its trademarks throughout the world. However there can be no assurance that these will adequately protect the Company.

The Company is dependant on highly skilled personnel. The Company cannot guarantee their continued service but seeks to mitigate the potential financial loss caused by death by insuring the lives of its inventors for the benefit of the Company.


NOTE 4 - COMMITMENTS AND CONTINGENT LIABILITIES (also see Note 8)

Leased Facilities - Operating Leases

The Company has entered into a three (3) year operating lease for office space in the Fort Myers area, Florida, U.S.A., with an unrelated party. Under the terms of this lease, effective
June 1,2000 the Company is obligated for monthly base rental amounts plus sales tax and Common Area Maintenance (CAM) charges. Under the terms of the lease, the Company is obligated to keep and maintain the leased premises, including fixtures and improvements, in good condition. The Company has sub-let the property, with effect from November 2000, through June 2002. The lease expires in May 2003.

The Company's U.K. research and development facilities are based in a property leased from an unrelated party. The lease, completed July 20,2000, is for a period of 20 years from March 25,2000, with a break clause at the end of the 10th year. The rent payable is to be reviewed every 5 years. In addition to the rental payments, the Company is obliged, at its own cost, to insure and maintain the property.

Future minimum lease payments under non-cancelable operating leases are: $113,961; $81,466; $57,600; $57,600; $57,600 for the 12 months ended December 31,2002, 2003, 2004, 2005 and 2006 respectively, and $187,200 for subsequent years.

Rental expense under operating leases was $51,246 in the 6 months ended December 31,2001 (2000: $51,686).

Employee Compensation

In addition to the employment contract with the President disclosed in Note 2, an arrangement with the Vice-president provides for a salary of $10,000 monthly for one year, and $15,000 thereafter. The agreement, dated March 20,2000, is for a term of three years renewable by the Company.

NOTE 5 - RESTRICTED CASH

On April 4, 2000, the former PVAXX executed an agreement with an unrelated individual who transferred $299,970 to an escrow agent in exchange for a 90,000 share block of the 20,000,000 shares of common stock issued as discussed in Notes 1 and 2. Under the terms of the escrow agreement, updated and re-signed on April 24, 2001, the funds will be released to the Company when the exchanged shares of the new PVAXX Corporation are tradable on a U.S. national exchange at not less than $5.00 per share. If this is not achieved, the funds may be released to the investor on May 1, 2002, or such later date as the investor shall determine, upon return of the 90,000 shares which would then be held as treasury stock. As of balance sheet date the 90,000 shares of stock as well as the $299,970 remain in the custody of the escrow agent.


NOTE 6 - FAIR VALUES OF FINANCIAL INSTRUMENTS

The carrying amounts reported in the consolidated balance sheet for cash and cash equivalents, restricted cash, receivables, accounts payable, accrued expenses and other liabilities, approximate fair value because of immediate or short-term maturity of these financial instruments. The underlying carrying amount reported for long-term debt and capital leases approximates fair value because, in general, the interest on the underlying instruments fluctuates with market rates.

NOTE 7 - LOSS PER SHARE

Basic net loss per common share is based on the weighted average number of common shares outstanding during each period presented. Convertible securities are included as common stock equivalents only when dilutive. Potential common stock equivalents totaling 10,000,000 shares have been excluded from dilutive loss per share as the effects of such shares would have been anti-dilutive. As discussed in Note 1, the Company is committed to issuing an additional 189,362 shares of Common stock to the majority shareholder.

NOTE 8 - LONG TERM LIABILITIES AND CAPITAL LEASES

Long-term liabilities include a three-year capital lease dated May 1, 2000 with the majority shareholder, a company owned and controlled by the President and Chairman of the Board of Directors. The lease is for machinery, equipment, and office furniture. The terms of the lease require the Company to pay $11,878 per month, as adjusted for foreign currency, including interest of 2.5% plus a balloon payment for the balance at the end of the term. At the end of the term, PVAXX will own the leased assets. The assets have been valued at an amount no greater than their adjusted historical cost. The lease does not require the Company to restrict its dividends, additional debt, or further leasing. These lease terms have been deemed to be comparable with similar arrangements with unrelated parties.

The automobile capital lease is with an unrelated party.

Depreciation expense for leased assets is included in depreciation expense for owned assets (see Note 9).

The gross amounts of assets recorded under capital leases are listed in Note 9 at currency rates in effect at the time of the transactions.

Minimum future lease payments and present values of the net minimum lease payments, at December 31,2001 exchange rates, are as follows:

                                               Related Party     Third Party
12 months ended December 31
                       2002                       $ 142,534         $  3,241
                       2003                         263,470                -
                                                    -------          -------
Total minimum lease payments                        406,004            3,241
Less: Imputed interest                              (21,114)            (689)
                                                    -------          -------
Present value of net minimum lease payments       $ 384,890         $  2,552
                                                    -------          -------

Current                                             126,699            2,552
Long term                                           258,191                -
                                                    -------          -------
      Total                                       $ 384,890         $  2,552
                                                    -------          -------

PVAXX Corporation is the guarantor of these leases.


NOTE 9 - PROPERTY, PLANT and  EQUIPMENT

                                              Total      Leased    Purchased
December 31,2001
Leasehold property improvements              38,147      38,147           -
Machinery and  equipment                    745,906     594,637     151,269
Office furniture and  equipment              62,971      38,671      24,300
Motor vehicles                               12,775      12,775           -
                                            -------     -------      ------
Cost                                        859,799     684,230     175,569
Less: Accumulated depreciation             (257,277)   (225,307)    (31,970)
                                            -------     -------      ------
Net book value                            $ 602,522   $ 458,923   $ 143,599
                                            -------     -------      ------

NOTE 10 - INCOME TAXES

The estimated tax benefits of the net operating loss carried forward (sourced from both US and UK operations), and valuation allowance made, are as follows:
                                                  Tax asset
December 31,2001
Net operating loss                               $ 1,287,000
Valuation allowance                               (1,287,000)
                                                   ---------
Balance at December 31,2001                      $       -
                                                   ---------

                          ADDITIONAL INFORMATION

We have filed with the Commission a registration statement on Form SB-2 Under the Securities Act, with respect to the shares of common stock offered hereby. This prospectus constitutes a part of the Registration Statement and does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted from this prospectus as permitted by the rules and regulations of the Commission. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to herein are not necessarily complete and, where such agreement or other document is an exhibit to the registration statement, each such statement is qualified in all respects by the provisions of such exhibit, to which reference is hereby made for a full statement of the provisions thereof. For further information with respect to our Company and its common stock, reference is hereby made to the registration statement and to the exhibits thereto.

The registration statement and the exhibits may be inspected, without charge, and copies may be obtained, at prescribed rates, at the public reference facilities of the Commission maintained at Judiciary Plaza, 450 Fifth Street, NW, room 1024, Washington, DC 20549, or on the Internet at http://www.sec.gov. Copies of the Registration Statement and the exhibits may also be inspected, without charge, at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. In addition, copies of the Registration Statement and the exhibits may be obtained by mail, at prescribed rates, from the Public Reference Branch of the Commission at 450 Fifth Street, NW, Washington, DC 20549.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY
   STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF
    THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY
                      OF THIS PROSPECTUS.

The information contained in this prospectus is subject to completion or amendment. The shares described in this prospectus may not be sold, nor may offers to buy be accepted, prior to the time this registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful, prior to registration under the securities laws of any such state.


       Subject to Completion Dated ______________, 2002

                     PVAXX CORPORATION
                     1,200,000 Shares
                     Common Stock and

                     5,241,029  Shares
                       Common Stock


This prospectus relates to the offer and sale of up to 1,200,000 shares of common stock, no par value of PVAXX Corporation
(the "Company"). We are selling the Shares on a self-underwritten, no minimum basis for a period of 360 days. There is no minimum purchase requirement. We will not use an underwriter or securities dealer and there are no arrangements to place any funds in escrow, trust or similar account with regard to this offering.


Concurrently with the offering of 1,200,000 shares of Common
Stock being made by the Company, the potential resale of 5,241,029 shares by certain Selling Shareholders is being registered on this registration statement.

                                TABLE OF CONTENTS

                                                                       Page
Prospectus Summary
Risk Factors
     Technological uncertainty and Lack of market acceptance
     Competition
     Dependence on Key Personnel
     Dependence on Patents, Trademarks and Proprietary Information
     Limited Operating History
     Potential Fluctuations in Quarterly Operating Results
     International distribution inexperience
     Foreign currency management inexperience
     Relationships with foreign producers
     Indemnification of Officers and Directors
     Possible Need for Additional Financing
     Possible impact of Demand Notes
     Control by Principal Shareholders, Officers and Directors
     Issuance of Preferred Stock
     Trading Market; Volatility of Stock Price
     Stock market regulation
Use of Proceeds
Determination of Offering Price
Dilution
Plan of Distribution
Legal Proceedings
Directors, Executive Officers, Promoters and Control Persons
Security Ownership of Certain Beneficial Owners and Management
Description of Securities
Interest of Named Experts and Counsel
Description of Commission Position of Indemnification for
 Securities Act Liabilities
Recent transactions in unregistered securities
Description of Business
Management's Discussion and Analysis of Financial Condition,
 Results and Plan of Operations
Description of Property
Certain Relationships and Related Transactions
Executive Compensation
Legal Matters, Experts and Changes In and Disagreements with
 Accountants on Accounting and Financial Disclosure
Financial Statements                                                     F-1
Selling Shareholders

-------------------------------

   UNTIL ____________________, 2002 (45 DAYS AFTER THE DATE OF THIS
    PROSPECTUS) ALL DEALERS EFFECTING TRANSACTIONS IN THE SHARES OF
      COMMON STOCK OFFERED HEREUNDER MAY BE REQUIRED TO DELIVER A
                                 PROSPECTUS.


=================================================================
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE
SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS
TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE
BE ANY SALE OF THESE   SECURITIES IN ANY STATE IN WHICH SUCH
OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF
SUCH STATE.

=============================================================

                    PVAXX CORPORATION

            ---------------------------------

                     5,241,029 Shares

            ---------------------------------

                       Common Stock
            ---------------------------------

                        PROSPECTUS

            ---------------------------------

                   ______________, 2002

This Prospectus relates to the potential sale of 5,241,029 shares of common stock, no par value per share of PVAXX Corporation (the "Company"), hereinafter collectively referred to as the "Selling Shareholders." The Company will not receive any of the proceeds on the sale of the securities by the Selling Shareholders. The resale of the securities of the Selling Shareholders are subject to Prospectus delivery and other requirements of the Securities Act of 1933, as amended. Sales of such securities or the potential of such sales at any time may have an adverse effect on the market prices of the securities offered hereby.

The Company has applied for quotation its Common Stock on the Over-the-Counter Bulletin Board ("OTC:BB"), although there can be no assurances that an active trading market will develop even if the securities are accepted for quotation or that the Company will maintain certain minimum criteria established by the NASD for continued quotation.

The securities offered by this Prospectus may be sold from time to time by the Selling Shareholders, or by their transferees. No underwriting arrangements have been entered into by the Selling Shareholders. The distribution of the securities by the Selling Shareholders may be effected in one or more transactions that may take place on the over-the-counter market including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale of such shares as principals at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders in connection with sales of such securities.

The Selling Shareholders and intermediaries through whom such securities may be sold may be deemed 'underwriters' within the meaning of the Act, with respect to the securities offered and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Act.

All costs incurred in the registration of the securities of the Selling Shareholders are being borne by the Company.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


             THE DATE OF THIS PROSPECTUS IS
             ________________________, 2002


                     THE OFFERING


Securities Offered(1)                       5,241,029 shares of Common Stock,
                                            no par value.
                                            See "Description of Securities."

Securities Outstanding Prior
to Company Offering                         21,322,800 Shares

Securities Outstanding Subsequent
to all Contemplated Company Offerings       22,522,800 Shares



Use of Proceeds                             The Company will not receive any
                                            Of the proceeds of the offering
                                            of the securities offered hereby
                                            by the Selling Shareholders.

Risk Factors                                The securities are subject to a
                                            high degree of risk and
                                            substantial dilution. See "Risk
                                            Factors" and "Dilution".

Proposed OTC:BB Symbols                     Common Stock--PVXX

-------------------

1. Concurrently with this Offering, the Company is offering
1,200,000 shares of Common Stock.

2. On the date of this Prospectus, a Registration Statement under the Act with respect to a self-underwritten public offering of 1,200,000 shares of Common Stock by the Company was declared effective by the Securities and Exchange
Commission, and the Company commenced the sale of Shares offered thereby. Sales of securities under this Prospectus by the Selling Shareholders or even the potential of such sales may have an adverse effect on the market price of the Company's securities.


                   SELLING SHAREHOLDERS

The registration statement of which this prospectus forms a part relates to the potential resale of 5,241,029 shares of Common Stock that were issued to certain Selling Shareholders in connection with the Company's completed business combination on July 11, 2000. The Company will not receive any of the proceeds derived from the resale of the securities by the Selling Shareholders.

The resale of the securities of the Selling Shareholders are subject to Prospectus delivery and other requirements of the Securities Act of 1933, as amended. Sales of such securities or the potential of such sales at any time may have an adverse effect on the market prices of the securities offered hereby. The securities offered may be sold from time to time directly by the Selling Shareholders. Alternatively, the Selling Shareholders may from time to time offer such securities through underwriters, dealers or agents. The distribution of securities by the Selling Shareholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders in connection with such sales of securities.

The Selling Shareholders are not acting in concert with either each other or with the Company as prohibited by Rule 461 or Regulation M.

The common stock offered hereby may be eligible for sale only in certain states, and, in some of those states, may be offered or sold only to "institutional investors", as defined under applicable state securities law. No sales or distributions, other than as described herein, may be effected after this Prospectus shall have been appropriately amended or supplemented. Under the securities laws of certain states, the shares may be sold in those states only through registered or licensed broker-dealers or pursuant to available exemptions from such requirements. In addition, in certain states the shares may not be sold therein unless the shares have been registered or qualified for sale in such state or an exemption from such requirement is available and is complied with.

Currently, the Company's stock is not registered for sale in any state. The Company, at least initially, intends to sell securities overseas in England and Switzerland in full compliance with any applicable securities laws in those countries. As such, a Selling Shareholder may only be able to sell the Company's stock overseas. Upon declaration of effectiveness of this registration statement by the United States Securities and Exchange Commission, the Company does intend to seek approval, either through registration or an exemption from registration, to sell its stock in at least the states listed below.

Florida  Washington, D.C. Colorado  New York

Upon approval from a state securities authority to commence trading in a specific state, the Company will file a post-effective amendment to its Prospectus in accordance with its obligations under applicable securities law.

Only residents of those states in which the shares have been approved for sale under applicable securities or Blue Sky laws may purchase shares in this Offering. Each potential investor will be required to execute an investment representation and subscription agreement that, among other things, requires the potential investor to certify his or her state of residence.
A potential investor who is a resident of a state other than a state in which the shares have been qualified for sale may request that the Company register the shares in the state in which such investor resides. However, the Company is under no obligation to do so, and may refuse any such request. In addition, the Company intends to sell securities in England and Switzerland.


The securities offered by the Selling Shareholders may be sold by one or more of the following methods, without limitations:

(a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus;

(c) ordinary brokerage transactions and transactions in which the broker solicits purchasers, and

(d) face-to-face transactions between sellers and 46 purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. The selling Shareholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

At the time a particular offer of securities is made by or on behalf of a Selling Shareholder, to the extent required, a Prospectus will be Distributed which will set forth the number of shares being offered and the terms of the Offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for sales purchased from the Selling Shareholders and any discounts, commissions or concessions allowed or re-allowed or paid to dealers and the proposed selling price to the public. Sales of securities by the Selling Shareholders or even the potential of such sales would likely have an adverse effect on the market prices of the securities offered hereby.

Investments in our shares involve a high degree of risk. The shares have not been approved or disapproved by the Securities and Exchange Commission nor has the Commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Registration of Previously Issued Shares

Sales of securities by the Selling Shareholders or even the potential of such sales would likely have an adverse effect on the market prices of the securities offered hereby.

The following table sets forth certain information with respect to our Selling shareholders, persons or entities for whom our company is registering for resale to the public, either the shares of our company's common stock which such persons or entities own.

The following table reflects such person's or entities' ownership as of March 15,2002:


Certificate                                                      Maximum No. of
Number        Name of Owner      Address                         Shares Offered
------------  -----------------  ---------------------------     ---------------

2425-000001  ABRAHAM, GREGORY    7669 SAN SABASTIAN WAY          1,429
                                 NAPLES, FL 34109

2425-000157  ALOFSIN,ELISABETH   C/O 275 PROMENADE STREET,STE300   500
                                 PROVIDENCE, RI 02908

2425-000158  ALOFSIN,PETER J.    275 PROMENADE STREET,STE 300      500
                                 PROVIDENCE, RI 02908

2425-000159  ALSHEIMER, TIMOTHY  FOUR WINDS, BELLEVUE AVE.         100
                                 NEWPORT, RI 02840

        771  ALVIN, SIMON L      MICKLANDS HILL FARM             1,750
                                 STOW ROAD, BLEDINGTON
                                 OXFORDSHIRE OX7 6XH, UK

2425-000002  AMODIO, ANTHONY AND 269 KIRTLAND DRIVE              2,000
             DENISE (JTWROS)     NAPLES, FL 34110

2425-000160  ARCELLO, VINCE      651 W MAIN RD                     100
                                 MIDDLETOWN, RI 02842

2425-000459  ATKINS, JOHN E      6 SIR JOHN'S LANE                 140
                                 STAPLETON, BRISTOL BS5 6TX, UK

2425-000161  BADGER, TERRY       85 SUMMER STREET                  500
                                 OAKLAND, ME  04963

2425-000003  BARMOOR COMMERCIAL  BARMOOR HOUSE                   3,263
             DEVELOPMENTS LTD    109 CHORLEY ROAD,SWINTON
                                 MANCHESTER, M27 4AA, UK

        762  BASHFORD, RACHEL    5A  EBSWORTH STREET               140
                                 FOREST HILL, LONDON, UK

        752  BASHFORD, REBECCA   10 KINGS ROAD, RODBOROUGH,        280
                                 STROUD, GLOS. GL5 3SE, UK

2425-000004  BAXLEY, GARY L &    1225 CARNEVALE TERRACE            500
             KAREN B (JTWROS)    LECANTO, FL 34461

2425-000162  BEALL, MARK         6276 ROCK LEDGE LANE              500
                                 MORRISON, CO 80465

2425-000473  BEARD, J M          SUNNYMOUNT                      1,400
2425-000408                      85 BREARY LANE EAST               725
                                 BRAMHOPE, LEEDS LS16 9EU, UK

2425-000006  BEDDIS, DAPHNE      9 HART GREEN, RUSPIDGE            150
                                 CINDERFORD, GLOS. GL14 3AB, UK


2425-000007  BEGLEY, MARK        ELDER HOUSE, WINDRUSH           1,400
        612                      OXFORDSHIRE, UK                 1,400

        790  BEGLEY, PAUL & KATE 155 MARLBOROUGH ROAD            1,166
                                 LONDON N19 4NR, UK

        774  BEGLEY, VICTORIA A. ELDER HOUSE, WINDRUSH           1,400
                                 OXFORDSHIRE, OX18 4TU, UK

2425-000008  BENCE, CHRISTOPHER  ASHCOMBE HOUSE, ASHLEY ROAD     9,137
2425-000393                      BATTLEDOWN, CHELTENHAM,         1,450
2425-000472                      GLOS. GL52 6QS, UK              1,400

2425-000010  BILLAU, BRYAN       SHOOTERS END, BELMONT GROVE       725
                                 STROUD, GLOS. GL5 1UN, UK

2425-000175  BINKOWSKI,DAVID J   3808 SOUTH SHERMAN STREET         500
                                 ENGLEWOOD, CO 80110

2425-000416  BISHARA, HAMID      40 EL HORREYA AVENUE           35,000
                                 ALEXANDRIA, EGYPT

2425-000176  BLANEY,THOMAS H II  201 LINE ROAD                     100
                                 BELLEMEAD, NJ 08502


2425-000011  BLASDALE,BRIAN      SPRINGBROOK HOUSE,SPRING LANE,  1,450
                                 LAPWORTH, SOLIHULL B94 5NS, UK

2425-000165  BLEZARD,JACOB W     56 PINE STREET                    250
                                 C/O RICK NADEAU
                                 PROVIDENCE RI 02903

2425-000166  BLEZARD,JARED       56 PINE STREET                    250
                                 C/O RICK NADEAU
                                 PROVIDENCE RI 02903

2425-000167  BLEZARD,JULIE L     56 PINE STREET                    250
                                 C/O RICK NADEAU
                                 PROVIDENCE RI 02903

2425-000163  BLEZARD,KALEIGH K   56 PINE STREET                    250
                                 PROVIDENCE, RI 02903

2425-000164  BLEZARD,KRISTIAN R  56 PINE STREET                    250
                                 PROVIDENCE, RI 02903

2425-000168  BLEZARD,ROBERT C    56 PINE STREET                  2,500
             & MILDRED C JTWROS  C/O RICK NADEAU
                                 PROVIDENCE RI 02903

2425-000169  BLEZARD,ROBERT C JR 56 PINE STREET                  2,500
                                 C/O RICK NADEAU
                                 PROVIDENCE RI 02903

2425-000170  BLEZARD, WILLIAM C  56 PINE STREET                  2,500
                                 C/O RICK NADEAU
                                 PROVIDENCE RI 02903

2425-000284  BLOXHAM,NICOLA      53 GOATSTOWN ROAD               5,000
                                 DUBLIN 14, IRELAND


2425-000005  BOLTIC,LEWIS &      2545 W LAUREEN STREET             286
             KAREN BAXLEY JTWROS LECANTO, FL 34461

2425-000177  BORDAY, ROBERT      4 WOLCOTT AVENUE                  100
                                 JAMESTOWN, RI 02835

2425-000171  BOYD,KAREN          56 PINE STREET                  2,000
                                 PROVIDENCE, RI 02903

        431  BRAIN, ANDREW J.    22 SUTTON ROAD                    393
                                 SOUDLEY, CINDERFORD, GLOS. UK

        432  BRAIN, REG T.       22 SUTTON ROAD                    415
                                 SOUDLEY, CINDERFORD, GLOS. UK

2425-000012  BRITISH TRADERS &   429 RAINHAM RD                 20,000
             SHIPPERS LTD        SOUTH DAGENHAM, ESSEX
                                 RM10 8RN, UK
                                 **(RESTRICTED)

2425-000013  BROMIGE,DAVID       86 PETERBOROUGH ROAD            4,000
                                 LONDON SW6 3HH, UK

2425-000014  BROMIGE,GILLIAN     86 PETERBOROUGH ROAD            2,000
                                 LONDON SW6 3HH, UK

2425-000178  BROUILLETTE,DAVID   56 PINE STREET                    250
                                 C/O RICK NADEAU
                                 PROVIDENCE RI 02903

        791  BROOM, MARGARET &   2 CADOGAN HOUSE, CHURCH STREET    233
             COLIN               READING, BERKSHIRE RG1 2SB, UK

2425-000179  BROUILLETTE,ERIN    56 PINE STREET                    250
                                 C/O RICK NADEAU
                                 PROVIDENCE, RI  02903

2425-000180  BROUILLETTE,JEANNE  56 PINE STREET                    250
                                 C/O RICK NADEAU
                                 PROVIDENCE, RI  02903

2425-000181  BROUILLETTE,ROBERT  56 PINE STREET                  2,500
                                 C/O RICK NADEAU
                                 PROVIDENCE, RI  02903

2425-000015  BRUEN,JAMES         75 ROSELAWN ROAD                9,000
                                 CASTLEKNOCK DUBLIN, IRE

2425-000016  BUCHANAN,ROY &      6064 SANDRA DRIVE               1,000
             SHARON BUCHANAN     SPRING HILL, FL  34607
             JTWROS

       755   BURGESS, ALAN J.    NORDLICH HOUSE,                   500
                                 OXFORD ROAD, DONNINGTON,
                                 BERKS RG14 3AA, UK

       756   BURGESS, ANGELA M.  NORDLICH HOUSE                    500
                                 OXFORD ROAD, DONNINGTON
                                 BERKS. RG14 3AA, UK

2425-000017  CARR,BRIAN  &       2438 DUSTIN CIR                   100
             JO ANN CARR JTWROS  SPRING HILL, FL 34608

2425-000018  CASSATA,JOSEPH      12003 CAVERN RD                   200
                                 SPRING HILL, FL 34609

2425-000386  132555119,CEDE & CO P O BOX #20,                  525,500
                                 BOWLING GREEN STATION
                                 NEW YORK, NY 10274 0020

        404  CJA TRUST           NORTH LODGE,                    3,575
                                 BARTON-ON-THE-HEATH,
                                 MORETON-IN-MARSH
                                 GLOUCESTERSHIRE GL56 0PL, UK

        455  CHANDLER, STEVE R.  4 PEMBROKE ROAD                   210
                                 CHELTENHAM, GLOS. GL51 5JX, UK

2425-000020  CHAPMAN, GRAHAME    195 BRAMBLE ROAD, DAWSHEATH     4,000
                                 THUNDERSLEY, ESSEX, UKI

2425-000019  CHAPMAN,JOY         2 ROSE COTTAGE, PARKEND         2,000
                                 PAGANHILL, STROUD, GLOS.
                                 GL5 4AZ UK

2425-000183  CLARKE,DAWN         56 PINE STREET                  1,000
                                 PROVIDENCE, RI 02903

2425-000021  COE,ROBIN MARY COE  30 JACKSON PLACE                  500
                                 MOONACHIE, NJ 07074

        400  COLQUHOUN, ROBERT   FOX END, CHASTELTON               725
                                 MORETON-IN-MARSH, GLOS.
                                 GL56 OSU, UK

        781  COOKE, EMMA         FLAT 2, 34 BATH ROAD              140
                                 STROUD, GLOUCESTERSHIRE
                                 GL5 3JL, UK

        388  COVENTRY, DJ        THE RETREAT                       580
                                 85 WESTWARD ROAD,
                                 CAINSCROSS, STROUD
                                 GLOUCESTERSHIRE GL5 4JA, UK

2425-000022  COWLEY,RONALD       308 LEIGH ROAD                  2,900
                                 WORSLEY, MANCHESTER M28 1LH, UK

2425-000185  COX,JOHN H          3373 SOUTH NIAGRA WAY             500
                                 DENVER, CO 80224

2425-000378  CROWE,IAN           OAK VILLA, UPTON ST LEONARDS      957
        470                      GLOUCESTERSHIRE GL4 8DG, UK     1,400

        478  CROWE, STEPHANIE    OAK VILLA, UPTON ST LEONARDS    2,800
                                 GLOUCESTERSHIRE GL4 8DG, UK

2425-000023  D'ASCOLI, FRANK     9039 CALLE ALTA CT                300
             & KATHY D'ASCOLI    NEWPORT RICHEY, FL 34655
             JTWROS

        433  DAVIES, MARTIN T.   19 THE GROVE                      197
                                 FARNBOROUGH, HAMPSHIRE, GU14 6QS  803

        394  DAVIS, STEVE        TRYMSIDE COTTAGE                  725
                                 JUBILEE RD. FOREST GREEN,
                                 NAILSWORTH,
                                 GLOUCESTERSHIRE GL6 0ND, UK

2425-000025  DAWSON, JOHN        30 HIGHMEADOW                   1,738
        434                      MONMOUTH NP25 3TB, UK           1,184
2425-000024  DAWSON,JOHN DICKIE  30 HIGHMEADOW                   5,752
                                 MONMOUTH NP25 3TB, UK

2425-000186  DISANTO,THOMAS J    73 CINDYANN DR                  1,000
                                 EAST GREENWICH, RI 02818

2425-000172  DONNER, DAVID       51 MARLAND ROAD                 1,000
                                 COLORADO SPRINGS, CO 80906

2425-000173  DONNER, MEREDITH    51 MARLAND ROAD                 1,000
                                 COLORADO SPRINGS, CO 80906

        435  DOWD, NOREEN G.     FLAT 2, GREASTONE LODGE           606
                                 45 BATH ROAD, STROUD,
                                 GLOS GL5 3JR UK

2425-000026  DREW, KERRY &       37 CENTURY COURT              115,200
        416  JUTTA DREW JTWROS   MONTPELLIER GROVE               5,000
                                 CHELTENHAM, GLOS. GL5 3JR, UK

        476  DRINKWATER, DAVID   4 MAYALLS CLOSE                 4,200
                                 TIRLEY, GLOUCESTERSHIRE, UK


        395  DUKES, CHARLES      HORSE CENTRE, PENTRECWRT        3,023
                                 LLANDYSUL SA44 5AT, UK

2425-000187  EBERT,MICHAEL L     4455 E CAMELBACK, STE E-180       500
                                 PHOENIX AZ 85018

        465  EDGEWORTH, DANIEL   5 JAMES WAY                     1,435
                                 HUCCLECOTE, GLOUCESTER
                                 GL3 3TE, UK

        466  EDGEWORTH, DEBBIE   1 ROSEHIP COURT                 1,435
                                 CHELTENHAM, GLOS. GL51 3WN, UK

        391  EDGEWORTH, JENNIFER HIGHRIDGE, VAN DER BREEN ST.    2,170
        467                      BISLEY, STROUD, GLOS. GL6 7BN   2,870
                                 UK                              2,180

2425-000027  EDGEWORTH,MICHAEL   22 GUILDINGS WAY,               4,000
                                 KINGS STANLEY, STONEHOUSE,
                                 GLOS. UK

2425-000030  EDGEWORTH,THOMAS    HIGH RIDGE, VAN DER BREEN ST.  11,750
        418                      BISLEY, STROUD, GLOS. UK        1,000

        794  EDGEWORTH, TRUDI    22 GUILDINGS WAY                1,450
                                 KINGS STANLEY, GLOS.
                                 GL10 3LF, UK

2425-000188  ELLSWORTH, CHARLES  2324 EUDORA STREET                500
                                 DENVER, CO  80207

769 EMERGING SECURITIES PO BOX 216, KOHLER            100,000
GROUP, INC          WI 530440216

2425-000035  EVANS, AP           LITTLE ACRE POND LANE           2,400
                                 HARDWICKE GLOS, UKI

2425-000034  EVANS, MR & MRS AP  LITTLE ACRE POND LANE           6,000
                                 HARDWICKE GLOS, UKI

2425-000189  EVERSULL, JACK      5728 LBJ FREEWAY STE 200          100
                                 DALLAS, TX 75240

        751  FABB, JENNIFER A.   CAIRNGALL,                      6,130
                                 65 OLD BISLEY ROAD, STROUD,
                                 GLOUCESTERSHIRE GL5 1NF, UK

        646  FABB, MICHAEL A.    CAIRNGALL                       6,130
                                 65 OLD BISLEY ROAD, STROUD,
                                 GLOUCESTERSHIRE GL5 1NF, UK

        750  FABB, RICHARD G.    9 TURENNE CLOSE                 1,400
                                 WANDSWORTH, LONDON SW18 1JN, UK

             FABB, ROB           44 STRATHCONA GARDENS           1,400
                                 KNAPHILL, WORKING, SURREY
                                 GU21 2AY UK

        460  FINCH, ALISTAIR R   19 DOXULE CLOSE                   630
                                 LEONARD STANLEY, STONEHOUSE,
                                 GLOUCESTERSHIRE GL10 3NL, UK

        749  FINCHETT, DAN       WEST VIEW                          84
                                 LOWER FRAMILODE, SAUL,
                                 GLOUCESTERSHIRE GL2 7LE, UK

2425-000036  FOX, ROBERT F FOX &  18136 HOOT OWL LANE              100
             LYNETTE W FOX JTWROS SPRING HILL, FL 34610

2425-000190  FRANK,ARTHUR        30 MONGENAIS ST                   100
                                 PROVIDENCE, RI 02909

2425-000040  FREEBURY, KATE      27 BISHOPS ROAD                 5,000
                                 ABBEYMEAD, GLOUCESTER
                                 GL4 5FP, UK

        764  FREEBURY, WILLIAM J BEECHCOTE LONGRIDGE               840
                                 SHEEPSCOMBE, NR. STROUD,
                                 GLOS. UK

2425-000041  FREEBURY, WILLIAM J BEECHOTE LONGRIDGE             60,000
             & SANDRA I JTWROS   SHEEPSCOMBE, NR. STROUD,
                                 GLOS. UK

2425-000037  FREEBURY, WJ & SI   BEECHCOTE LONGRIDGE           300,000
        421                      SHEEPSCOMBE, NR. STROUD, UK    87,120

        782  FRENCH, AUDREY A.   HOMELAND                          350
                                 VAN DER BREEN STREET, BISLEY,
                                 GLOUCESTERSHIRE GL4 5FP, UK

2425-000043  GARDNER, J          THE COTTAGE, THE QUARRY           840
2425-000042  GARDNER, JILL       BROCKHAMPTON,CHELTENHAM         3,569
        423                      GLOS. GL54 5XL, UK              1,500

        452  GARDNER, L. ROY     15 LAVINGTON DRIVE                140
                                 LONGLEVENS, GLOUCESTER, UK

        776  GARRETT, CHARLIE    21 GREENS CLOSE                   200
                                 GREAT RISSINGTON,
                                 NR. BOURTON ON THE WATER,
                                 GLOUCESTERSHIRE, UK

        777  GARRETT, GEORGE     21 GREENS CLOSE                   200
                                 GREAT RISSINGTON
                                 NR. BOURTON ON THE WATER
                                 GLOUCESTERSHIRE, UK

        775  GARRETT, JENNY      21 GREENS CLOSE,                  200
                                 GREAT RISSINGTON
                                 NR. BOURTON ON THE WATER
                                 GLOUCESTERSHIRE, UK

2425-000044  GAVE, GAYLE &       1074 6TH LANE NORTH               100
             SHELIEA JTWROS      NAPLES, FL 34102

2425-000045  GELLING, BRIAN      1 HOLLY GROVE, SALE               725
                                 CHESHIRE, M33 2DS, UK

        410  GORDON-SMITH,GEORGE THE COTTAGE                     1,000
                                 ENGLISH BICKNOR, COLEFORD
                                 GL16 7PA UK

2425-000046  GOUDY, LOUIS &      668 CYPRESS WAY                   300
             PATRICIA GOUDY      NAPLES, FL 34110
             JTWROS

2425-000047  GRIM, ELLI &        14561 MAJESTIC EAGLE CT.          750
             MONTY GRIM JTWROS   FORT MYERS, FL 33912

        424  GUNA-TILAKA,        9/6 SOI ARI SAMPHAM 5          15,000
             THIPVIBHA           RAMA 6 ROAD, BANGKOK, THAILAND

2425-000048  HAINES, TERRY P     18 TEMPLARS FIRS, WOOTTON       1,015
        437                      BASSETT, SWINDON SN4 7EN, UK      554

2425-000049  HALE, BARBARA       26 CASTLEMEAD, KINGS STANLEY    3,450
        428                      STONEHOUSE, GLOS, UK              350

        392  HALE, SIMON         32 GUILDINGS WAY                  725
                                 KINGS STANLEY, STONEHOUSE,
                                 GLOS, UK

        780  HALE, JULIE M.      32 GUILDINGS WAY                  725
                                 KINGS STANLEY, STONEHOUSE,
                                 GLOS. UK

2425-000380  HALL, DAVID         ANVIL COTTAGE, WINDRUSH         1,400
                                 NEAR BURFORD, OXFORDSHIRE, UK

        396  HALL, M&K           GREEN LANE HOUSE,WINDRUSH,      1,450
                                 NR. BURFORD, OXFORD, UK

        778  HALL, BEN           GREEN LANE HOUSE, WINDRUSH        200
                                 BURFORD, OXFORDSHIRE, UK

        784  HALL, BRIAN W.      THE BOUNDARIES, WINDRUSH          700
                                 OXFORDSHIRE OX18 4TT, UK

        451  HAMMOND,JOHN MALCOM KENTS GREEN HOUSE, TAYNTON        420
                                 GLOUCESTER, UK

2425-000191  HAND, AMY           2965 S WILLIAMS                   500
                                 DENVER, CO 80210

2425-000192  HAND,DAVID          2965 S WILLIAMS                   500
                                 DENVER, CO 80210

2425-000052  HARDACRE,JOHN       KINGS BUILDINGS                 1,880
                                 LYDNEY, GLOS. GL15 5HE, UK

2425-000053  HARRIS, ALAN &      3211 15TH AVE SW                  429
             LINDA HARRIS JTWROS NAPLES, FL 34117

2425-000058  HART, CASPER        GLEBE HOUSE HATHEROP,           1,333
                                 CIRENCESTER, GLOS. UK

2425-000193  HART, CRAIG         7014 E CAMELBACK RD NO 580        100
                                 SCOTTSDALE, AZ 85251

2425-000055  HART, FRASER        GLEBE FARM, HATHEROP            2,000
                                 CIRENCESTER, GLOS. UK

2425-000054  HART, JAMES         GLEBE HOUSE, HATHEROP           6,000
                                 CIRENCESTER, GLOS. UK

2425-000056  HART, OLIVER        GLEBE HOUSE, HATHEROP           1,334
                                 CIRENCESTER, GLOS. UK

2425-000057  HART, ROSANNA       GLEBE HOUSE, HATHEROP           1,333
                                 CIRENCESTER, GLOS. UK

2425-000194  HEATH,MARGARET      357 HARRIS HILL RD                500
                                 POLAND, ME 04274

2425-000059  HEAVEN, MALCOM      8 MEADOWAY BISHOPS CLEEVE       3,760
                                 CHELTENHAM, GLOS. GL52 4NB, UK

2425-000195  HEJMANOWSKI, DON    2013 TORWOOD CIRCLE               100
                                 PLAINFIELD, IL 60544

        402  HELSBY, DEBORAH     74 BISHOPS ROAD, FULHAM         2,145
                                 LONDON SW6 7AR, UK

2425-000060  HERBERT, PHILIP     21 ABBOTS VIEW, BUCKSHAFT      69,098
                                 CINDERFORD, GLOS. UK

        662  HERBERT, PHILIP     OLD QUOINS, THE STREET          2,175
                                 LEONARD STANLEY, STROUD,
                                 GLOS. UK

2425-000062  HESTER, GEOFFREY    94 REDGROVE PARK                4,850
                                 CHELTENHAM, GL51 6OZ, UK

        454  HIROM, ELIZABETH C  17 LAKESIDE, NEWENT                70
                                 GLOS. GL5 4HN, UK

        438  HODGES, KENTON D.   107 CAINSCROSS ROAD, STROUD     1,828
                                 GLOS. GL5 4HN, UK

2425-000198  HOLLEY, KEVIN J     56 PINE STREET                  2,500
                                 PROVIDENCE, RI 02903

2425-000064  HOOD, SIMON         NORTH LODGE                     6,400
                                 BARTON-ON-THE-HEATH,
                                 MORETON-IN-MARSH
                                 GLOUCESTERSHIRE GL56 OPL, UK

2425-000199  HUGLION, ROGER      255 W. 84TH ST. APT. 3B           100
                                 NEW YORK, NY 10024


        430  HYPERION PARTNERS   1225 HIGHTOWER TRAIL,          32,500
             CORP                STE B-220, ATLANTA, GA 30350

        412  JARRET, GEORGIE     LOWER GROVE COTTAGE, NEWCASTLE    700
                                 NR. MONMOUTH, NP25 5NT, UK

2425-000065  JERRAM, NELSON      12 FIRS CLOSE, MARLBROOK       10,000
                                 BROMSGROVE, WORCESTERSHIRE, UK

2425-000067  JOHNSON, LAURILYN   767 CAPEVIEW DR.                  150
                                 FORT MYERS, FL 33919


2425-000200  JOHNSON, ROBERT B   1225 E. COMMODORE PLACE         1,000
                                 TEMPE, AZ 85283

2425-000066  JOHNSON, SCOTT T    18301 PANTHER TRAIL               150
                                 FORT MYERS, FL 33917

2425-000068  JONES, A            FATHERFORD FARM, OKEHAMPTON     7,250
             (PENSION FUND)      DEVON EX20 1QQ, UK

2425-000069  JONES, ALAN         FATHERFORD FARM, OKEHAMPTON    12,000
                                 DEVON EX20 1QQ, UK

2425-000070  JONES, BERNARD      GLENLYN, CHURCH ROAD            9,070
                                 CAINSCROSS, STROUD, GLOS. UK

2425-000072  JONES, MARCIA       FATHERFORD FARM, OKEHAMPTON     7,250
             (PENSION FUND)      DEVON EX20 1QQ, UK

2425-000073  JORDAN, JERRY &     12741 TREELINE CT.                300
             JOANIE JORDAN JTWROS  N. FORT MYERS, FL 33903

2425-000075  KANE, NANCEE        538 UPPER GLADY FORK ROAD         100
                                 CANDLER, NC 28715

2425-000076  KAZI, ILYA          4 B, PYRLAND ROAD               4,000
                                 ISLINGTON, LONDON N5 2JD, UK

2425-000077  KEANE, BRYAN &      5324 SW 2ND AVE.                  460
             RHONDA KEANE JTWROS CAPE CORAL, FL 33901

2425-000078  KEAR, DAVID         RIVERDALE, NEW ROAD, BREAM      2,820
                                 LYDNEY, GLOS. GL15 6HT, UK

        785  KEARNS, PETER S.    36 KEYNSHAM STREET                233
                                 CHELTENHAM, GLOS. GL52 6EN, UK

2425-000201  KELLY, JAMES V      56 PINE STREET                  7,000
                                 PROVIDENCE, RI 02903

        387  KEMBLE TRUST        C/O PVAXX CORPORATION          48,267
                                 KEMBLE BUSINESS PARK
                                 MALMESBURY, WILTSHIRE
                                 SN16 9SH, UK

        786  KERR, PHILIP        15 PARKFIELD ROAD                 583
                                 REBINGTON, WIRRAL, CH63 3DR, UK

        448  KIRBY, IAN          32 WOODLANDS, STOCTON AVENUE       70
                                 FLEET, HAMPSHIRE GU51 4NX, UK

2425-000079  KOEHLER, CK &       1861 SANTA BARBARA BLVD.        4,000
             SJ KOEHLER JTWROS   NAPLES, FL 34116

2425-000080  KRECICKI, JERRY JR  1032 11TH ST N                    400
                                 NAPLES, FL  34102

2425-000083  LACEY, DIANE        STANLEY COTTAGE, RYEFORD        2,000
                                 STONEHOUSE, GLOS. UK

2425-000081  LACEY, RICHARD      STANLEY COTTAGE, RYEFORD        4,000
                                 STONEHOUSE, GLOS. UK

        423  LACK, DAVID         HOMELAND VAN DER BREEN STREET,  1,280
                                 BISLEY, STROUD,
                                 GLOS GL6 7BN, UK

2425-000084  LAGDEN, RAYMOND     2 ANDERSON DRIVE                3,450
        456                      STONEHOUSE, GLOS. UK              350

2425-000085  LIPMAN, LARRY       13101 PONDEROSA WAY            90,000
                                 FORT MYERS, FL 33907

2425-000086  LOTZ, JOHN V TTEE   2430 OLD GROVES RD, B-103       6,000
             THE LOTZ TRUST      NAPLES, FL 34109

2425-000087  LOTZ, PAUL &        1922 TIMBERLINE DRIVE           4,000
             MARGARET LOTZ JTWROS NAPLES, FL 34109

       390  LOWE, STEVE          10 GEORGE STREET,                 435
                                 STROUD, GLOS. GL5 3DX, UK

2425-000202  LUH, NING           12925 CREAMERY HILL DRIVE         100
                                 GERMANTOWN, MD  20874

        403  MACARTHUR,FRANCESCA NORTH LODGE                       715
                                 BARTON-ON-THE-HEATH,
                                 MORETON-IN-MARSH
                                 GLOS. GL56 OPL, UK

2425-000088  MALONE, RAYMOND     1520 BISCAYNE WAY                 300
                                 MARCO ISLAND, FL 34145

        439  MARSLAND, GRAHAM R. 3 GRANGE COTTAGE, GRANGE LANE   1,182
                                 MALMESBURY, WILTSHIRE
                                 SN16 0EP, UK

        429  MATHIAS, JAMES Q.   42 DAVIES ROAD                 13,115
                                 ACTON, LONDON W3 7SG, UK

2425-000089  MCCLAIN, ALLEN      6221 DEER RUN SW                1,000
                                 FORT MYERS, FL 33908

2425-000090  MCGEE, TERRY &      5997 ASHFORD LANE               3,000
             PEGGY H MCGEE JTWROS NAPLES, FL 34110

2425-000091  MCNALLY, JOHN       TPC OFFICES, DUNBRIDGE ROAD     1,000
        469                      STROUD, GL5 3EX, UK             1,400

2425-000092  MCTIFFIN, PHILIP    YEW TREE COTTAGE                1,400
                                 OFF THE GREEN, BADGEWORTH
                                 GL51 5UL UK

        758  MEADOWS, BERNARD    ELM COTTAGE,                    1,400
                                 BUTTEROW WEST,
                                 RODBOROUGH, STROUD,
                                 GLOS. GL5 3UA, UK

2425-000093  MEATON, JEFFREY     MEADOW COTTAGE, ST CHLOE        2,000
                                 AMBERLEY, STROUD, GLOS. UK

2425-000205  MERRELL, AMANDA     3313 RILEY                        500
                                 PLANO, TX 75025

2425-000208  MERRELL, JOYCE      3313 RILEY                      4,400
                                 PLANO, TX 75025

2425-000207  MERRELL, LEWIS F    3313 RILEY                      4,400
                                 PLANO, TX 75025

2425-000206  MERRELL, MATTHEW    3313 RILEY                        500
                                 PLANO, TX 75025

2425-000204  MERRELL, STEVEN     3313 RILEY                        500
                                 PLANO, TX 75025

2425-000209  MESSIER, CARROLL    56 PINE STREET                  1,000
                                 PROVIDENCE, RI 02903

2425-000210  MESSIER,            56 PINE STREET                    500
             CHRISTOPHER D       C/O JIM SIMMONS,
                                 PROVIDENCE, RI 02903

2425-000211  MESSIER, MIKAELA    56 PINE STREET                    500
                                 C/O JIM SIMMONS,
                                 PROVIDENCE, RI 02903

2425-000094  MILES, MELVYN       5 SHEPHERDS CROFT               9,450
        477                      WOODLANDS, STROUD, GLOS. UK     1,400

        397  MILLARD, ANDREW     27 SCHOOL ROAD, FINSTOCK          145
                                 WITNEY, OXFORD, UK

2425-000096  MILLS, PAT          920 SE 5TH PLACE                2,000
                                 CAPE CORAL, FL 33990

        415  MILLS, TERRY        C/O JAMES GUNTING              30,000
                                 PO BOX 16213, KOTA KINABALU
                                 SABAH 88869, MALAYSIA

        453  MINCHIN, HARRY V    13 HALLAND ROAD                   210
                                 CHELTENHAM, GLOS. GL53 0DJ, UK

        440  MOORE, COLUM H      19 SAVERNAKE STREET               186
                                 SWINDON, WILTSHIRE SN1 3LZ, UK

2425-000097  MORGAN, THOMAS L &  9110 DEVILSNECK ROAD            1,000
             JACQUALINE P MORGAN FLORAL CITY, FL 34436
             JTWROS

2425-000099  MORRIS, DIANA       68 FARMFIELD ROAD               1,120
                                 WARDENHILL, CHELTENHAM
                                 GL51 3RA, UK

2425-000098  MORRIS, PETER       22 RODMARTON, NR. CIRENCESTER  20,000
        441                      GLOS. UK                          329

2425-000100  MORTON, GLENN A &   4701 POND APPLE DRIVE S         2,000
             FRANCIS MORTON      NAPLES, FL 34119
             JTWROS

2425-000101  MOULDER, MICHAEL &  1042 ROSEBANK WAY              20,000
             WENDY MOULDER JTWROS HOPE ISLAND, QUEENSLAND 4212,
                                 AUSTRALIA

        422  MUNDY & CO.         48 SELBOURNE DR.              104,300
             CLIENT ACCOUNT      DOUGLAS, ISLE OF MAN IM2 3NH

2425-000212  NADEAU, CHRISTOPHER 56 PINE STREET                  2,500
                                 C/O RICK NADEAU,
                                 PROVIDENCE, RI 02903

2425-000213  NADEAU, DYLAN M     56 PINE STREET                    500
                                 C/O RICK NADEAU,
                                 PROVIDENCE, RI 02903

2425-000214  NADEAU, GREG A      56 PINE STREET                  2,500
                                 C/O RICK NADEAU,
                                 PROVIDENCE, RI 02903

2425-000215  NADEAU, MATTHEW R   56 PINE STREET                  2,500
                                 C/O RICK NADEAU,
                                 PROVIDENCE, RI 02903

2425-000216  NADEAU, RICHARD &   56 PINE STREET                  2,500
             R JOYCE NADEAU JTWROS PROVIDENCE, RI 02903

2425-000155  NADEAU,RICHARD JR   56 PINE STREET                155,250
                                 PROVIDENCE, RI  02903

2425-000217  NADEAU, TYLER J     56 PINE STREET                    500
                                 C/O RICK NADEAU,
                                 PROVIDENCE, RI 02903

2425-000226  NEVILLE, LANE G     8846 EAST DIAMOND RIM DRIVE       500
                                 SCOTTSDALE, AZ 85255-9129


2425-000102  NEWLAN, DAVID &     1012 SW 54TH LANE                 300
             PEGGY NEWLAN JTWROS CAPE CORAL, FL 33914

2425-000103  NIDICUS FOUNDATION  OFFICE 791                  2,000,000
                                 2 OLD BROMPTON ROAD
                                 LONDON SW7 3DQ UK

2425-000104  NIXON, JOHN         TREE HOUSE, BLACKHEATH WAY,    20,000
        472                      WEST MALVERN WR14 4DR, UK         500

2425-000218  NOLAN, BRADDOCK C   56 PINE STREET                    250
                                 C/O RICK NADEAU,
                                 PROVIDENCE, RI 02903

2425-000219  NOLAN, HOLLY B      56 PINE STREET                  2,500
                                 C/O RICK NADEAU,
                                 PROVIDENCE, RI 02903

2425-000220  NOLAN, JESSICA A    56 PINE STREET                    250
                                 C/O RICK NADEAU,
                                 PROVIDENCE, RI 02903

2425-000221  NOLAN, REBECCA L    56 PINE STREET                    250
                                 C/O RICK NADEAU,
                                 PROVIDENCE, RI 02903

2425-000105  ONGE, ETHEL &       5546 WINKLER ROAD               1,000
             MICHAEL ONGE JTWROS FORT MYERS, FL 33919

2425-000106  OVERTHROW, CLIVE    3 HILL VIEW, SANDHURST LANE     2,000
                                 GLOUCESTER GL2 9NN, UK

768 PARTRIDGE,CHARLOTTE SPRINGFIELD HOUSE                 700
                         LITTLEWORTH, AMBERLEY,
                         GLOUCESTERSHIRE GL5 5AG, UK

        475  PARTRIDGE, CHRIS    SPRINGFIELD HOUSE,             17,258
                                 LITTLEWORTH, AMBERLEY,
                                 GLOUCESTERSHIRE GL5 5AG, UK

        767  PARTRIDGE, EMMA     SPRINGFIELD HOUSE                 700
                                 LITTLEWORTH, AMBERLEY,
                                 GLOUCESTERSHIRE GL5 5AG, UK

        407  PARTRIDGE,          HIGH CROFT, BIRDLIP             2,175
             GWENDOLINE          GLOUCESTERSHIRE GL4 8JH, UK

             PARTRIDGE HOMES LTD BIRDLIP                         5,974
                                 GLOUCESTER, UK

        474  PARTRIDGE, ROBIN    GREYWALLS, BIRDLIP             12,288
                                 GLOUCESTERSHIRE GL4 8JH, UK


        405  PARTRIDGE, SUSAN    SPRING FIELD HOUSE,             2,900
                                 LITTLEWORTH, AMBERLEY,
                                 GLOUCESTERSHIRE GL5 5AG, UK

        765  PARTRIDGE, WILLIAM  SPRINGFIELD HOUSE                 700
                                 LITTLEWORTH, AMBERLEY
                                 GLOUCESTERSHIRE GL5 5AG, UK

2425-000227  PELL, HUNTER        3313 RILEY                        500
                                 C/O LEWIS F. MERRELL,
                                 PLANO, TX 75025

2425-000228  PELL, JESSICA       3313 RILEY                        500
                                 C/O LEWIS F. MERRELL,
                                 PLANO, TX 75025

2425-000107  PENSION SYSTEMS LTD ESTATE HOUSE                   24,000
             PENSION SCHEME      51 DAWSON STREET
                                 DUBLIN 2, IRELAND

2425-000229  PESCOSOLIDO, PETER  374 COMMONWEALTH RD             1,000
                                 WAYLAND, MA 01778

2425-000230  PETRUNEY, JOHN      66 HASKELL ST                     100
                                 BEVERLY FARMS, MA 01915

2425-000231  PFALMER, MICHAEL G  4710 NORTHPARK DRIVE              500
                                 COLORADO SPRINGS, CO 80918-3899

2425-000232  PLATZ, THOMAS       TWO GREAT FALLS PLAZA           2,000
                                 AUBURN, ME 04210

        398  PLUMB, SIMON        DAVENDA BACK STREET               435
                                 ILMINGTON, WARWICKSHIRE
                                 CV36 4LJ, UK

        442  POLIFRONE,GIANLUCA  THE GRANGE, UPPER CHEDGLOW         60
                                 NR MALMESBURY, WILTSHIRE, UK

        779  PORTER, HANNAH      GREEN LANE HOUSE, WINDRUSH        200
                                 BURFORD, OXFORDSHIRE, UK

2425-000233  POWELL, DYER        10 DIVISION ARCADE                500
                                 BUFFALO, MN 55313

        389  PRICE & SON, A&M    THE PENTHOUSE, LA GRANDE MARE   2,900
                                 VAZON BAY, CASTEL,
                                 GUERNSEY GY5 7LL

2425-000234  RADUCHA, PAUL       667 PROVIDENCE STREET             100
                                 WOONSOCKET, RI 02895

2425-000108  RAMSDEN, HOWARD     HAWKS CAY COOMBE ROAD,          2,820
                                 RINGMORE SHALDON, DEVON
                                 TQ14 OEX, UK

2425-000235  REAVIS, RICHARD     651 W MAIN RD                     100
                                 MIDDLETOWN, RI 02842

2425-000109  REEVES, MARTIN      CAVALIER MILL FARM,            28,000
                                 GREAT CHEVERELL, DEVIZES
                                 WILTSHIRE UK

2425-000111  REIS, BRIAN &       17230-10 TERRAVERDE CIR         2,000
             STACEY REIS JTWROS  FORT MYERS, FL 33908

2425-000236  REVIOUS, JEFF       761 GARFIELD                      500
                                 DENVER, CO 80206

2425-000112  REYNOLDS, KEVIN &   455 ECHO CIRCLE                 2,858
             CATHERINE JTWROS    MARCO ISLAND, FL 34145

2425-000113  REYNOLDS, RAYMOND   4820 FIRETHORN                  1,000
                                 JACKSON, MI 49201

2425-000114  REYNOLDS, RICHARD   8628 HEATH STORE WAY,           1,000
                                 GRAND LODGE, MI 48837

        461  RICKARD, MICHAEL D  LARCH HOUSE, BRIMPSFIELD        4,000
        707                      GLOUCESTERSHRIE GL4 8LD, UK     1,000

        401  RIDGEWAY, JOHN W    106A HIGH STREET, CHESHAM         715
                                 BUCKINGHAMSHIRE H5 1EB, UK

        783  RIDGEWAY, TINA      THE WILDENS, 10 DOWNVIEW          140
                                 CHALFORD, STROUD, GLOS.
                                 GL6 8NB, UK

        450  RIMMER, DEREK &     82 BATH ROAD, STROUD              140
             BRENDA              GLOUCESTERSHIRE GL5 3LE, UK

        449  RIMMER, NICK        136 WESTWARD ROAD, EBLEY,         350
                                 STROUD, GLOUCESTERSHIRE, UK

        443  RIMMER, TIMOTHY D   9 SPILLMANS ROAD, STROUD          531
        711                      GLOUCESTERSHIRE, UK               500

2425-000115  RISLEY, JACQUELIN & 12 NANCY LANE                      30
             GERALD STREAM JTWROS FORT MYERS, FL 33931

2425-000116  ROFFE, DAVID        PEBBLESTONES, QUEENS DRIVE,    20,000
                                 CASHES GREEN, STROUD, GLOS. UK

2425-000237  ROUETTE, JOANNE     56 PINE STREET                  3,500
                                 PROVIDENCE, RI 02903

2425-000238  RUBITAILLE, ROMEO   53 SLADE ST                       100
                                 PAWTUCKET, RI 02688

2425-000117  SADLER, DAVID       APT 4, THE BEECHES, HEALD ROAD    725
                                 BOWDON, ALTRINCHAM WA14 2HZ, UK

2425-000377  SADLER, HELEN C.    APT 4, THE BEECHES, HEALD ROAD    725
                                 BOWDON, ALTRINCHAM WA14 2HZ, UK

        757  SANG, LEONARD K.    9 WESTMINSTER COURT           100,000
                                 ABERDEEN PLACE, LONDON
                                 NW8 8JP, UK

2425-000239  SANTOS, JACK        466 GREAT RD                      100
                                 LINCOLN, RI 02865

2425-000118  SCARFONE,CARMIE L & 6636 S MERLEING LOOP              500
             CLAUDIA SCARFONE    FLORAL CITY, FL 34436
             JTWROS

2425-000119  SCHNEIDER, JAMES    18531 OSTEGO ROAD                  30
                                 SAN CARLOS PARK, FORT MYERS,
                                 FL 33905

        444  SEARS, GREG W       THE ORCHARD                       179
        715                      FROME PARK ROAD, RODBOROUGH       500
                                 STROUD, GLOS. GL5 3LF, UK

        447  SEARS, J A          16 BORAGE CLOSE, WOODHALL PARK,    28
                                 SWINDON, WILTSHIRE SN2 2TF, UK

        456  SEWELL, JOHN M      WHITSUN COTTAGE, GREEN STREET,    420
                                 BROCKWORTH, GLOUCESTER
                                 GL3 4RT, UK

        457  SEWELL, PAMELA      WHITSUN COTTAGE, GREEN STREET,    140
                                 BROCKWORTH, GLOUCESTER
                                 GL3 4RT, UK

2425-000244  SIMMONS, AMY        56 PINE STREET                  1,000
                                 C/O JIM SIMMONS,
                                 PROVIDENCE, RI 02903

2425-000242  SIMMONS, ASHLEY M   56 PINE STREET                    500
                                 C/O JIM SIMMONS,
                                 PROVIDENCE, RI 02903

2425-000245  SIMMONS, CHRIS. H   56 PINE STREET                  1,000
                                 C/O JIM SIMMONS,
                                 PROVIDENCE, RI 02903

2425-000156  SIMMONS, JAMES R    56 PINE STREET                175,000
                                 PROVIDENCE, RI 02903

2425-000240  SIMMONS, JAMES R    56 PINE STREET                  1,000
                                 PROVIDENCE, RI 02903

2425-000241  SIMMONS, JOHN R     56 PINE STREET                  1,000
                                 C/O JIM SIMMONS,
                                 PROVIDENCE, RI 02903

2425-000243  SIMMONS, JUSTIN R   56 PINE STREET                    500
                                 C/O JIM SIMMONS,
                                 PROVIDENCE, RI 02903

2425-000225  SIMMONS, THERESE R  56 PINE STREET                  2,000
                                 C/O JIM SIMMONS,
                                 PROVIDENCE, RI 02903

        462  SINKER, GEORGE      38 BERTHA'S FIELD, DIDMARTON      200
                                 GLOUCESTERSHIRE GL9 1EB, UK

2425-000120  SINNOTT, KARL       C/O PVAXX R&D                  40,000
                                 KEMBLE BUSINESS PARK,
                                 MALMESBURY
                                 WILTSHIRE SN16 9SH, UK
                                 **(RESTRICTED)

2425-000246  SMALL, ANDY         39 SCHOOL ST                      100
                                 NEWPORT, RI 02840

2425-000121  SMITH, ADAM         LOWER NASHEND FARM, BISLEY      2,000
                                 STROUD, GLOS. GL6 7AJ, UK

        770  SMITH, BRIAN        101 SUMMER STREET                 350
                                 STROUD, GLOUCESTERSHIRE
                                 GL5 1PQ, UK

2425-000122  SMITH, DARRELL      FAIRLAWN SELSLEY WEST           8,000
                                 STROUD, GLOS. UK

2425-000247  SMITH, DAVID        3 RESTMERE TERRACE                100
                                 MIDDLETOWN, RI 02842

2425-000123  SMITH,DIANE R       4302 SANTA BARBARA BLVD.          160
                                 APT 12, CAPE CORAL, FL 33914

2425-000248  SMITH, GLEN         1 SUNSET HILL RD                  100
                                 MIDDLETOWN, RI 02842

2425-000124  SOWDEN, STEPHANIE   28 WOODPECKERS MILFORD          8,570
                                 NR. GUILDFORD, SURREY
                                 GU8 5DL, UK

2425-000125  SPENCER TRUST       C/O LINCOLN TR CO/ PO BOX 23   14,500
                                 LINCOLN CHAMBERS, 31 BROAD ST.
                                 ST HELIER, JERSEY, UK

2425-000126  STAMBAUGH, JOHN W   14112 DELSILVER DRIVE             100
             IN TRUST FOR        BROOKSVILLE, FL 34613
             JACQUELINE M CANOVA

2425-000222  ST ANDRE, LAURIE    56 PINE STREET                  2,500
                                 C/O RICK NADEAU,
                                 PROVIDENCE, RI 02903

2425-000223  ST ANDRE, MICHAEL   56 PINE STREET                    500
                                 C/O RICK NADEAU,
                                 PROVIDENCE, RI 02903

2425-000224  ST ANDRE, STEPHEN   56 PINE STREET                    500
                                 C/O RICK NADEAU,
                                 PROVIDENCE, RI 02903

2425-000128  STEVENS, CLARE      2 UPLANDS LLANRHIDIAN           2,000
                                 NORTH GOWER, SWANSEA,
                                 GLAMORGAN, UK

2425-000127  STEVENS, JANE       BRAMLEY, LAWRENCES MEADOW       4,000
                                 GOTHERINGTON, CHELTENHAM,
                                 GLOS. UK

2425-000131  STEVENS, KG &       12 WORTHYEYS CLOSE,            50,000
             MC STEVENS JTWROS   MALMESBURY, WILTSHIRE, UK

2425-000132  STEVENS, MICHAEL    BRAMLEY, LAWRENCES MEADOW       4,000
                                 GOTHERRINGTON, CHELTENHAM,
                                 GLOS. UK

2425-000249  SULLIVAN, SEAN      7 COLONIAL DR                     100
                                 MIDDLETOWN, RI 02840

2425-000250  SURYANARAYAN,       56 PINE STREET                  2,500
             RAJARAM             PROVIDENCE, RI 02903

        417  TAHA, AWNI ABU      PO BOX 12001                   25,000
                                 AMAN, JORDAN

        754  TAYLOR, ELIZABETH   HOLLY LODGE, OAKCROFT RAOD      3,500
                                 WEST BYFLEET, SURREY
                                 KT14 6JH, UK

2425-000135  TAYLOR, LINDA       21 BROADOAK ROAD, WORSLEY       3,262
                                 MANCHESTER M28 2TL, UK

787 TAYLOR, PAUL &      205 SPITAL ROAD, BROMBOROUGH    1,166
VALERIE             WIRRAL, CHESHIRE CH62 2AF, UK

        753  TAYLOR, ROBERT      HAKUNA MATATA                  13,160
                                 COBBOTTS HILL, WEYBRIDGE
                                 SURREY KT13 0UA, UK

2425-000258  THATCHER, GRAYSON   125 GIDEON LAWTON LANE          5,350
                                 PORTSMOUTH, RI 02871

2425-000259  THATCHER, JENNIFER  125 GIDEON LAWTON LANE          6,000
                                 PORTSMOUTH, RI 02871

2425-000255  THATCHER, JOANN     2321 JUNIPER LANE               1,000
                                 AMARILLO, TX 79109

2425-000154  THATCHER, MARK T    125 GIDEON LAWTON LANE        200,000
                                 PORTSMOUTH, RI 02871

2425-000253  THATCHER, MICHAEL   C/O JOHN J WALLACE JR             500
                                 17 W CHEYENNE MTN BLVD
                                 COLORADO SPRINGS, CO 80906

2425-000257  THATCHER, MILLS T   125 GIDEON LAWTON LANE          5,200
                                 PORTSMOUTH, RI 02871

2425-000254  THATCHER, SETH T    C/O THOMAS S THATCHER             500
                                 2321 JUNIPER LANE,
                                 AMARILLO, TX 79109

2425-000251  THATCHER, STEPHANIE C/O THOMAS S THATCHER             500
                                 2321 JUNIPER LANE,
                                 AMARILLO, TX 79109

2425-000252  THATCHER, STEVEN B  85 NEWBURY STREET                 500
                                 BOSTON, MA 02116

2425-000256  THATCHER, THOMAS S  2321 JUNIPER LANE               1,000
                                 AMARILLO, TX 79109

2425-000379  THOMSON, ROB &      4 HEATHFIELD ROAD              36,000
             SANDRA THOMSON JTWROS FARMHILL STROUD GLOS
                                   GL5 4DQ1, UK

2425-000136  THOMSON, WENDY      HOLLINGSCLOUGH,  WATERLANE      2,000
                                 BISLEY, GLOS. UK

2425-000260  TRUSLOW, JAMES L V  735 WILLETT AVE, UNIT 107       3,500
                                 EAST PROVIDENCE, RI 02915

        418  WADE, CHRISTOPHER   PO BOX 150756                   5,000
                                 CAPE CORAL, FL 33915

        420  WADE, SARAH C       P O BOX 150756                  5,000
                                 CAPE CORAL, FL 33915

        419  WADE, SOPHIE J      P O BOX 150756                  5,000
                                 CAPE CORAL, FL 33915

        399  WAKELEY, MELANIE    THE OLD FOX HOUSE,              2,175
                                 FOXCOTE HILL, ILMINGTON,
                                 SHIPSTON-ON-STOUR, WARKS.
                                 CV36 4LD UK

2425-000262  WALLACE, JOHN J JR  17 W CHEYENNE MTN BLVD          4,400
                                 COLORADO SPRINGS, CO 80906

2425-000261  WALLACE, MEREDITH   17 W CHEYENNE MTN BLVD          4,400
                                 COLORADO SPRINGS, CO 80906

2425-000137  WALTERS, ASHLEY     THE FOLLY, QUEENS ROAD          4,000
                                 CHELTENHAM, GLOS. UK

2425-000138  WARDLE, ALAN        CHENIES, PARK ROAD,             1,450
                                 BOWDON, ALTRINCHAM, CHESHIRE
                                 WA14 3JJ

        793  WEAVER, GERALD      FAIRVIEW, CHURCH LANE           1,000
                                 SAUL, GLOUCESTERSHIRE
                                 GL2 7JY, UK

        409  WEEKS, JAMES        'DENBIGH'                       1,000
                                 MONMOUTH ROAD, RAGLAN, USK
                                 MONMOUTHSHIRE, UK

2425-000263  WEIBEL, JAY         29 BOWENS WHARF                   600
                                 NEWPORT, RI 02840

2425-000264  WEISS, DAVID        C/O JIM SIMMONS                   500
                                 56 PINE STREET,
                                 PROVIDENCE, RI 02903

2425-000265  WEISS, IZABELLE     C/O JIM SIMMONS                   500
                                 56 PINE STREET,
                                 PROVIDENCE, RI 02903

2425-000266  WEISS, JONATHAN P   C/O JIM SIMMONS                 1,000
                                 56 PINE STREET,
                                 PROVIDENCE, RI 02903

2425-000267  WEISS, MICHAEL D    C/O JIM SIMMONS                   500
                                 56 PINE STREET,
                                 PROVIDENCE, RI 02903

2425-000268  WEISS, SARAH A      C/O JIM SIMMONS                   500
                                 56 PINE STREET,
                                 PROVIDENCE, RI 02903

2425-000271  WERNER, ANTHONY M   3701 E CACTUS CREEK COURT       3,000
                                 HIGHLANDS RANCH, CO 80126

2425-000274  WERNER, CHRIS. A.   PO BOX 216                     10,500
                                 KOHLER, WI 53083

2425-000269  WERNER, JOHANNA     2123 STANFORD AVENUE            3,000
                                 ST PAUL, MN 55105

2425-000273  WERNER, MARY BELLE  2620 N 40TH STREET              6,300
                                 SHEBOYGAN, WI 53083

2425-000275  WERNER, MARY ELIZ.  PO BOX 216                     10,850
                                 KOHLER, WI 53083

2425-000276  WERNER-KLETZEIN, P. 2026 N 6TH STREET               3,000
                                 SHEBOYGAN, WI 53083

2425-000278  WERNER-SCHUTTEY, G. 9704 OLD BARN RD                3,000
                                 MEQOUN, WI 53072

2425-000139  WILCOX, DANNY       3 POTTLE CLOSE BOTLEY          11,238
                                 OXFORD OX2 9SN, UK

        458  WILCOX, MICHAEL A   27 COTTAGE RAKE AVENUE            140
                                 CHELTENHAM, GLOS. GL50 4RH, UK

        788  WILCOX, ROBERT      30 ELMFIELD ROAD,                  58
                                 CHELTENHAM, GLOS. GL5 9JL, UK

2425-000141  WILDIN, GRAHAM      KINGS BUILDINGS                 1,128
                                 LYDNEY, GLOS. GL15 5HE, UK

2425-000142  WILEY, TOMMY &      24032 FREDERICK DRIVE           1,000
             JANIE WILEY JTWROS  BROOKSVILLE, FL 34601

2425-000143  WILLIAMS, ALAN      213 WESTWARD ROAD               2,175
                                 EBLEY, STROUD GL5 4SX, UK

        445  WILLIS, MELVYN G.   36 BENDY BOW, OAKSEY              452
                                 NR MALMESBURY, WILTSHIRE, UK

        789  WILLMOTT, FRANCIS   C/O PVAXX CORPORATION           3,780
                                 KEMBLE BUSINESS PARK,
                                 WILTS. SN16 9SH

2425-000144  WITTKE, PAUL &      8115 MONTOCK CT                 1,500
             CAMILLE WITTKE JTWROS NEW PORT RICHEY, FL 34655

2425-000145  WITTKE, PETER G     52 NEWTONS CORNER RD              500
                                 HOWELL, NJ 07731

2425-000279  WOLFE, ADELINE      322 SAVANNAH AVENUE             1,000
                                 STATESBORO, GA 30458

2425-000282  WOLFE,CAMILLE       322 SAVANNAH AVENUE             2,000
                                 STATESBORO, GA 30458

2425-000280  WOLFE, GRANT        322 SAVANNAH AVENUE             1,000
                                 STATESBORO, GA 30458

2425-000281  WOLFE, RICKY D      322 SAVANNAH AVENUE             2,000
                                 STATESBORO, GA 30458

2425-000147  YOUNG, DANIEL &     1 BRICK COTTAGE, SHUTE STREET   3,305
             SARAH GARRATH JTWROS KING STANLEY, STROUD,
                                  GLOS. UK

2425-000146  YOUNG, JOHN         JONATHANS, REDMILL FARM LANE    2,000
                                 SELSLEY WEST, STROUD,
                                 GLOS. UK

        792  YOUNG, STEPHEN      1 SPRING BANK,                  1,000
                                 PAGANHILL LANE, STROUD,
                                 GLOS. GL5 4JN

                                                             =========
                                                   TOTALS    5,241,029




                             PLAN OF DISTRIBUTION

The shares of our common stock registered hereunder may be sold, if desired, by our selling shareholders PRIOR to quotation on the Over-the-Counter Bulletin Board, at a fixed price of $10.00 per share.

The shares of our common stock registered hereunder may be sold, if desired, by our selling shareholders, subsequent to a registered broker/dealer establishing an automated quotation on the Over-the-Counter Bulletin Board.


The Selling Shareholders' shares, whether offered before or after quotation on the Over-the-Counter Bulletin Board, must be offered:

(i) through dealers or in ordinary brokers' transactions, in the over-the-counter market or otherwise;

(ii) at the market or through market makers or into an existing market for the securities;

(iii) in other ways not involving market makers or established trading markets, including direct sales to purchasers or effective through agents; or

(iv) in combinations of any of such methods of sale. The shares will be sold at market prices prevailing at the time of sale or at negotiated prices.

If a dealer is utilized in the sale of the shares in respect of which our prospectus is delivered, the selling shareholder will sell such shares to the dealer, as principal. The dealer may then resell such shares to the public at varying prices to be determined by such dealer at the time of resale.

Sales of our shares at the market and not at a final price, which are made into an existing market for the shares, will be made by our selling shareholders to or through a market maker, acting as principal or as agent. Other sales may be made, directly or through an agent, to purchasers outside existing trading markets. A selling broker may act as agent or may acquire the shares or interests therein as principal or pledgee and may, from time to time, effect distributions of such shares and interests.

The shares offered hereby are eligible for sale only in certain states, and, in some of those states, may be offered or sold only to institutional investors, as defined under applicable state securities law. No sales or distributions, other than as described herein, may be effected after our prospectus shall have been appropriately amended or supplemented.

The Selling Shareholders may also pledge their shares pursuant to the margin provisions of their customer agreements with their brokers. If there is a default by the Selling Shareholders, the brokers may offer and sell the pledged shares.

Brokers or dealers may receive commissions or discounts from the Selling Shareholders (or, if the broker-dealer acts as agent for the purchaser of the shares, from such purchaser) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved.

We cannot estimate at the present time the amount of commissions or discounts, if any, that will be paid by the Selling Shareholders in connection with sales of the shares.

The Selling Shareholders and any broker-dealers or agents that participate with the Selling Shareholders in sales of the shares may be deemed to be underwriters within the meaning of the Securities Act in connection with such sales. In that event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We have agreed to pay all fees and expenses incident to the registration of the shares, including certain fees and disbursements of counsel to the Selling Shareholders. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The Selling Shareholders have also agreed to indemnify us, our directors, officers, agents and representatives against certain liabilities, including certain liabilities under the Securities
Act.

The Selling Shareholders and other persons participating in the distribution of the shares offered hereby are subject to the applicable requirements of Regulation M promulgated under the Securities Exchange Act of 1934 in connection with the sales of the shares.

Limited State Jurisdictions Where Securities Are to be Offered

Currently, our stock is not registered for sale in any state.
The Company, at least initially, intends to sell securities overseas in England and Switzerland in full compliance with any applicable securities laws in those countries. Upon declaration of effectiveness of this registration statement by the United States Securities Exchange Commission, the Company does intend to seek approval, either through registration or an exemption from registration, to sell its stock in at least the states listed below.

Florida
Washington, D.C.
Colorado
New York

Upon approval from a state securities authority to commence trading in a specific state, the Company will file a post-effective amendment to its Prospectus in accordance with its obligations under applicable securities law.

Only residents of those states in which the shares have been approved for sale under applicable securities or Blue Sky laws may purchase shares in this Offering. Each potential investor will be required to execute an investment representation and subscription agreement that, among other things, requires the potential investor to certify his or her state of residence.
A potential investor who is a resident of a state other than a state in which the shares have been qualified for sale may request that the Company register the shares in the state in which such investor resides. However, the Company is under no obligation to do so, and may refuse any such request.

Investor Relations Arrangements

Our Company may enter into an investor relations agreement. Under the agreement, an investor relations firm is engaged to provide investor relations, corporate communications and related support services to our Company, specifically including, among other duties, the development of a comprehensive plan for the dissemination of our information to shareholders as well as brokers, analysts and potential investors; advising our Company regarding trends and changes in the Over-the-Counter Bulletin Board brokerage and investment community, as well as changes in share ownership of our shares, all in the context of providing appropriate investor relations communications; coordinating investor and shareholder contacts with our counsel to ensure compliance with applicable securities laws and exchange listing requirements; and assisting us with on-site investor relations meetings and with the design, preparation and dissemination of investor relations materials. No specific firm has been targeted by the Company and there can be no assurance that one will ever be engaged, or will be willing to be engaged by the Company on favorable terms.

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.
THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO
ANY PERSON IN ANY JURISDICTION IN WHICH SUCH AN OFFER WOULD BE
UNLAWFUL.


 UNTIL ____________________, 2002 (45 DAYS AFTER THE DATE OF THIS
 PROSPECTUS) ALL DEALERS EFFECTING TRANSACTIONS IN THE SHARES OF
   COMMON STOCK OFFERED HEREUNDER MAY BE REQUIRED TO DELIVER A
                        PROSPECTUS.


============================================================



============================================================

               ------------------------


    Subject to Completion Dated ______________, 2002


                  PVAXX CORPORATION

                   5,241,029 Shares

                    Common Stock

                   TABLE OF CONTENTS
                                                                       Page
Prospectus Summary
Risk Factors
     Technological uncertainty and Lack of market acceptance
     Competition
     Dependence on Key Personnel
     Dependence on Patents, Trademarks and Proprietary Information
     Limited Operating History
     Potential Fluctuations in Quarterly Operating Results
     International distribution inexperience
     Foreign currency management inexperience
     Relationships with foreign producers
     Indemnification of Officers and Directors
     Possible Need for Additional Financing
     Possible impact of Demand Notes
     Control by Principal Shareholders, Officers and Directors
     Issuance of Preferred Stock
     Trading Market; Volatility of Stock Price
     Stock market regulation
Use of Proceeds
Determination of Offering Price
Dilution
Plan of Distribution
Legal Proceedings
Directors, Executive Officers, Promoters and Control Persons
Security Ownership of Certain Beneficial Owners and Management
Description of Securities
Interest of Named Experts and Counsel
Description of Commission Position of Indemnification for
 Securities Act Liabilities
Recent transactions in unregistered securities
Description of Business
Management's Discussion and Analysis of Financial Condition,
 Results and Plan of Operations
Description of Property
Certain Relationships and Related Transactions
Executive Compensation
Legal Matters, Experts and Changes In and Disagreements with
 Accountants on Accounting and Financial Disclosure
Financial Statements                                                    F-1
Selling Shareholders

                         -------------------------------

                           PART II

           INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Model Business Corporation Act of the State of Colorado ("CMBCA") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

The CMBCA provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

The CMBCA provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

The Company's Articles of Incorporation (incorporated by reference herein) provides for indemnification of directors, officers and other persons as follows:

To the fullest extent permitted by the CMBCA as the same now exists or may hereafter be amended, the Corporation shall indemnify, and advance expenses to, its directors and officers and any person who is or was serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Corporation, by action of its board of directors, may provide indemnification or advance expenses to employees and agents of the Corporation or other persons only on such terms and conditions and to the extent determined by the board of directors in its sole and absolute discretion.

The indemnification and advancement of expenses shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

The indemnification and advancement of expenses, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such officer or director. The indemnification and advancement of expenses that may have been provided to an employee or agent of the Corporation by action of the board of directors, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person, after the time such person has ceased to be an employee or agent of the Corporation, only on such terms and conditions and to the extent determined by the board of directors in its sole discretion.

THE COMPANY'S BY-LAWS (INCORPORATED BY REFERENCE HEREIN) PROVIDES
THAT:

Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, because he is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the CMBCA, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide before such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except as provided in the section "Right of Indemnitees to Bring Suit" with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation.

RIGHT TO ADVANCEMENT OF EXPENSES.

The right to indemnification conferred in the section "Right to Indemnification" of this Article shall include the right to be paid by the Corporation the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the CMBCA requires, an advancement of expenses incurred by an Indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this section or otherwise.

The rights to indemnification and to the advancement of expenses conferred in this section and the section "Right to Indemnification" of this Article shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators. Any repeal or modification of any of the provisions of this Article shall not adversely affect any right or protection of an Indemnitee existing at the time of such repeal or modification.

RIGHT OF INDEMNITEES TO BRING SUIT.

If a claim under the section "Right to Indemnification" or "Right to Advancement of Expenses" of this Article is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expenses of prosecuting or defending such suit. In(1) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (2) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the CMBCA.

Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the CMBCA, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit.
In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

NON-EXCLUSIVITY OF RIGHTS.

The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Articles of Incorporation as amended from time to time, these By-Laws, any agreement, any vote of stockholders or disinterested directors or otherwise.

INSURANCE.

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the CMBCA.

INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION.

The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.
The directors and officers of our company are covered by a policy of liability insurance.

ITEM 25.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses in connection with the sale of the Shares are estimated as follows:

Securities and Exchange Commission registration fee*  $   20,375
Legal Fees and expenses*                                 218,625
Accounting fees and expenses*                             33,000
Printing and Engraving*                                    2,000
Miscellaneous*                                             1,000
                                                      ----------
TOTAL                                                 $  275,000
----------------------
*estimated


ITEM 26.   UNREGISTERED SECURITIES ISSUED OR SOLD WITHIN ONE YEAR.

Oak Brook Capital IV, Inc. ("Oakbrook IV") was incorporated under the laws of the State of Colorado on May 15, 1998. It was incorporated as a "blind pool" or "blank check" company for the purpose of seeking to acquire one or more properties or businesses. Oakbrook IV elected to voluntarily file a registration statement in order to become a reporting company under the Securities Exchange Act of 1934, as amended.

A Plan and Agreement of Share Exchange was executed on May 19, 2000 by and among Oakbrook IV, PVAXX, Mark T. Thatcher and Gerard M. Werner, who joined in the execution of the Agreement for the purpose of making certain covenants regarding the transaction contemplated therein. Oakbrook IV is a corporation duly organized and validly existing under the laws of the state of Colorado, with its registered office at 17 West Cheyenne Mountain Blvd., Colorado Springs, Colorado 80906, its principal executive office at 56 Pine Street, Providence, Rhode Island, and its phone number is
(401) 272-5800; PVAXX is a corporation duly organized and validly existing under the laws of the state of Florida, with its registered office located in the city of Ft.
Myers, State of Florida, its principal executive office at 237 Park Avenue, New York, NY 10017 and its phone number is (212)551-1494; and Mark T. Thatcher is the Chairman and Secretary and Gerard M. Werner is the President and a Director of Oakbrook IV.

The respective boards of directors of Oakbrook IV and PVAXX deemed it desirable and in the best interests of their respective corporations, for Oakbrook IV to acquire the outstanding capital stock of PVAXX in exchange for the issuance of shares of the common and preferred stock of Oakbrook IV and proposed, declared advisable and approved such share exchange (the "PVAXX EXCHANGE") pursuant to this Agreement, which Agreement has been duly approved by resolutions of the respective boards of directors and a vote by the shareholders of Oakbrook IV and PVAXX.

APPROVAL OF PLAN AND AGREEMENT OF SHARE EXCHANGE

The Board of Directors and shareholders have unanimously approved a Plan and Agreement of Share Exchange (the "Exchange"), whereby Oakbrook IV acquired all of the issued and outstanding capital stock of PVAXX in exchange for 20,000,000 shares of the Common stock of Oakbrook IV and 10,000,000 shares of the Preferred Stock of Oakbrook IV.

CONVERSION OF PVAXX'S STOCK AND OTHER SECURITIES:

PVAXX shareholders surrendered one hundred percent (100%) of their issued and outstanding common and preferred shares to Oakbrook IV in exchange for receipt of one hundred percent (100%) of PVAXX shares, Oakbrook IV, on the terms and subject to the conditions herein set forth, issued and delivered to PVAXX shareholders:

       (i) Issuance of Shares and Options in connection with the PVAXX Exchange. The aggregate number of Oakbrook IV Shares of common stock to be issued or reserved for issuance in connection with the PVAXX Exchange shall be twenty million (20,000,000) as soon as practicable after the PVAXX Exchange became effective, Oakbrook IV caused its transfer agent (the "Transfer Agent") to issue to the shareholders of Oakbrook IV, on a pro rata basis, an aggregate of twenty million (20,000,000) Shares of Oakbrook IV common stock in exchange for all the existing shares of PVAXX common stock. The calculation of pro rata distributions for the purposes of this section shall be made by dividing the aggregate number of Oakbrook IV Shares of common stock to be issued or reserved for issuance in connection with the PVAXX Exchange by the aggregate number of PVAXX Shares of common stock issued or reserved as a result of options, warrants, convertible securities or other commitments. No other issuance of securities is required to effect the PVAXX Exchange.

            (ii)  Fractional Interests.   No fractional
            shares of common stock of Oakbrook IV or certificate or script representing the same was Issued. In lieu thereof each holder of PVAXX Shares or PVAXX Options having a fractional interest arising upon such conversion was rounded up into one full additional share of Oakbrook IV common stock;

            Status of Common Stock. All Shares of common stock of Oakbrook IV into which PVAXX Shares were converted as herein provided were fully paid and non-assessable and issued in full satisfaction of all rights pertaining to such Shares;

            The PVAXX Exchange was intended to qualify as an I.R.C. 368(b) tax-free reorganization. At the Closing, (a) PVAXX delivered to Oakbrook IV a statement (in such form as may be reasonably requested by counsel to Oakbrook IV ) conforming to the requirements of Section 1.897-2(h)(1)(i) of the United States Treasury Regulations, and (b) PVAXX shall deliver to the IRS the notification required under Section 1.897 - 2(h)(2) of the United States Treasury Regulations.

The following information sets forth all securities of the Company sold by it since inception, which securities were not registered under the Securities Act of 1933, as amended. There were no underwriting discounts and commissions paid in connection with the issuance of any shares of common stock prior to the date of this Registration Statement.

All of the sales of securities prior to the date hereof were made in reliance upon Section 4(2), 4(6) and Rule 505 and 506 of Regulation D of the Securities Act, which provides exemption for transactions not involving a public offering. All certificates are "restricted securities" and bear a restrictive legend. See "Description of Securities--Shares Eligible for Future Sale."

Certain of these shares were issued without registration under the Securities Act, by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, as transactions by an issuer not involving a public offering. Each recipient of shares delivered appropriate investment representations to the Company with respect thereto and consented to the imposition of restrictive legends upon the certificates evidencing the shares.

ITEM 27.   EXHIBITS.

                      INDEX TO EXHIBITS


EXHIBIT     NO.     DESCRIPTION


            1        Not applicable
##          2.10     Plan of Share Exchange dated May 19, 2000;
##          2.11     Articles of Share Exchange between Oak Brook Capital IV,
                     Inc. and PVAXX Corporation, dated June 26, 2000;
#           3(i)     Articles of Incorporation
#           3(ii)    Bylaws
#           4(a)     Agreements Defining Certain Rights of Shareholders
#           4(b)     Specimen Stock Certificate
x           4(c)     Subscription Agreement
x           4(d)     Investor Representation Letter
x           5.1      Opinion of Nadeau & Simmons, P.C. regarding the legality
                     of the securities being offered hereby.
            8        Not applicable
            9        Not applicable
##         10.1      Issuance of Restricted Shares from Authorized Shares
##         10.2      Opinion to Transfer Agent Authorizing Issuance of
                     Restricted Shares from Authorized Shares
x          10.3      Employment Agreements (Stevens and Wade)
x          10.4      Lease Terms


           11        Not applicable
           15        Letter on unaudited interim financial information
xx         16        Letter on change in certifying accountant
##         20.1      Board of Director's Resolution's authorizing merger and
                     name change from Oak Brook Capital IV, Inc. to PVAXX
                     Corporation;
           21        Not applicable
x          23.1      Consent of Counsel (contained in Exhibit 5.1)
x          23.2      Consent of PKF
           24        Not applicable
25 Not applicable
26 Not applicable
#          99.1      Safe Harbor Compliance Statement

____________________________

## incorporated herein by reference from Registrant's Amendment to Form 8-K, filed July 10, 2000

#   incorporated herein by reference from Registrant's Third
    Amendment to Form 10SB12G, filed August 5, 1999.

xx  previously filed

x   filed herewith

ITEM 28.   UNDERTAKINGS.

The undersigned hereby undertakes:

(1) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(2) that before any public re-offering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such re-offering prospectus will contain the information called for by the applicable registration form with respect to re-offerings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

(3) that every prospectus (i) that is filed pursuant to paragraph (2)immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(4) to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form SB-2 under the Securities Act of 1933, within one business day of receipt of any such request, and to send the incorporated documents by first class mail or other equally prompt means, including information contained in documents filed after the effective date of the registration statement through the date of responding to such request; and

(5) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim of indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

PVAXX CORPORATION

By:  /s/ Henry Stevens

________________________________
HENRY STEVENS
Chief Executive Officer

By: /s/ Jim Halliday

________________________________
JIM HALLIDAY
Chief Financial Officer

Date: March 21,2002